Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 4 to Master Repurchase Agreement (this “Amendment”), dated as of May 31, 2024 (the “Amendment Date”), to that certain Master Repurchase Agreement, dated as of July 15, 2022 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of July 13, 2023, as amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of September 14, 2023, as amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of October 27, 2023, as further amended by this Amendment, and as may be further amended, restated, supplemented or modified from time to time, the “Master Repurchase Agreement”), by and among Goldman Sachs Bank USA (“Buyer”), Radian Liberty Funding LLC (“Seller”) and Radian Mortgage Capital LLC (“Guarantor”), is entered into by and among Buyer, Seller and Guarantor. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Repurchase Agreement.

RECITALS

WHEREAS, Section 2.7 of the Master Repurchase Agreement provides that (i) the terms and conditions of that certain Transactions Terms Letter, dated as of July 15, 2022 (as amended by that certain Amendment No. 1 to Transactions Terms Letter, dated as of July 13, 2023, as amended by that certain Amendment No. 2 to Transactions Terms Letter, dated as of September 14, 2023, as further amended by that certain Amendment No. 3 to Transactions Terms Letter, dated as of the Amendment Date (the “TTL Amendment”), and as may be further amended, restated, supplemented or modified from time to time, the “Transactions Terms Letter”), by and among Guarantor, Seller and Buyer are incorporated into and form a part of the Master Repurchase Agreement and (ii) the terms and conditions of the Transactions as set forth in the Transactions Terms Letter, the Master Repurchase Agreement or otherwise may be changed from time to time by mutual agreement between Buyer and Seller;

WHEREAS, Section 14.2 of the Master Repurchase Agreement further provides that no modification, waiver, amendment, discharge or change to the Master Repurchase Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought;

WHEREAS, Seller and Guarantor have requested that the Master Repurchase Agreement be amended on the terms and conditions set forth below; and

WHEREAS, Buyer has agreed to make such requested amendments to the Master Repurchase Agreement.

NOW, THEREFORE, in consideration of the continued performance by each of Guarantor and Seller of its promises and obligations under the Master Repurchase Agreement and the other Principal Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, Seller and Buyer hereby agree as follows:

AGREEMENT

1. Amendments to Master Repurchase Agreement. As of the Amendment Date, the Master Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

2. Effectiveness of this Amendment; Conditions Precedent.

(a) The provisions of this Amendment (other than Section 1) shall be deemed to have become effective as of the Amendment Date, but such effectiveness shall be expressly conditioned upon Buyer’s receipt of:

(i) a counterpart of this Amendment executed and delivered by duly authorized signatories of each of Seller and Guarantor;

(ii) a fully executed TTL Amendment, by and among the Buyer, the Seller and the Guarantor; and

(iii) a fully executed Reaffirmation in the form attached hereto as Exhibit B, dated as of the Amendment Date, executed by the Guarantor.

(b) The provisions of Section 1 shall be deemed to have become effective as of the Amendment Date, but such effectiveness shall be expressly conditioned upon:

(i) Buyer’s receipt, in form and substance satisfactory to Buyer, of any fees and other amounts due and owing under the Principal Agreements; and

(ii) the conditions set forth in clause (a) immediately above.

3. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Amendment may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Amendment in a usable format.

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(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Master Repurchase Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations and Warranties.

(i) Each of Guarantor and Seller hereby represents and warrants that it has the power and authority to execute and deliver this Amendment and perform its obligations under the Principal Agreements. Each of Guarantor and Seller hereby represents that it has taken all necessary action to authorize its execution and delivery of this Amendment and performance of the Principal Agreements.

(ii) Each of Guarantor and Seller hereby represents and warrants that (x) no consent, approval or authorization of, or declaration or filing with, any governmental authority, and (y) no consent of any other Person, is required in connection with its execution and delivery of this Amendment and performance of the Principal Agreements, or if required, the items in clause (x) and (y) were either already obtained, or the failure to obtain any such item could not reasonably be expected to result in a Material Adverse Effect.

(iii) Each of Guarantor and Seller hereby represents and warrants that this Amendment and the Master Repurchase Agreement, as modified by this Amendment, constitute the legal, valid and binding obligations of each of Guarantor and Seller, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditor’s rights.

(iv) Each of Guarantor and Seller hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Principal Agreements (including the Master Repurchase Agreement, as modified by this Amendment), are within its limited liability company powers or corporate powers, as applicable, have been duly authorized by all necessary limited liability company action or corporate action, as applicable, and do not constitute or will not result in: (1) a breach of any of the terms, conditions or provisions of its certificate of formation or operating agreement (or corresponding organizational documents if it is not a limited liability company); (2) a breach of any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, servicing contract or any other material contractual obligation of it; (3) a material default or an acceleration under any of the foregoing; (4) the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject; except, in each case, where such breach, default or violation could not be reasonably likely to have a Material Adverse Effect; (5) the violation of any order, judgment, injunction or decree of any court or other agency of government binding on it; (6) require the creation or imposition of any Lien upon any of the properties or assets of Seller, Parent Guarantor or Guarantor (other than any Liens created under any of the

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Principal Agreements in favor of Buyer); or (7) require any approval of stockholders, members or partners or any approval or consent of any Person under any material contractual obligation, except for such approvals or consents which have been obtained on or before the Amendment Date.

(v) Each of Guarantor and Seller hereby represents and warrants that (1) no Event of Default, Event of Early Termination, Potential Default, Material Adverse Effect or Cease Funding Event has occurred or is continuing and (2) all of the representations and warranties of each Guarantor and Seller contained in the Master Repurchase Agreement and in each other Principal Agreement to which it is a party are true and correct in all material respects as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Each of Guarantor and Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Buyer and/or any other Person, under each Principal Agreement to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Principal Agreements and (iii) agrees that neither such ratification and reaffirmation nor Buyer’s solicitation of such ratification and reaffirmation constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Seller or Guarantor with respect to any subsequent modifications to the Master Repurchase Agreement or the other Principal Agreements. Each of the Master Repurchase Agreement and the other Principal Agreements shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Principal Agreement for purposes of the Master Repurchase Agreement and the other Principal Agreements.

(g) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h) Effect. Upon the effectiveness of this Amendment, each reference in the Master Repurchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Master Repurchase Agreement as modified hereby and each reference in the other Principal Agreements to the Master Repurchase Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Master Repurchase Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Master Repurchase Agreement shall remain the same.

(i) No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Buyer under the Master Repurchase Agreement or any other Principal Agreement, (ii) constitute a waiver of any provision in the Master Repurchase Agreement or in any of the other Principal Agreements or of any Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Repurchase Agreement or in any of the other Principal Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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(j) Buyer’s Expenses. Without limiting the provisions of Section 12.2 of the Master Repurchase Agreement, Seller and Guarantor hereby agree to promptly reimburse Buyer for all of the reasonable and documented out-of-pocket expenses, including, without limitation, reasonable and documented fees, disbursements and expenses of counsel to Buyer, that Buyer has heretofore incurred or will hereafter incur in connection with the preparation, negotiation and execution of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BUYER:	GOLDMAN SACHS BANK USA

	By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

Amendment No. 4 to Master Repurchase Agreement

SELLER:	RADIAN LIBERTY FUNDING LLC

	By:	/s/ Preston R. James, Jr.
	Name:	Preston James
	Title:	Senior Vice President

GUARANTOR:	RADIAN MORTGAGE CAPITAL LLC

	By:	/s/ Preston R. James, Jr.
	Name:	Preston James
	Title:	Senior Vice President

Amendment No. 4 to Master Repurchase Agreement

EXHIBIT A

CONFORMED THROUGH AMENDMENT NO. ~~3~~4

DATED AS OF ~~OCTOBER 27~~MAY 31, ~~2023~~2024

MASTER REPURCHASE AGREEMENT

among

RADIAN LIBERTY FUNDING LLC

(“Seller”)

and

RADIAN MORTGAGE CAPITAL LLC

(“Guarantor”)

and

GOLDMAN SACHS BANK USA

(“Buyer”)

dated as of

July 15, 2022

i

EXHIBITS

Exhibit A:	Glossary of Defined Terms

Exhibit B:	[Reserved]

Exhibit C:	Form of Officer’s Certificate

Exhibit D:	[Reserved]

Exhibit E:	Form of Power of Attorney

Exhibit F:	Wiring Instructions

Exhibit G:	Form of Servicer Notice

Exhibit H:	Representations and Warranties

Exhibit I:	Form of Trade Assignment

Exhibit J:	Form of Transaction Request

SCHEDULES

Schedule 1:	Filing Jurisdictions and Offices

Schedule 2:	Ownership Structure of Guarantor and its Subsidiaries

Schedule 3:	Debt of Parent Guarantor

MASTER REPURCHASE AGREEMENT

THIS MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 15, 2022, by and among Goldman Sachs Bank USA, a national banking institution (“Buyer”), Radian Liberty Funding LLC, a Delaware limited liability company (“Seller”), and Radian Mortgage Capital LLC, a Delaware limited liability company (“Guarantor”).

RECITALS

A.

Seller has requested Buyer to enter into transactions with Seller whereby Seller may, from time to time, sell to Buyer a Participation Interest in certain residential mortgage loans (including, with respect to the Servicing Released Loans, the Servicing Rights released thereto) and/or other mortgage related assets and interests, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to sell to Seller such purchased assets at a date certain or on demand after the Purchase Date, against the transfer of funds by Seller (each such transaction, a “Transaction”).

B.	Buyer has agreed to enter into such Transactions, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Seller, Guarantor and Buyer agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1

Defined Terms. As used in this Agreement, capitalized terms shall have the meanings set forth in Exhibit A hereto, unless the context otherwise requires. All such defined terms shall, unless specifically provided to the contrary, have the defined meanings set forth herein when used in any other agreement, certificate or document made or delivered pursuant hereto.

1.2

Interpretation; Principles of Construction. The following rules of this Section 1.2 apply to all Principal Agreements unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Schedule or Exhibit is, unless otherwise specified, a reference to a subsection or Section of, or schedule or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Principal Agreement) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Principal Agreement and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes an electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic form. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing in electronic form unless Buyer requests otherwise.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, in good faith or give conditionally, approvals and consents and may form opinions and make determinations at its sole and absolute discretion. All determinations by Buyer at its sole or absolute discretion shall be made in good faith. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Related Mortgage Loans, any other Person or the Purchased Assets themselves. All references herein or in any Principal Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the Uniform Commercial Code.

ARTICLE 2

AMOUNT AND TERMS OF TRANSACTIONS

2.1

Agreement to Enter into Transactions. Subject to the terms and conditions of this Agreement and provided that no Event of Default, Event of Early Termination, Potential Default or Cease Funding Event has occurred and is continuing, Buyer may, from time to time during the term of this Agreement, enter into Transactions with Seller; provided, however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit and (b) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit, any Credit Limit or any Concentration Limit (other than with respect to any Concentration Limit Exception Loan). Buyer shall have the obligation to enter into Transactions with an Aggregate Outstanding Purchase Price equal to or less than the Committed Amount, and Buyer shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. All purchases of Purchased Assets shall be first deemed funded up to the Committed Amount and then the remainder, if any, shall be deemed funded up to the Uncommitted Amount. This Agreement is not a commitment to enter into Transactions with respect to the Uncommitted Amount with Seller but rather sets forth the procedures to be used in connection with any request for Buyer to enter into Transactions with respect to the Uncommitted Amount with Seller from time to time during the term of this Agreement and, if Buyer enters into Transactions with Seller with respect to the Uncommitted Amount, Seller’s obligations with respect thereto. NOTWITHSTANDING THE WILLINGNESS OF BUYER FROM TIME TO TIME TO CONSIDER ENTERING INTO TRANSACTIONS WITH RESPECT TO THE UNCOMMITTED AMOUNT HEREUNDER, THIS AGREEMENT AND THE OTHER PRINCIPAL AGREEMENTS ARE ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT

BUYER SHALL NOT BE OBLIGATED TO ENTER INTO ANY TRANSACTION WITH RESPECT TO THE UNCOMMITTED AMOUNT HEREUNDER, AND THIS AGREEMENT AND THE OTHER PRINCIPAL AGREEMENTS SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY BUYER TO ENTER INTO ANY TRANSACTION WITH RESPECT TO THE UNCOMMITTED AMOUNT. BUYER’S ENTRY INTO A TRANSACTION WITH RESPECT TO THE UNCOMMITTED AMOUNT HEREUNDER SHALL NOT OBLIGATE BUYER TO ENTER INTO ANY FUTURE TRANSACTIONS WITH RESPECT TO THE UNCOMMITTED AMOUNT HEREUNDER. FOR THE AVOIDANCE OF DOUBT, ONCE BUYER HAS PURCHASED A PURCHASED ASSET WITH RESPECT TO THE UNCOMMITTED AMOUNT, THE BUYER CANNOT REQUIRE THE SELLER TO REPURCHASE SUCH PURCHASED ASSET PRIOR TO THE REPURCHASE DATE UNLESS SUCH ASSET IS A DEFECTIVE ASSET OR THERE IS A REPURCHASE ACCELERATION EVENT.

2.2	Transaction Limits. The Aggregate Transaction Limit and each Type Sublimit shall be as set forth in the Transactions Terms Letter.

2.3

Description of Purchased Assets. With respect to each Transaction, Seller shall cause to be maintained with Buyer Purchased Assets with an Asset Value not less than, at any date, the related Purchase Price for such Transaction. With respect to each Transaction, the type of Purchased Asset shall be one of the types of Assets as specified in the Transactions Terms Letter as the Type, and in each case shall consist of the type of mortgage loans, mortgage related securities, or interests therein as described in Bankruptcy Code Section 101(47)(A). If there is uncertainty as to the Type of a Purchased Asset, Buyer shall determine the correct Type for such Purchased Asset.

2.4	Maximum Transaction Amounts. The Purchase Price for each proposed Transaction shall not exceed the least of:

(a)

the product of the applicable Type Sublimit (expressed as a decimal and as determined by the Type of Purchased Asset) and the Aggregate Transaction Limit (after giving effect to all Transactions then subject to the Agreement);

(b)	the Aggregate Transaction Limit minus the Aggregate Outstanding Purchase Price of all other Transactions outstanding, if any; and

(c)	the Asset Value of the related Purchased Asset(s).

2.5

Use of Proceeds. Seller shall use the Purchase Price of each Transaction solely for the purpose of originating the related Purchased Asset(s) and/or acquiring the related Purchased Asset(s) from an Approved Seller/Originator.

2.6	Price Differential.

(a)

Price Differential. Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales by Seller to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay Buyer accrued interest on the Purchase Price for each Purchased Asset calculated from the Purchase Date until, but not including, the date on which the Repurchase Price is paid, in an amount equal to the Price Differential; provided that if the Repurchase Price for a Transaction is not paid by Seller when due (whether at the Repurchase Date, upon acceleration or otherwise), the Repurchase Price shall bear a Price Differential from the date due until paid in full at an annual rate equal to the Default Rate. For the avoidance of doubt, upon and after the occurrence of an Aging Event with respect to a Purchased Asset, the Purchase Price for such Purchased Asset shall bear a Price Differential at an annual rate equal to the sum of the Applicable Pricing Rate plus the Type Margin for an Aging Event Asset.

(b)

Time for Payment. Price Differential with respect to any Purchased Asset shall be due and payable on the Price Differential Date occurring in the month following the related Purchase Date and thereafter on each subsequent Price Differential Date based in each case upon an invoice provided by Buyer to Seller three (3) Business Days before such Price Differential Date setting forth the Price Differential accrued during the Collection Period immediately preceding such Price Differential Date and to be applied pursuant to Section 4.8, provided, that, to the extent such amounts in the Funding Deposit Account do not provide for payment in full of the Price Differential in accordance with Section 4.8, Seller shall immediately remit such Price Differential to Buyer in accordance with Buyer’s wire instructions set forth on Exhibit F. Notwithstanding anything to the contrary in this Section 2.6(b), in the event the Asset Value of any Purchased Asset is marked to zero and Seller requests Buyer to release its security interest in such Purchased Asset or any Purchased Items related thereto, Buyer shall not release any such security interest therein unless and until Seller shall have paid to Buyer the Repurchase Price for such Purchased Asset.

(c)

Computations. All computations of Price Differential and fees payable hereunder shall be based upon the actual number of days (including the first day but excluding the last day) occurring in the relevant period, and a three-hundred sixty (360) day year.

2.7

Terms and Conditions of Transactions. The terms and conditions of the Transactions as set forth in the Transactions Terms Letter, this Agreement or otherwise may be changed from time to time by mutual agreement between Buyer and Seller. The terms and conditions of the Transactions Terms Letter are hereby incorporated and form a part of this Agreement as if fully set forth herein; provided, however, to the extent of any conflict between the terms of this Agreement and the terms of the Transactions Terms Letter, the Transactions Terms Letter shall control.

ARTICLE 3

PROCEDURES FOR REQUESTING AND ENTERING INTO TRANSACTIONS

3.1	Request for Transaction; Asset Data Record.

(a)

Request for Transaction. Seller shall request a Transaction by delivering to Buyer a Transaction Request and Asset Data Record for each Asset intended to be the subject of the Transaction, in each case, electronically or in writing no later than 5:00 p.m. (New York City time) two (2) Business Days (or such other shorter timeframe as may be approved by Buyer in its sole and absolute discretion) prior to the requested Purchase Date; provided, that, Seller shall submit no more than two (2) Transaction Requests per week to Buyer and Buyer shall be under no obligation to process and respond to more than two (2) Transaction Requests per week unless otherwise agreed to by Buyer in its sole and absolute discretion. Buyer shall be under no obligation to enter into any Transaction or Transactions requested by Seller if the Purchase Price relates to the Uncommitted Amount. Assuming the satisfaction of all conditions precedent set forth in Article 7, Buyer may, for any Transaction with respect to the Uncommitted Amount and shall, for any Transaction with respect to the Committed Amount, confirm to Seller the terms of Transactions electronically or in writing. Buyer reserves the right to reject any Transaction Request that Buyer determines fails to comply with the terms and conditions of this Agreement. By submitting a Transaction Request hereunder, whether containing the information set forth in Exhibit J or in such other form as may be approved by Buyer, in its sole discretion, (i) such Transaction Request shall be deemed to be, and Seller acknowledges and agrees that such Transaction Request shall constitute, notification to Buyer by Seller that Seller wishes to enter into a Transaction under this Agreement and (ii) Seller shall be deemed to have represented and warranted that (a) as of the applicable Purchase Date, all conditions precedent to a Transaction as set forth in Section 7.1 and Section 7.2 of this Agreement have been satisfied, (b) the representations and warranties of Seller set forth in Article 8 of this Agreement are true and correct in all material respects as if made on and as of the date of the applicable Transaction and (c) no Potential Default, Event of Early Termination, Event of Default or Material Adverse Effect with respect to Seller has occurred and is continuing.

(b)	[Reserved].

(c)

Form of Transaction Request and Asset Data Record. Buyer shall have the right to revise or supplement the form of the Transaction Request and/or Asset Data Record from time to time by giving prior written notice thereof to Seller and Seller shall incorporate such revision or supplement within five (5) Business Days.

3.2	Delivery of Mortgage Loan Documents.

(a)

Mortgage Loan Documents. Prior to any Transaction, Guarantor shall deliver to Buyer or its Custodian any related Mortgage Loan Documents in accordance with and pursuant to the terms of Section 7.2 and the Custodial Agreement.

(b)	[Reserved].

(c)

Pooled Mortgage Loans. With respect to a Transaction the subject of which is a Pooled Mortgage Loan, the provisions of any Joint Securities Account Control Agreement, any Joint Account Control Agreement and/or any Escrow Agreement shall control, or if there is a Trade Assignment, Guarantor shall deliver to Buyer or its Custodian, as applicable, the related Agency Documents in accordance with and pursuant to the terms of Section 7.2(e) hereof and the Custodial Agreement and Guarantor shall cause the Custodian to deliver a trust receipt to Buyer with respect to such Mortgage Loans in accordance with the terms of the Custodial Agreement. In addition, unless the transaction is subject to any Joint Securities Account Control Agreement, any Joint Account Control Agreement and/or any Escrow Agreement, Guarantor shall deliver to Buyer or its designee a duly executed Trade Assignment, as applicable, together with a true and complete copy of the Purchase Commitment with respect to the related Mortgage-Backed Security in accordance with and pursuant to the terms of Sections 7.2(e) and 7.2(p).

(d)	[Reserved].

(e)

Mortgage Loan Documents in Guarantor’s Possession. At all times during which the Mortgage Loan Documents related to any Related Mortgage Loan are in the possession of Guarantor, and until the Purchased Mortgage Loan related to such Related Mortgage Loan is repurchased, Guarantor shall hold such Mortgage Loan Documents in trust separate and apart from Guarantor’s own documents and assets and for the exclusive benefit of Buyer and shall act only in accordance with Buyer’s written instructions thereto. Such Mortgage Loan Documents should be clearly marked as subject to delivery to Buyer.

(f)

Other Mortgage Loan Documents in Guarantor’s Possession. With respect to each Related Mortgage Loan, until the Purchased Mortgage Loan related to such Related Mortgage Loan is repurchased, Guarantor shall hold in trust separate and apart from Guarantor’s own documents and assets and for the exclusive benefit of Buyer all mortgage loan documents related to such Related Mortgage Loan and not delivered to Buyer, including, without limitation, the Other Mortgage Loan Documents, as applicable. All such mortgage loan documents shall be clearly marked as subject to the ownership of Buyer.

3.3

Haircut. With respect to each Transaction for which Seller has requested Buyer fund the Purchase Price and the related Haircut to the related Approved Payee, Seller shall ensure that there are sufficient funds on deposit in the Funding Deposit Account such that following the withdrawal of the Haircut related to such Transaction by the Buyer, the balance of the Funding Deposit Account is equal to or greater than $0.00.

3.4	[Reserved.]

3.5	Payment of Purchase Price.

(a)

Payment of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer against the simultaneous transfer of the Purchase Price to Seller, or on behalf of Seller to an Approved Payee, as applicable, and simultaneously with the delivery to Buyer (or the Custodian on its behalf) of the Purchased Assets relating to each Transaction. With respect to the Purchased Assets being sold by Seller on the Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all of Seller’s right, title and interest in and to the Purchased Assets, together with all right, title and interest of Seller in and to all amounts due and payable under the terms of such Purchased Assets.

(b)

Methods of Payment. On or prior to the Purchase Date for each Transaction, subject to the satisfaction of all conditions precedent set forth in Section 7.1 (with respect to the Initial Transaction) and Section 7.2 (with respect to all Transactions) and as otherwise set forth in this Agreement, Buyer shall remit or cause to be remitted by wire transfer of immediately available funds an amount equal to the Purchase Price (and, if requested by Seller in the related Transaction Request, the Haircut; provided, that, Seller has, or has caused, the Haircut to first be remitted to the Funding Deposit Account prior to the consummation of such Transaction) for all Transactions described in the applicable Transaction Request in accordance with Seller’s wire instructions set forth in the applicable Transaction Request to Guarantor or to its Approved Payee, as applicable, provided that such Transaction Request is received by Buyer on or prior to two (2) Business Days prior to such Purchase Date. For the avoidance of doubt, Buyer shall not be required to remit the Haircut to any Approved Payee prior to the transfer by Seller of such amount into the Funding Deposit account in immediately available funds. Notwithstanding the foregoing, Buyer shall not be obligated to pay the Purchase Price or the related Haircut, if applicable, under any method of payment to any Person that is not an Approved Payee. Further, the payment of the Purchase Price, and the related Haircut, if applicable, by Buyer to any Person that is not an Approved Payee shall not make such Person an Approved Payee. Any funds disbursed by Buyer to Guarantor or its Approved Payee shall be subject to all applicable federal, state and local laws, including, without limitation, regulations and policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk. Each of Guarantor and Seller acknowledges that as a result of Buyer’s compliance with such applicable laws, regulations and policies, or equipment malfunction beyond the reasonable control of Buyer, the payment of a Purchase Price and the related Haircut, if applicable, may be delayed. Buyer shall not be liable to Seller or Guarantor for any costs, losses or damages arising from or relating to any such delays.

3.6	Approved Seller/Originator.

(a)

Approved Seller/Originator of Guarantor. In order for a seller or originator of mortgage loans to be designated an Approved Seller/Originator with respect to any Mortgage Loan, Guarantor shall have approved such seller and/or originator, as applicable, pursuant to a process and standards approved by Buyer, in Buyer’s sole discretion.

(b)

Correspondent of Guarantor. In order for a correspondent of Guarantor to be designated an Approved Seller/Originator with respect to any Mortgage Loan, Guarantor shall have approved such correspondent pursuant to a process and standards approved by Buyer, in Buyer’s sole discretion.

(c)

Approval Process. Upon approval by Guarantor in accordance with this Section 3.6, such originator, correspondent or seller, as applicable, shall be an Approved Seller/Originator with respect to such Mortgage Loan. Buyer may withdraw its approval of any originator, correspondent or seller as an Approved Seller/Originator if Buyer becomes aware of any facts or circumstances at any time related to such correspondent or seller which Buyer determines in its sole discretion materially and adversely affects the correspondent or otherwise makes the originator, correspondent or seller unacceptable as an Approved Seller/Originator. Buyer shall promptly notify Seller or Guarantor of any withdrawal of approval of an Approved Seller/Originator.

3.7

Delivery of Mortgage-Backed Securities. With respect to Related Mortgage Loans that are Pooled Mortgage Loans, Buyer shall release its interests in the Purchased Mortgage Loan related to such Related Mortgage Loans simultaneously with the Settlement Date of a Mortgage-Backed Security backed by a Pool containing Related Mortgage Loans. Provided that such Mortgage-Backed Security has been issued to the Depository in the name of Buyer or Buyer’s nominee, from and after such Settlement Date, the Mortgage-Backed Security shall replace the related Related Mortgage Loan as asset related to the Asset that is subject to the related Transaction.

ARTICLE 4

REPURCHASE

4.1	Repurchase Price.

(a)

Payment of Repurchase Price. The Repurchase Price for each applicable Purchased Asset shall be payable in full by wire transfer of immediately available funds to the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F upon the earliest to occur of (i) the Repurchase Date of the related Purchased Asset, (ii) at Buyer’s sole option, upon the occurrence of any Repurchase Acceleration Event with respect to such Purchased Asset, (iii) at Buyer’s sole option, upon the occurrence and continuance of an Event of Default, or (iv) the Facility Termination Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. While it is anticipated that Seller will repurchase each Purchased Asset on its related Repurchase Date, Seller may repurchase and Buyer will sell any Purchased Asset hereunder on demand to Seller without any prepayment penalty or premium. In such circumstance, Buyer shall apply the Repurchase Price received from Seller in accordance with Section 4.8.

(b)

Effect of Payment of Repurchase Price. On the Repurchase Date (or such other date on which the Repurchase Price is received in full by Buyer), termination of the related Transaction will be effected by the repurchase by Seller or its designee of the Purchased Assets and any related Purchased Items and the simultaneous transfer of the Repurchase Price to an account of Buyer (in each case subject to the provisions of Section 6.4), and all of Buyer’s rights, title and interests therein shall then be conveyed to Seller or its designee; provided that, Buyer shall not be deemed to have terminated or conveyed its interest in such Purchased Assets and any related Purchased Items if an Event of Default shall then be continuing or shall be caused by such repurchase or if such repurchase gives rise to or perpetuates a Margin Deficit that is not satisfied in accordance with Section 6.3(b). With respect to Related Mortgage Loans, Seller is obligated to obtain the related Mortgage Loan Documents from the Custodian at Seller’s expense on or following the Repurchase Date. On each Repurchase Date (or such other date on which the Repurchase Price, less any Price Differential due on the next succeeding Price Differential Date, is received in full by Buyer), Buyer shall be deemed to have simultaneously released the pledge of the applicable Purchased Asset and any related Purchased Items in each case without any further action by Buyer or any other Person and such Purchased Asset and any related Purchased Items shall be transferred to Seller or its designee free and clear of any liens, pledges or encumbrances. On the Repurchase Date (or such other date on which the Repurchase Price is received in full by Buyer), Seller shall, with the prior written consent of Buyer, take such action that is necessary to revise the Participation Certificate (as defined in the Participation Agreement) to reflect the removal of the applicable Related Mortgage Loans or Mortgage-Backed Securities, as applicable, with respect to the applicable Purchased Assets and any related Purchased Items, and Seller shall provide Buyer with evidence of the same. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset and any related Purchased Items, free and clear of any other interests or Liens caused by Buyer’s actions or inactions.

4.2

Repurchase Acceleration Events. In respect of any Purchased Asset, the occurrence of any of the following events shall be a Repurchase Acceleration Event with respect to one or more Purchased Assets, as the case may be:

(a)	Buyer has determined that the Purchased Asset is a Defective Asset;

(b)

thirty (30) calendar days elapse from the date the related Mortgage Loan Documents were delivered to a Takeout Investor and such Takeout Investor has not returned such Mortgage Loan Documents or purchased such Purchased Asset, unless an extension is granted by Buyer;

(c)

ten (10) Business Days elapse from the date a related Mortgage Loan Document was delivered to Seller for correction or completion or for servicing purposes, without being returned to Buyer or its designee;

(d)	[reserved];

(e)	regardless of whether a Purchased Mortgage Loan is a Defective Asset, a foreclosure or similar type of proceeding is initiated with respect to such Mortgage Loan;

(f)	[reserved];

(g)

with respect to any Pooled Mortgage Loan that has been pooled to support a Mortgage-Backed Security issued by Guarantor and fully guaranteed by Ginnie Mae for which Buyer has executed a Form HUD 11711A, the Custodian ceases to hold the Mortgage Loan File and the related Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Buyer at any time prior to the issuance of the related Mortgage-Backed Security, or with respect to all other Purchased Mortgage Loans, the Custodian ceases to hold the related Mortgage Loan File and all Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Buyer at any time other than as released pursuant to, and in accordance with, the terms of the Custodial Agreement;

(h)

with respect to any Pooled Mortgage Loan, if the applicable Agency has not issued the related Mortgage-Backed Security to the Depository in the name of Buyer or Buyer’s nominee on the related Settlement Date;

(i)

with respect to any Mortgage-Backed Security that is subject to a Transaction pursuant to Section 3.7, if Buyer has not received the related Takeout Price from the Takeout Investor on the related Settlement Date set forth in the related Purchase Commitment; or

(j)

with respect to any Pooled Mortgage Loan or Mortgage-Backed Security, if Guarantor has failed to deliver the related Trade Assignment, if applicable, to Buyer in accordance with the requirements set forth in Section 7.2(p).

4.3

Reduction of Asset Value as Alternative Remedy. In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to reduce the Asset Value of the related Purchased Asset (to as low as zero) and accordingly require a full or partial repayment of such Repurchase Price or the delivery of other funds or collateral, which additional assets shall be “margin payments” or “settlement payments” as such terms are defined in Bankruptcy Code Sections 741(5) and (8), respectively.

4.4

Illegality or Impracticability. Notwithstanding anything to the contrary in this Agreement, if Buyer determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the repurchase market for mortgage loans or mortgage-backed securities or the source or cost of Buyer’s funds, in any case shall make it unlawful for Buyer to enter into or maintain Transactions as contemplated by this Agreement, (a) Buyer shall cease to have any obligation hereunder to enter into or to continue to maintain Transactions and any such obligations shall be cancelled and (b) the Repurchase Price for each Transaction then outstanding shall be due and payable upon the earliest to occur of (i) the date required by any financial institution providing funds to Buyer, (ii) the sale of the Purchased Assets in accordance with and subject to the terms of this Agreement; it being understood that this clause (ii) does not expand Buyer’s rights to sell such Purchased Assets beyond the rights otherwise afforded to Buyer pursuant to this Agreement and (iii) the date as of which Buyer determines that such Transactions are unlawful to maintain. Buyer shall not be liable to Seller for any costs, losses or damages arising from or relating to any actions taken by Buyer pursuant to this Section 4.4.

4.5	Increased Costs.

(a)

Notwithstanding anything to the contrary in this Agreement, if Buyer determines that any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (i) subjects Buyer to any tax of any kind whatsoever with respect to this Agreement or any Purchased Assets or changes the basis of taxation of payments to Buyer in respect thereof, in each case excluding any Indemnified Taxes (which shall be governed by Section 12.3), Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes, (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the Applicable Pricing Rate hereunder, or (iii) imposes on Buyer any other condition, the result of which is to increase the cost to Buyer, by an amount which Buyer reasonably deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall, at its option and in its sole and absolute discretion, either (1) terminate all of the Transactions and repurchase all of the Purchased Assets without penalty or payment of such additional amounts, Exit Fee or similar fee or cost or (2) promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable thereafter incurred; provided that Buyer shall deliver written notice to Seller of any such increased cost or reduced amount receivable within thirty (30) days of incurring such increased cost or reduced amount receivable.

(b)

If Buyer has determined that the adoption of or any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall, at its option and in its sole and absolute discretion, either (1) terminate all of the Transactions and repurchase all of the Purchased Assets without penalty or payment of any additional amounts, Exit Fee or similar fee or cost or (2) promptly pay Buyer such additional amount or amounts as will thereafter compensate Buyer for such reduction; provided that Buyer shall deliver written notice to Seller of any such increased cost or reduced amount receivable within thirty (30) days of incurring such increased cost or reduced amount receivable.

If Buyer becomes entitled to claim any additional amounts pursuant to this Section 4.5, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

4.6	Effect of Applicable Pricing Rate Transition Event.

(a)

Applicable Pricing Rate Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Principal Agreement, if an Applicable Pricing Rate Transition Event and its related Applicable Pricing Rate Replacement Date have occurred, the Applicable Pricing Rate Replacement will replace the then-current Applicable Pricing Rate for all purposes for the applicable time period hereunder, or under any Principal Agreement, in respect of all determinations of the Applicable Pricing Rate at any time following 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Applicable Pricing Rate Replacement is provided by Buyer to Seller without any amendment to this Agreement or further action or consent of any other party; provided that if Seller repurchases the Purchased Assets, then no determination, decision or election made by Buyer pursuant to this Section 4.6 shall result in a penalty or payment of any additional amounts, Exit Fee or similar fee by Seller.

(b)

Applicable Pricing Rate Replacement Conforming Changes. In connection with the implementation of an Applicable Pricing Rate Replacement, Buyer shall have the right to make Applicable Pricing Rate Replacement Conforming Changes from time to time, and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Applicable Pricing Rate Replacement Conforming Changes will become effective without any further action or consent of any other party.

(c)

Notices; Standards for Decisions and Determinations. Buyer shall promptly notify the parties of (i) any occurrence of an Applicable Pricing Rate Transition Event and its related Applicable Pricing Rate Replacement Date, (ii) the implementation of any Applicable Pricing Rate Replacement, and (iii) the effectiveness of any Applicable Pricing Rate Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Section 4.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party.

4.7

Payments Pursuant to Sale to Takeout Investors. Seller or Guarantor shall direct each Takeout Investor purchasing a Purchased Asset, Mortgage-Backed Security with respect to a Purchased Asset or Related Mortgage Loan to pay directly to Buyer or its designee in accordance with the Buyer’s wire instructions set forth on Exhibit F or, if applicable, any Joint Account Control Agreement and/or any Escrow Agreement, as directed by Buyer, by wire transfer of immediately available funds to the Funding Deposit Account, the applicable Takeout Price in full and without set-off on the date set forth in the applicable Purchase Commitment. In addition, Seller or Guarantor shall provide Buyer with a Purchase Advice relating to such payment. Neither Seller nor Guarantor shall direct the Takeout Investor to pay to Buyer an amount less than the full Takeout Price or modify or otherwise change the wire instructions for payment of the Takeout Price provided to Takeout Investor by Buyer. Buyer shall apply all amounts received from a Takeout Investor for the account of Seller in accordance with Section 4.8, subject to Section 4.13. Buyer may reject any such shortfalls, any amount received from a Takeout Investor and not release the related Purchased Asset, Mortgage-Backed Security with respect to a Purchased Asset or Related Mortgage Loan if (a) Buyer does not receive a Purchase Advice in respect of any wire transfer, (b) Buyer does not receive the full Takeout Price, without set-off or (c) the amount received is not sufficient to pay the related Repurchase Price in full. Alternatively, in lieu of rejecting an amount received by Buyer from a Takeout Investor, at Buyer’s option, if the amount received from the Takeout Investor does not equal or exceed the related Repurchase Price, Buyer may accept the amount received from the Takeout Investor and demand payment of such remaining amount from Seller and Seller, upon receipt of such demand from Buyer, shall immediately pay Buyer such remaining amount. If Seller or Guarantor receives any funds intended for Buyer, Seller or Guarantor shall segregate and hold such funds in trust for Buyer and immediately pay to Buyer all such amounts by wire transfer of immediately available funds to the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F together with providing Buyer with a settlement statement for the transaction.

4.8

Distributions of Funds from the Funding Deposit Account. On or prior to the Business Day preceding each Price Differential Date, Guarantor shall cause all funds held in the Custodial Account to be transferred to and deposited into the Funding Deposit Account. Buyer shall cause funds paid by Seller, any Servicer or a Takeout Investor and on deposit in the Funding Deposit Account to be applied by Buyer on each Price Differential Date as follows:

(A)

first, to the extent not previously paid under the applicable Servicing Agreement, to pay, pro rata, the following amounts, including any amounts remaining unpaid from prior Price Differential Dates, to each Servicer based on amounts owed and taking into account any limit imposed by the cap set forth in the proviso below to this clause (A), any servicing fees, unreimbursed servicing advances and indemnities due and owing under the applicable Servicing Agreement as of such Price Differential Date; provided, however, that such amounts paid to Servicers on such Price Differential Date pursuant to this clause (A) shall not exceed the Extraordinary Servicing Expenses Cap;

(B)

second, to Buyer to pay (i) any Price Differential then due and owing, (ii) any outstanding Repurchase Price of any Resolved Asset; provided, however, that Buyer shall be entitled, in its sole and absolute discretion, to not apply any portion of such Repurchase Price included in the Repurchase Price pursuant to clause (c) of the definition of “Repurchase Price” and instead, to include such portion of such Repurchase Price in a subsequent invoice provided by Buyer to Seller pursuant to Section 2.6(b), (iii) any increased costs, Indemnified Taxes and all other costs, fees, expenses, indemnity amounts then due and payable by Seller pursuant to the terms of this Agreement or any other Principal Agreement;

(C)	third, to Buyer to satisfy any outstanding Margin Deficit as provided in Section 6.3(b); and

(D)

fourth, subject to Section 4.13, to Seller, by remitting such amounts to the Guarantor’s operating account as directed in writing by Guarantor to Buyer, or, if an Event of Default has occurred and is continuing, to Buyer in accordance with Buyer’s wire instructions set forth on Exhibit F.

Notwithstanding the foregoing, Buyer and Seller agree that all funds received in the Funding Deposit Account before 6:00 p.m. (New York City time) on any Business Day shall be recorded and reported as received on such Business Day and all distributions made pursuant to this Section 4.8 shall be made as if such funds were applied in accordance with this Section 4.8 on the Business Day that such funds were received in the Funding Deposit Account as long as such funds were received before 6:00 p.m. (New York City time). Funds received after 6:00 p.m. (New York City time) shall be treated as if received on the next Business Day.

Further, Buyer and Seller intend and agree that all such payments shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8).

4.9

Method of Payment. Except as otherwise specifically provided herein, all payments hereunder must be received by Buyer on the date when due and shall be made in United States dollars by wire transfer of immediately available funds to the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be the succeeding Business Day, and with respect to payments of the Purchase Price, the Price Differential thereon shall be payable at an annual rate equal to the sum of the Applicable Pricing Rate plus the applicable Type Margin during such extension. All payments made by or on behalf of Seller with respect to any Transaction shall be applied in accordance with Section 4.13 and Section 4.8 and shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future Indemnified Taxes imposed by any Governmental Authority, compensate Buyer for any additional cost or reduced amount receivable of making or maintaining Transactions as a result of such Indemnified Taxes, as set forth, and subject to, Sections 4.5 and 12.3. Any payments received by Buyer after 6:00 p.m. (New York City time) shall be applied in accordance with the immediately preceding sentence on the succeeding Business Day. All payments to be made by or on behalf of Seller with respect to any Transaction shall be made without set-off, counterclaim or other defense, unless otherwise expressly permitted by Buyer in writing in Buyer’s sole discretion.

4.10

Authorization to Debit. In addition to any other authorizations to and rights of Buyer hereunder, each of Guarantor and Seller hereby expressly authorizes Buyer to debit any account maintained by Guarantor or Seller with Buyer into which any funds related to the Purchased Assets or related Purchased Items have been deposited (excluding, for the avoidance of doubt, any escrow accounts maintained for the benefit of the related Mortgagors), including without limitation, any operating, settlement or custodial account, for any and all amounts due Buyer hereunder. For the avoidance of doubt, the foregoing debit rights of Buyer shall not apply to Purchased Assets which have been repurchased by Seller pursuant to Section 6.4.

4.11

Book Account. Buyer and Seller shall maintain an account on their respective books of all Transactions entered into between Buyer and Seller and for which the Repurchase Price has not yet been paid. Notwithstanding the foregoing, Seller shall be responsible for maintaining its own book account and records of Transactions entered into with Buyer, amounts due to Buyer in connection with such Transactions and for paying such amounts when due. Failure of Seller to maintain an account on its books with information regarding any Transaction shall not excuse Seller’s timely performance of all obligations under this Agreement, including, without limitation, payment obligations under this Agreement.

4.12

Full Recourse. The obligations of Seller from time to time to pay the Repurchase Price, Margin Deficit payments, settlement payments and all other amounts due under this Agreement shall be full recourse obligations of Seller.

4.13

Payments to Seller. Buyer shall pay, or cause to be paid to, Guarantor, by remitting such amounts to the Guarantor’s operating account as directed in writing by Guarantor to Buyer, or, if an Event of Default has occurred and is continuing, at the direction of Buyer, all amounts in excess of those amounts due to Buyer in accordance with the Principal Agreements on the Business Day immediately following the Business Day on which both (1) a payment by Guarantor, Seller or a Takeout Investor pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy has been made to the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F; provided, that Buyer and Seller agree that all amounts received in accordance with this Section 4.13 in the Funding Deposit Account pursuant to a Purchase Commitment before 5:00 p.m. (New York City time) on any Business Day shall be recorded and reported as received on such Business Day and all remittances pursuant to this Section 4.13 shall be made as if such amounts were remitted on the Business Day that such amounts were received in accordance with this Section 4.13 in the Funding Deposit Account as long as such amounts were received before 5:00 p.m. (New York City time) in accordance with this Section 4.13. Amounts received after 5:00 p.m. (New York City time) shall be deemed to have been received on the next Business Day. Buyer shall use reasonable efforts to notify Seller if there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Seller shall notify Buyer as to whether Buyer should accept such settlement payment despite the discrepancy between the amount received and the related Purchase Advice; provided, however, that if an Event of Default, Event of Early Termination or Potential Default has occurred and is continuing, Buyer is not obligated to receive approval from Seller prior to accepting any amounts received and releasing the related Purchased Assets.

4.14

Voluntary Surrender of Approvals. If Guarantor voluntarily chooses to surrender its Approvals with one or more Agencies in accordance with the proviso included in Section 8.1(v), notwithstanding anything to the contrary in this Agreement, (a) solely with respect to any Committed Amount, Buyer shall cease to have any obligation hereunder to enter into Transactions involving the related Agency Eligible Mortgage Loans and any such obligations shall be cancelled and (b) the Repurchase Price for each Transaction involving the related Agency Eligible Mortgage Loans then outstanding shall be due and payable within ninety (90) calendar days after the earlier of (A) written notice of such voluntary surrender shall have been given to Seller by Buyer or (B) the date of such voluntary surrender. Buyer shall not be liable to Seller or Guarantor for any costs, losses or damages arising from or relating to any actions taken by Buyer pursuant to this Section 4.14.

ARTICLE 5

FEES

5.1

Payment of Fees. Seller shall pay to Buyer those fees set forth in this Agreement and the Transactions Terms Letter when they become due and owing, including but not limited to, ~~each Draw Fee and~~ any Exit Fees.

ARTICLE 6

SECURITY; SERVICING; MARGIN ACCOUNT MAINTENANCE; CUSTODY OF MORTGAGE LOAN DOCUMENTS; REPURCHASE TRANSACTIONS; DUE DILIGENCE

6.1

Precautionary Grant of Security Interest in Purchased Assets and Purchased Items. With respect to the Purchased Assets, although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, and without prejudice to the provisions of Section 6.5 and the expressed intent of the parties, if any Transactions are deemed to be loans, as security for the performance of Seller’s obligations hereunder, Seller hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Purchased Assets and related Purchased Items and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to the Purchased Assets and related Purchased Items. Possession of any promissory notes, instruments or documents by the Custodian shall constitute possession on behalf of Buyer.

Solely with respect to the Servicing Released Loans, each of Seller and Guarantor acknowledges that Buyer is the owner of a Participation Interest in the Servicing Rights related to any such Related Mortgage Loan, but, for the avoidance of doubt, Buyer acknowledges that Guarantor retains legal title to the Servicing Rights in respect of the Servicing Released Loans constituting the Purchased Assets. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that a Participation Interest in the Servicing Rights related to any Servicing Released Loan were not sold to Buyer or that the Servicing Rights are not an interest in such Servicing Released Loan and are severable from such Servicing Released Loan despite Buyer’s, Guarantor’s and Seller’s express intent herein and the other Principal Agreement to treat a Participation Interest in them as included in the purchase and sale transaction, each of Guarantor and Seller hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Servicing Rights related to such Servicing Released Loans, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. In addition, each of Guarantor and Seller further grants, assigns and pledges to Buyer a first priority security interest in and lien upon its rights to (i) all documentation and rights to receive documentation related to such Servicing Rights and the servicing of each of the Related Mortgage Loans that is a Servicing Released Loan, (ii) all Income related to the Purchased Assets received by Guarantor or Seller, (iii) all rights to receive such Income, (iv) all other Purchased Items, and (v) all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Guarantor’s and Seller’s obligations to Buyer hereunder and under any other Principal Agreement.

At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Assets and related Purchased Items and the liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement in a manner consistent with this Agreement to the extent permitted by applicable law. For purposes of the Uniform Commercial Code and all other relevant purposes, this Agreement shall constitute a security agreement.

6.2	Servicing.

(a)

Servicing. With respect to all Related Mortgage Loans, Seller or Guarantor shall, on Buyer’s behalf, contract with a Servicer to service the Related Mortgage Loans pursuant to the applicable Servicing Agreement and Servicer Notice.

(b)

Appointment of Servicer. Upon the occurrence of an Event of Default and for so long as the Event of Default is continuing, Buyer shall have the right to direct the servicing of the Related Mortgage Loans subject to the applicable Servicing Agreement and Servicer Notice, if any, and in the event Guarantor is servicing such Mortgage Loans directly (i.e., without the use of any other Servicer), then Buyer may, in its sole discretion, appoint a successor servicer to service any Related Mortgage Loan (each a “Successor Servicer”). In the event of such an appointment, Guarantor and Seller, as applicable, shall perform all acts and take all action so that any part of the Mortgage Loan File and related Servicing Records held by Guarantor or Seller, together with all funds in the Custodial Account and other receipts relating to such Related Mortgage Loan, are promptly delivered to the Successor Servicer. Guarantor and Seller shall have no claim for servicing fees, lost profits or other damages if Buyer appoints a Successor Servicer in accordance with this Section 6.2(b). Solely with respect to Servicing Released Loans, the fact that a Servicer may be entitled to a servicing fee for interim servicing of such Servicing Released Loans or that Buyer may provide a separate notice of default to a Servicer regarding the servicing of such Servicing Released Loans shall not affect or otherwise change Buyer’s ownership of a Participation Interest in the Servicing Rights related to such Servicing Released Loans.

(c)

Interim Servicing Period; No Servicing Fee or Income. With respect to any Servicing Released Loan, Buyer shall have no right to terminate Guarantor or Servicer, as applicable, as the interim servicer other than upon the occurrence of an Event of Default or a Servicer Termination Event, subject to Seller’s appointment right set forth in the first sentence of Section 6.2(m).

(d)

Servicing Agreement. If there is a Servicer of the Related Mortgage Loans other than Guarantor, Buyer or an Affiliate of Buyer, Seller or Guarantor may, in either case in its discretion, enter into a Servicing Agreement and a Servicer Notice with such Servicer, which such Servicing Agreement shall be acceptable to Buyer in its sole discretion, and such Servicer Notice shall be substantially in the form attached hereto as Exhibit G or such other form approved by Buyer in the sole discretion of Buyer. Without the prior written consent of Buyer, exercised in Buyer’s sole discretion, neither Guarantor nor Seller shall agree to (1) any material, in Buyer’s sole discretion, modification, amendment or waiver of any Servicing Agreement, (2) any termination of any Servicing Agreement or (3) the assignment, transfer, or material deletion of any of its rights or obligations (in respect of any Related Mortgage Loan) under any Servicing Agreement.

(e)	Servicing Obligations of Seller and Guarantor. Guarantor shall, or pursuant to the applicable Servicing Agreement, Seller or Guarantor, as applicable, shall cause, each Servicer to:

(i)

service and administer the Related Mortgage Loans in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the degree of care and servicing standards generally prevailing in the industry, including all applicable requirements of the Agency Guides, applicable law, FHA Regulations, VA Regulations and RD Regulations, the requirements of any private mortgage insurer, as applicable, and the requirements of any applicable Purchase Commitment and the related Takeout Investor, so that neither the eligibility of the Related Mortgage Loan and any related Mortgage-Backed Security for purchase under such Purchase Commitment nor the FHA Mortgage Insurance, VA Loan Guaranty Agreement, RD Loan Guaranty Agreement or any other applicable insurance or guarantee in respect of any such Related Mortgage Loan, if any, is voided or reduced by such servicing and administration;

(ii)

subject to Section 6.2(g), and to the extent not otherwise held by the Custodian, at all times maintain and safeguard the Mortgage Loan File for the Related Mortgage Loan in accordance with applicable law and lending industry custom and practice and shall hold such Mortgage Loan File in trust for Buyer, and in any event shall maintain and safeguard photocopies of the documents delivered to Buyer or Custodian, as applicable, pursuant to Section 3.2, and accurate and complete records of its servicing of the Related Mortgage Loan; Guarantor’s, Seller’s or Servicer’s possession of such Mortgage Loan File is for the sole purpose of servicing such Related Mortgage Loan and such retention and possession by Guarantor, Seller or such Servicer is in a custodial capacity only

(iii)

allow Buyer to, and Buyer may, at any time during Guarantor’s, Seller’s or Servicer’s business hours on reasonable notice, examine and make copies of such documents and records, and Guarantor or Seller or such Servicer shall deliver the originals of such documents and records to Buyer or its designee;

(iv)

at Buyer’s written request, promptly deliver to Buyer reports regarding the status of any Related Mortgage Loan being serviced by it, which reports shall include, but shall not be limited to, a description of any delinquency thereunder for equal to or more than thirty (30) calendar days or such other circumstances that could reasonably be expected to cause a material adverse effect with respect to the market value of such Related Mortgage Loan, Buyer’s or Guarantor’s title to such Related Mortgage Loan or the collateral securing such Related Mortgage Loan; such reports are required to be delivered until the repurchase of the Purchased Mortgage Loan with respect to such Related Mortgage Loan by the Seller; and

(v)

advance all reasonable, customary and/or necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by Servicer of its servicing obligations, including, but not limited to, (1) real estate taxes and assessments (including HOA/COA) and other charges which are or may become a lien upon the Mortgaged Property, (2) insurance premiums, (3) expenses necessary to prevent or cure a violation of applicable laws, (4) customary expenses for collection and enforcement of foreclosure or deficiency judgments and (5) cost of appraisals and valuations.

(f)

Sale or Transfer of Servicing Rights by Buyer. Solely with respect to any Purchased Mortgage Loan that is a Servicing Released Loan, Buyer may sell or transfer any rights to service a Purchased Mortgage Loan with written notice but without the prior written consent of Seller or any Servicer.

(g)

Release of Mortgage Loan Files. Guarantor or Seller shall release its custody of the contents of any Mortgage Loan File only in accordance with the written instructions of Buyer, except when such release is (1) incidental to the servicing of the related Related Mortgage Loan and pursuant to and in accordance with the Custodial Agreement, (2) required to complete the Purchase Commitment, or (3) required by law.

(h)	Custodial Account.

(i)

Guarantor shall establish and maintain a segregated time or demand deposit account with the Account Bank for the benefit of Buyer (the “Custodial Account”) and shall promptly deposit or cause Servicer to deposit (but in no event later than the date set forth in the applicable Servicing Agreement, or within one (1) Business Day of receipt thereof in the event Guarantor is the Servicer) into the Custodial Account all Income received with respect to each Purchased Asset sold hereunder. In the event Guarantor is not the Servicer, Guarantor shall cause the Servicer to deposit such amounts into the Custodial Account in the manner set forth in the applicable Servicing Agreement. The Custodial Account may not be a deposit account that is established to serve as a custodial account for mortgage loans that Guarantor, Seller or Servicer services for other parties. Under no circumstances shall Guarantor, Seller or Servicer deposit any of its own funds into the Custodial Account or otherwise commingle its own funds with funds belonging to Buyer as owner of any Purchased Asset. If Guarantor, Seller or Servicer fails to segregate any funds and commingles them with any source in breach of this Agreement, Guarantor, Seller or Servicer agrees that its share of the commingled funds is assumed to have been spent first with any remaining balance to be deemed to belong to Buyer.

(ii)

Guarantor hereby grants to Buyer a continuing first priority security interest in (1) all right, title, and interest in and to the Custodial Account and (2) any funds of Seller or Guarantor at any time deposited or held in the Custodial Account, whether such funds are required to be deposited and held in the Custodial Account or otherwise. Seller and Guarantor shall, as a condition precedent to Buyer’s obligation to enter into any Transaction hereunder, cause the Account Bank to enter into the Custodial Account Control Agreement with respect to the Custodial Account. The pledge and security interest contained in this paragraph shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x). Each of Seller and Guarantor understands and agrees that the Custodial Account shall be subject to a Custodial Account Control Agreement.

(iii)

Any Income received with respect to a Purchased Asset purchased hereunder (other than any interest accrued thereon during the period of time up to but not including the Purchase Date for such Purchased Asset), shall be segregated as described above and held in trust for the exclusive benefit of Buyer as the owner of such Purchased Asset and shall be released only as follows:

(1)

if a Successor Servicer is appointed by Buyer, all amounts deposited in the Custodial Account with respect to Related Mortgage Loans to be so serviced shall be transferred into an account established by the Successor Servicer pursuant to its agreement with Buyer; or

(2)	after the occurrence and during the continuance of an Event of Default, upon instruction by Buyer.

(i)	Location of Custodial Account. Each of Seller and Guarantor shall ensure that there is no change in the identity or the location of the Custodial Account without the prior written consent of Buyer.

(j)

Accounting of Custodial Account. Seller and Guarantor shall provide, and shall cause Servicer to provide, Buyer with read-only access to the Custodial Account. Guarantor or Seller shall promptly deliver to Buyer photocopies of all periodic bank statements and other records relating to the Custodial Account as Buyer may from time to time request.

(k)

Servicer Notice. As a condition precedent to Buyer funding the Purchase Price for any Purchased Mortgage Loan serviced by a Servicer other than Guarantor, Seller, Buyer, or an Affiliate of Buyer, the Guarantor or Seller shall provide to Buyer a Servicer Notice addressed to and agreed to by the Servicer, advising the Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Related Mortgage Loans and, with respect to the Servicing Released Loans, ownership of a Participation Interest in the Servicing Rights related thereto, and the Servicer’s agreement that upon receipt of notice of an Event of Default or Servicer Termination Event, subject to Guarantor’s appointment right set forth in the first sentence of Section 6.2(m), from Buyer, it will follow the instructions of Buyer with respect to the servicing of the Related Mortgage Loans.

(l)

Notification of Servicer Defaults. If Seller or Guarantor should discover that for any reason whatsoever, any entity responsible to Guarantor or Seller by contract for managing or servicing any Related Mortgage Loan has failed to perform fully Guarantor’s or Seller’s obligations with respect to the management or servicing of such Related Mortgage Loan as required under this Agreement or any of the obligations of such entities with respect to the Related Mortgage Loan as delegated by Seller or Guarantor pursuant to any Servicing Agreement, Guarantor or Seller shall promptly notify Buyer.

(m)

Termination. If a Servicer Termination Event with respect to a Servicer other than Guarantor shall occur (which has not been waived by Buyer in its sole and absolute discretion) and no Event of Default has occurred and is continuing, then Guarantor shall have the right to designate a successor Servicer acceptable to Buyer, in Buyer’s reasonable discretion, by proposing the identity of such successor Servicer to Buyer in writing no later than two (2) Business Days following the applicable Servicer Termination Event. If (x) Guarantor has not proposed a successor Servicer to Buyer in writing within two (2) Business Days following the applicable Servicer Termination Event in accordance with the immediately preceding sentence; (y) Buyer has not accepted, in Buyer’s sole discretion, the successor Servicer proposed by Guarantor to Buyer in accordance with the immediately preceding sentence within five (5) Business Days following such applicable Servicer Termination Event; or (z) the actual servicing of the Related Mortgage Loans has not been transferred to the successor Servicer proposed by Guarantor and in accordance with the immediately preceding sentence and accepted by Buyer, in Buyer’s sole discretion, within thirty (30) calendar days following the applicable Servicer Termination Event, then Buyer shall have the right at any time to immediately terminate, and Guarantor and Seller shall terminate any Servicer’s (as applicable) right to service the Related Mortgage Loans due to a Servicer Termination Event without payment of any penalty or termination fee. Seller and Guarantor (including Guarantor as Servicer) shall cooperate, or cause the applicable Servicer to cooperate, in transferring the servicing of the Related Mortgage Loans to a successor servicer appointed or accepted, as applicable, by Buyer in accordance with the terms hereof. For the avoidance of doubt, any termination of a Servicer’s rights to service by Buyer as a result of an Event of Default of the type stated in Section 11.1(r) that has not been waived shall be deemed part of an exercise of Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

(n)

Buyer’s Right to Service with respect to the Servicing Released Loans. Buyer or its designee, upon the occurrence of an Event of Default or, subject to Guarantor’s appointment right set forth in the first sentence of Section 6.2(m), a Servicer Termination Event, shall be entitled to service some or all of the Servicing Released Loans, including, without limitation, receiving and collecting all sums payable in respect of same. Upon Buyer’s determination and written notice to Seller or a Servicer, with a copy to Guarantor, as applicable, that Buyer desires to service some or all of the Servicing Released Loans following the occurrence of an Event of Default, or, subject to Guarantor’s appointment right set forth in the first sentence of Section 6.2(m), a Servicer Termination Event with respect to the Servicing Released Loans, Seller and Guarantor shall promptly cooperate, and Seller and Guarantor shall cause the Servicer to promptly cooperate, with all instructions of Buyer and do or accomplish all acts or things necessary to effect the transfer of the servicing to Buyer or its designee, at Seller’s or Guarantor’s sole expense. Upon Buyer’s or its designee’s servicing of the Servicing Released Loans, (i) Buyer may, in its own name, in the name of Guarantor or Seller, or otherwise demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for such Servicing Released Loan(s), but shall be under no obligation to do so; (ii) Guarantor or Seller shall, if Buyer so requests, pay to Buyer all amounts received by Guarantor or Seller upon or in respect of such Purchased Mortgage Loan(s) or other Purchased Assets, advising Buyer as to the source of such funds; and (iii) all amounts so received and collected by Buyer shall be held as part of the Purchased Assets or applied against any outstanding Repurchase Price owed Buyer.

(o)

Participation Interest in Servicing Rights. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, solely with respect to any Purchased Asset that is a Servicing Released Loan, upon payment of the Purchase Price by Buyer to Seller, Buyer becomes the owner of a Purchased Asset, which includes a Participation Interest in the Servicing Rights related thereto. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, solely with respect to any Purchased Asset that is a Servicing Released Loan, the Servicing Rights related to the Purchased Assets are not severable from or to be separated from the Mortgage Loans related to the Purchased Assets and such Servicing Rights and other servicing provisions of this Agreement and any other Principal Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Principal Agreements. Buyer acknowledges that with respect to any Servicing Released Loan, Guarantor retains legal title to the Mortgage Loans constituting the Purchased Assets and legal title to the Servicing Rights in respect of the Mortgage Loans constituting the Purchased Assets, and that the sale of the Participation Interest in the Servicing Rights does not sever the Servicing Rights from the Servicing Released Loans.

6.3	Margin Account Maintenance.

(a)	Asset Value. Buyer shall have the right to determine the Asset Value of each Purchased Asset at any time in accordance with the terms hereof.

(b)

Margin Deficit and Margin Call. If Buyer or its designee shall determine at the close of business on any Business Day that the Minimum Maintenance Amount with respect to the Purchased Assets is less than the Aggregate Outstanding Purchase Price of all Transactions (in any such case, a “Margin Deficit”) by an amount that is equal to or greater than the Margin Threshold, then Buyer may at its sole option, and by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”) require Seller to:

(i)

pay one or more Repurchase Prices in accordance with Section 6.4, as applicable, in an amount sufficient to reduce the related Purchase Price so that the Aggregate Outstanding Purchase Price of all Transactions is less than or equal to the Minimum Maintenance Amount; or

(ii)

deposit cash into the Funding Deposit Account so that the Minimum Maintenance Amount will thereupon equal or exceed the Aggregate Outstanding Purchase Price (for purposes of clarity, after giving effect to any credit to the Purchase Price of the related Transaction(s) pursuant to Section 6.3(d)) of all Transactions.

If Buyer delivers a Margin Call to Seller on any Business Day, then Seller shall transfer cash to Buyer no later than 5:00 p.m. (New York City time) on the next subsequent Business Day after such delivery. Notice of a Margin Call may be provided by Buyer to Seller electronically or in writing, such as via electronic mail.

(c)

Buyer’s Discretion. Buyer’s election not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d)

Credit to Repurchase Price. Any cash transferred to the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F pursuant to this Section 6.3 shall be credited to the Purchase Price of the related Transaction(s).

6.4

Repurchase and Release of Purchased Assets. Provided that no Event of Default, Event of Early Termination or Potential Default has occurred and is continuing, Seller may repurchase a Purchased Asset by paying, or causing a Takeout Investor to pay, to Buyer by depositing cash into the Funding Deposit Account in accordance with Buyer’s wire instructions set forth on Exhibit F, subject to Sections 4.6 and 4.7, the Repurchase Price.

Upon receipt of the applicable Repurchase Price and, in the event the applicable Repurchase Price is received pursuant to Section 6.3(b)(ii), upon written request from Seller to Buyer, as applicable, as set forth above, Buyer shall (i) with respect to Related Mortgage Loans, deliver or shall cause the Custodian to deliver the related Mortgage Loan Documents to Seller or its designee, if such documents have not already been delivered pursuant to a Bailee Agreement and (ii) with respect to related Mortgage-Backed Securities, deliver the Mortgage-Backed Security to Seller, its designee or Takeout Investor, as applicable, on a delivery versus payment basis; provided, however, that notwithstanding anything to the contrary in this Agreement, Buyer shall not be obligated to provide more than five (5) such releases to any Takeout Investor for purposes of pooling with an Agency (which release may relate to more than a single Related Mortgage Loan) on any day. If any such release gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Deficit in the manner specified in Section 6.3(b). Buyer shall have no obligation to release a repurchased Purchased Asset or terminate its security interest in such Purchased Asset until such Margin Deficit is satisfied and, in the event the applicable amount is received pursuant to Section 6.3(b)(ii), Seller has provided a prior written request for such release.

6.5

Repurchase Transactions. Beginning on the related Purchase Date and prior to the related Repurchase Date for a Transaction, Buyer shall have free and unrestricted use of all related Purchased Assets and may in its discretion and without notice to Seller engage in repurchase transactions with respect to any or all of such Purchased Assets or otherwise pledge, hypothecate, assign, transfer or convey any or all of such Purchased Assets (such transactions, “Repurchase Transactions”); provided, that no such Repurchase Transaction shall relieve such Buyer of its obligation to transfer Purchased Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Asset or Purchased Item delivered to Buyer by Seller. Seller shall not be responsible for any additional obligations, costs or fees in connection with such Repurchase Transactions. Other than for tax and accounting purposes, each of Guarantor and Seller shall not take any action inconsistent with Buyer’s ownership of a Purchased Asset and shall not claim any legal, beneficial or other interest in such a Purchased Asset other than the limited right and obligations to provide servicing of such Related Mortgage Loans where Buyer designates Guarantor as servicer as provided in Section 6.2.

6.6

Periodic Due Diligence. Each of Guarantor and Seller acknowledges that Buyer has the right at any time during the term of this Agreement to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Principal Agreement, or otherwise, and each of Guarantor and Seller agrees that upon reasonable (but no less than five (5) Business Day’s with respect to Guarantor and Seller, and such time period set forth in the applicable Servicing Agreement with respect to any other Servicer) prior notice to Guarantor (provided that upon the occurrence of a Potential Default or an Event of Default which has not been waived by Buyer in writing, no such prior notice shall be required other than with respect to a Servicer other than Guarantor or Seller, in which case the terms of the applicable Servicing Agreement shall govern), Buyer or its authorized representatives will be permitted during normal business hours to (i) examine, inspect, make copies of, and make extracts of, the Mortgage Loan Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Guarantor, Seller, Custodian or Servicer (including, and not limited to, any and all documents, records, agreements, instruments or information relating to any report delivered pursuant to Section 9.1(h)) and (ii) discuss the business, operations, assets and financial condition of Seller, Parent Guarantor and Guarantor and their respective Affiliates and Subsidiaries with its officers and employees and to examine its books of account and make copies and/or extracts thereof. Further, Guarantor will make available to Buyer, at such time and location as Buyer may reasonably request, a knowledgeable financial or accounting officer and will instruct such officer to answer candidly and fully, at no cost to Buyer, any and all reasonable questions that any authorized representative of Buyer may address to them in reference to the Mortgage Loan Files, Purchased Assets and the financial condition or affairs of Seller and its Affiliates and Subsidiaries. Without limiting the generality of the foregoing, each of Guarantor and Seller acknowledges that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller to Buyer in the Transaction Request, the Asset Data Records and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to re-underwrite any of the Purchased Assets and/or Related Mortgage Loans itself or engage a third party underwriter to perform such re-underwriting. Each of Guarantor and Seller agrees to cooperate with Buyer and any third party underwriter in connection with such re-underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to Guarantor, Parent Guarantor and Seller and such Purchased Assets and/or Related Mortgage Loans in the possession, or under the control, of Seller. Seller and Buyer further agree that all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.6 shall be paid by Seller, subject to the annual Due Diligence Cap; provided, that, such Due Diligence Cap shall not apply upon the occurrence of an Event of Default or a Potential Default.

ARTICLE 7

CONDITIONS PRECEDENT

7.1	Initial Transaction. As conditions precedent to Buyer considering whether to enter into the initial Transaction hereunder:

(a)	Seller shall have delivered to Buyer, in form and substance satisfactory to Buyer:

(i)	each of the Principal Agreements duly executed by each party thereto and in full force and effect, free of any modification, breach or waiver;

(ii)

an opinion of Seller’s, Parent Guarantor’s and Guarantor’s counsel as to such matters as Buyer may reasonably request, including, without limitation, with respect to Buyer’s first priority lien on and perfected security interest in the Purchased Assets and Purchased Items; a non-contravention, enforceability and corporate opinion with respect to Seller, Parent Guarantor and Guarantor (including, without limitation, with respect to the Electronic Tracking Agreement, and if applicable, any Joint Securities Account Control Agreement, any Joint Account Control Agreement, any Escrow Agreement and any Intercreditor Agreement); an opinion with respect to the inapplicability of the Investment Company Act of 1940 and the “Volcker Rule” (Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act), with respect to Seller; and a Bankruptcy Code opinion with respect to the matters outlined in Section 14.18(a), each in form and substance acceptable to Buyer;

(iii)	a Power of Attorney duly executed by Seller and Guarantor and notarized;

(iv)

a certified copy of (a) Seller’s certificate of formation and Seller Limited Liability Company Agreement, (b) Guarantor’s certificate of formation and operating agreement and (c) Parent Guarantor’s certificate of incorporation and operating agreement, and, if required by Buyer, a certificate of good standing issued by the appropriate official in Seller’s, Parent Guarantor’s and Guarantor’s applicable jurisdiction of organization, in each case, dated no less recently than fourteen (14) days prior to the Effective Date;

(v)

one or more certificates of Seller’s, Parent Guarantor’s and Guarantor’s corporate secretary as to the incumbency and authenticity of the signatures of the officers of Seller, Parent Guarantor and Guarantor executing the Principal Agreements and the resolutions of the board of directors of Seller, Parent Guarantor and Guarantor (or their respective equivalent governing body or Person);

(vi)

independently audited financial statements of Parent Guarantor (and its Subsidiaries, on a consolidated basis) for each of the two (2) fiscal years most recently ended (if available), containing a balance sheet and related statements of income, stockholders’ equity and cash flows, all prepared in accordance with GAAP, applied on a basis consistent with prior periods, and otherwise acceptable to Buyer, together with an auditor’s opinion that is unqualified or otherwise is consented to in writing by Buyer;

(vii)

interim financial statements of Parent Guarantor (and its Subsidiaries, on a consolidated basis) covering the period from the first day of the current fiscal year to the last day of the most recently ended month;

(viii)

copies of Guarantor’s errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy or certificates of insurance for such policies, all in form and content satisfactory to Buyer, showing compliance by Guarantor with Section 9.8;

(ix)	[Reserved];

(x)	a copy of the Underwriting Guidelines;

(xi)	any ~~Draw Fee,~~ Exit Fee and any other fees then due and owing under this Agreement and the Transactions Terms Letter; and

(xii)	the Participation Certificate registered in the name of Buyer.

(b)

Buyer shall have determined that it has received satisfactory evidence that the appropriate Uniform Commercial Code Financing Statements (UCC-1) and/or such other instruments as may be necessary in order to create in favor of Buyer, a perfected first- priority security interest in the Purchased Assets and related Purchased Items should any of the Transactions be deemed to be loans, and same shall have been duly executed and appropriately filed or recorded in each office of each jurisdiction in which such filings and recordations are required to perfect such first-priority security interest.

(c)	Buyer shall have determined that it has satisfactorily completed its due diligence review of Seller’s operations, business, financial condition and underwriting and origination of Mortgage Loans.

(d)	Guarantor and Seller shall have provided evidence, satisfactory to Buyer, that each of Seller and Guarantor has all of its Approvals and such Approvals are in good standing.

7.2

All Transactions. As conditions precedent to Buyer considering whether to enter into any Transaction hereunder (including the initial Transaction), or whether to continue a Transaction, in the case of a Transaction in respect of Mortgage Loans which convert to Pooled Mortgage Loans on the related Pooling Date or a Transaction in respect of Pooled Mortgage Loans which convert to a Mortgage-Backed Security on the related Settlement Date, as applicable:

(a)	Seller shall have delivered to Buyer in form and substance satisfactory to Buyer and not later than two (2) Business Days prior to the requested Purchase Date:

(i)	a Transaction Request for the Assets subject to the proposed Transaction;

(ii)	an Asset Data Record for the Assets subject to the proposed Transaction, which Asset Data Record may be an individual record or part of a group report;

(iii)	to the Custodian, a complete Mortgage Loan File for each Mortgage Loan subject to the proposed Transaction;

(iv)	third-party due diligence with respect to each Mortgage Loan subject to the proposed Transaction performed by a diligence provider acceptable to Buyer in its sole discretion; and

(v)	such other documents pertaining to the Transaction as Buyer may reasonably request, from time to time;

(b)	[reserved];

(c)

on each Purchase Date, no later than three (3) hours (or such other timeframe approved by Buyer in its sole and absolute discretion) prior to Buyer’s transfer of the related Purchase Price to Seller pursuant to Section 3.5, a trust receipt delivered from the Custodian pursuant to the Custodial Agreement in form and substance acceptable to Buyer;

(d)

solely with respect to Transactions for which Seller has requested Buyer to fund the Purchase Price and the related Haircut to the Approved Payee, an amount equal to the Haircut for all Mortgage Loans proposed to be sold under such Transaction shall be on deposit in the Funding Deposit Account;

(e)

on or prior to the Pooling Date for any Pooled Mortgage Loan, Seller shall deliver or cause to be delivered (A) to Buyer, an executed trust receipt from the Custodian relating to such Mortgage Loan in form and substance satisfactory to Buyer, (B) to the Custodian (or otherwise made available to the Custodian), all documents, schedules and forms required by and in accordance with the Custodial Agreement, (C) to Buyer or its designee, a copy of each of the applicable Agency Documents, and (D) to Buyer or its designee, a Trade Assignment executed by Guarantor that satisfies the requirements set forth in Section 7.2(p);

(f)

on or prior to the related Settlement Date for any Mortgage-Backed Security relating to a Purchased Mortgage Loan, Seller shall have provided Buyer or its designee with the CUSIP number for such Mortgage-Backed Security;

(g)	Seller shall have paid all fees (including Exit Fees ~~and Draw Fees~~), expenses, indemnity payments and other amounts that are then due and owing under the Principal Agreements;

(h)

no rescission notice and/or notice of right to cancel shall have been improperly delivered to the Mortgagor in respect of any Eligible Mortgage Loan, and the rescission period related to such Eligible Mortgage Loan shall have expired, except in all cases for Mortgage Loans that no longer constitute Related Mortgage Loans;

(i)	Seller shall have designated an Approved Payee, if applicable, to whom such funds shall be delivered;

(j)

the representations and warranties of Guarantor and Seller set forth in Article 8 hereof shall be true and correct in all material respects as if made on and as of the date of each Transaction. At the request of Buyer, Buyer shall have received an officer’s certificate signed by a responsible officer of Guarantor and Seller certifying as to the truth and accuracy of same;

(k)

Seller, Parent Guarantor and Guarantor shall have performed all agreements to be performed by them hereunder and under the Parent Guaranty Agreement or the Guaranty and Security Agreement (including, but not limited to, fulfilling any claim made by Buyer under the Guaranty and Security Agreement or Parent Guaranty Agreement) and any other Principal Agreement, respectively;

(l)

no Potential Default, Event of Early Termination, Event of Default, Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor or Cease Funding Event shall have occurred and be continuing or would result from such Transaction;

(m)

no Servicer Termination Event shall have occurred and be continuing and, at any time at which Guarantor is not the Servicer, to the extent not already provided, a Servicing Agreement duly executed by the applicable Servicer and Guarantor or a Servicer Notice, if applicable, shall have been delivered to Buyer and the current Servicer has been approved by Buyer;

(n)

to the extent any amendments or updates to the Underwriting Guidelines relate to the Mortgage Loans proposed to be subject to such Transaction, Buyer shall have received a copy of any such amendments or updates certified by Guarantor to be a true and complete copy (to the extent not already delivered to Buyer) that clearly identifies the changes to the Underwriting Guidelines and Buyer shall have approved any such material amendments or updates. Any such amendment shall not apply to Transactions entered into prior to the effective date of the amendment and in no event shall the amendment apply to any Transaction on a retroactive basis. Any such material amendment or update may be rejected by Buyer, in its sole and absolute discretion, by delivering notice of such rejection to Seller following receipt thereof and, for purposes of clarity, any such Underwriting Guidelines shall, for all purposes hereunder, exclude any such rejected amendment or update;

(o)	Guarantor or Seller shall have deposited (or have caused the Servicer to deposit) all amounts required under Section 6.2(h) into the Custodial Account;

(p)

with respect to any Trade Assignment, Guarantor hereby acknowledges that, in order for Buyer to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and other Related Securities, in each case, as amended from time to time, Buyer must deliver each Trade Assignment in respect of Pooled Mortgage Loans or Mortgage-Backed Securities to the related Takeout Investor no later than seventy-two (72) hours prior to settlement of the related Mortgage-Backed Security. Seller hereby acknowledges and agrees to deliver to Buyer, in form and substance satisfactory to Buyer and the Takeout Investor and not later than 1:00 p.m. (New York City time) on the date on which such seventy-two (72) hour period commences, each related Trade Assignment executed by Guarantor, together with a true and complete copy of the related Purchase Commitment for any Assets subject to the proposed Transaction that are subject to a Purchase Commitment;

(q)

the Purchase Price for each proposed Transaction shall not cause (i) the Aggregate Outstanding Purchase Price to exceed the Aggregate Transaction Limit, and (ii) the Aggregate Outstanding Purchase Price for all relevant Purchased Assets to exceed the product of the applicable Type Sublimit (expressed as a decimal and as determined by the Type of Purchased Asset) and the Aggregate Transaction Limit;

(r)

without the prior approval of Buyer in its sole and absolute discretion, the Purchase Date for any Transaction shall only occur on a Business Day, and there shall be no more than two (2) Transaction Requests submitted during any calendar week; provided, that any such Transaction Request must be delivered two (2) Business Days prior to the requested Purchase Date; and

(s)

Buyer shall have determined that it has satisfactorily completed, in the reasonable discretion of Buyer, any due diligence with respect to Seller, the Purchased Assets, the Transaction or any other matters.

For the avoidance of doubt, notwithstanding that the foregoing conditions may be satisfied with respect to any Transaction, with respect to the Uncommitted Amount request, Buyer shall be under no obligation to enter into any Transaction with respect to the Uncommitted Amount and whether Buyer enters into any Transaction shall be at the sole discretion of Buyer.

7.3

Satisfaction of Conditions. All conditions precedent hereunder are imposed solely and exclusively for the benefit of Buyer and may be freely waived or modified in whole or in part by Buyer. Any waiver or modification asserted by Seller or Guarantor to have been agreed by Buyer must be in writing. Buyer shall not be liable to Seller or Guarantor for any costs, losses or damages arising from Buyer’s determination that Seller or Guarantor has not satisfactorily complied with any applicable condition precedent.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1

Representations and Warranties Concerning Seller and Guarantor. Each of Seller and Guarantor represents and warrants to and covenants with Buyer that the following representations and warranties are true and correct as of the Effective Date through and until the date on which all obligations of Seller and Guarantor under the Principal Agreements are fully satisfied:

(a)

Due Formation and Good Standing. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full legal power and authority and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and to carry on its business as currently conducted, except where the failure to obtain any such governmental licenses, authorizations, consents and approvals could not be reasonably likely to result in a Material Adverse Effect, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. Schedule 2 correctly sets forth the ownership interest of Parent Guarantor, Guarantor and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date.

(b)

Authorization. The execution, delivery and performance by it of the Principal Agreements and all other documents and transactions contemplated thereby, are within its limited liability company powers or corporate powers, as applicable, have been duly authorized by all necessary limited liability company or corporate, as applicable, action and do not constitute or will not result in (i) a breach of any of the terms, conditions or provisions of its certificate of formation or operating agreement (or corresponding organizational documents if it is not a limited liability company); (ii) a breach of any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, servicing contract or any other material contractual obligation of it; (iii) a material default or an acceleration under any of the foregoing; (iv) the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject; except, in each case, where such breach, default or violation could not be reasonably likely to have a Material Adverse Effect; (v) the violation of any order, judgment, injunction or decree of any court or other agency of government binding on it, (vi) or require the creation or imposition of any Lien upon any of the properties or assets of Seller, Parent Guarantor or Guarantor (other than any Liens created under any of the Principal Agreements in favor of Buyer), or (vii) or require any approval of stockholders, members or partners or any approval or consent of any Person under any material contractual obligation of the it, except for such approvals or consents which have been obtained on or before the Effective Date.

(c)

Enforceable Obligation. The Principal Agreements and all other documents contemplated thereby constitute legal, binding and valid obligations of it, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights.

(d)

Approvals. The execution and delivery of the Principal Agreements and all other documents contemplated thereby and the performance of its obligations thereunder do not require any order, license, consent, approval, authorization, validation or other action of any Governmental Authority or any other Person, or if required, such license, consent, approval, authorization or other action has been obtained prior to the Effective Date, except for the failure to obtain any Approvals which could not reasonably be expected to result in a Material Adverse Effect.

(e)

Compliance with Laws. It is not in violation of any of its certificate of formation or operating agreement (or corresponding organizational documents if it is not a limited liability company), of any provision of any applicable law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could reasonably be expected to result in a Material Adverse Effect.

(f)

Financial Condition. All financial statements of Parent Guarantor (and its Subsidiaries, on a consolidated basis) delivered to Buyer fairly and accurately present the financial condition of the parties for whom such statements are submitted. The consolidated financial statements of Parent Guarantor have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Parent Guarantor. Since the close of the period covered by the latest financial statement delivered to Buyer with respect to Parent Guarantor, there has been no material adverse change in the assets, liabilities or financial condition of Parent Guarantor, Seller or Guarantor nor is it aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of it, is threatened, that (i) could reasonably be expected to render it unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) could reasonably be expected to result in a Material Adverse Effect.

(g)

Credit Facilities. The only credit facilities, including repurchase agreements for mortgage loans and mortgage-backed securities, of Seller, Parent Guarantor or Guarantor that are presently in effect and are secured by mortgage loans or provide for the purchase, repurchase or early funding of mortgage loan sales, are with Persons disclosed to Buyer at the time of application, or thereafter disclosed to Buyer in accordance with Section 9.1(c).

(h)

Title to Assets. It has good, valid, insurable (in the case of real property) and marketable title to all of its properties and other assets, whether real or personal, tangible or intangible, reflected on the financial statements delivered to Buyer, except for such properties and other assets that have been disposed of in the ordinary course of business of its business, and all such properties and other assets are free and clear of all liens except as disclosed in such financial statements.

(i)

Litigation. There are no actions, claims, suits, investigations or proceedings pending, or to the knowledge of it, threatened or affecting it or any of its Subsidiaries or any of the property thereof before any court or Governmental Authority that have a reasonable likelihood of success which if adversely determined would be reasonably likely to have a Material Adverse Effect.

(j)

Payment of Taxes. It and its Subsidiaries have filed all material U.S. federal and material state income tax returns and all other material tax returns which are required to be filed by them and have paid all U.S. federal and state income taxes and all other material taxes due from it and its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable and/or (b) where the failure to so file or pay could not be reasonably likely to have a Material Adverse Effect.

(k)

No Defaults. It is not in default beyond any applicable grace period under any indenture, mortgage, deed of trust, agreement or other instrument or contractual or legal obligation to which it is a party or by which it is bound in any respect that could reasonably be expected to result in a Material Adverse Effect.

(l)

ERISA. It, its Subsidiaries, their ERISA Affiliates, and each Plan are in compliance in all material respects with the requirements of ERISA and the Code with respect to any Plan, and no Reportable Event has occurred with respect to any Plan. No Plan is considered to be an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA. Seller, Guarantor, Parent Guarantor and their respective Subsidiaries do not provide any medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or any similar state or local law (collectively “COBRA”), except as could not reasonably be likely to result in a Material Adverse Effect. None of the assets of it, Guarantor or any of its respective Subsidiaries are “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. Each of Seller, Parent Guarantor and Guarantor and their respective Subsidiaries and their respective ERISA Affiliates have made all required contributions to each Plan, and to each Multiemployer Plan to which it is obligated to contribute, except as could not reasonably be likely to result in material liability to it. No event or condition described in clauses (a) through (f) of Section 9.10 has occurred or exists, other than an event or condition with respect to which notice has been provided in accordance with Section 9.10.

(m)

True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing, or made available for viewing, by or on behalf of Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Principal Agreements or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact. All written information furnished or made available, as applicable, after the date hereof by or on behalf of Seller. Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries to Buyer in connection with this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect as of the date such information is provided and when taken as a whole with all other information so provided; provided that, with respect to financial projections, forecasts, budgets and other forward looking information, each of Seller and Guarantor represents only that such information was prepared in good faith based on assumptions believed by Seller or Guarantor, as applicable, to be reasonable at the time made and at the time such materials were so furnished.

(n)

Ownership; Priority of Liens. Seller owns all Assets identified in the Transactions Terms Letter that are to become Purchased Assets on the related Purchase Date, and Guarantor owns all Related Mortgage Loans, and any Transaction shall convey all of Seller’s right, title and interest in and to the related Purchased Assets and other Purchased Items to Buyer, including, with respect to any Servicing Released Loans, the Servicing Rights related thereto. This Agreement creates in favor of Buyer, a valid, enforceable first priority lien and security interest in the Purchased Assets and other Purchased Items, prior to the rights of all third Persons and subject to no other liens.

(o)

Investment Company Act. None of Seller, Guarantor or any of their respective Subsidiaries are required to register, nor will Seller, Guarantor or any of their respective Subsidiaries be required to register as a result of the transactions contemplated hereby, as an “investment company” under the Investment Company Act of 1940 (as amended, the “Investment Company Act”) and although there may be additional exclusions or exemptions available to Seller, Seller will rely on Section 3(c)(5)(C) under the Investment Company Act for its exclusion from the definition of “investment company”; no one acting on Seller’s, Parent Guarantor’s or Guarantor’s behalf has taken any action that would require registration of Seller, Parent Guarantor or Guarantor or any of their respective Subsidiaries under the Investment Company Act, and no one acting on Seller’s, Parent Guarantor’s or Guarantor’s behalf has authorized or will authorize any Person to act in such manner. None of Seller, Parent Guarantor, Guarantor or any of their respective Subsidiaries are required to be registered as an “investment company” within the meaning of the Investment Company Act. Each of Seller, Parent Guarantor and Guarantor is structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(p)

Filing Jurisdictions; Relevant States. Schedule 1 hereto sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Assets and other Purchased Items and the Related Mortgage Loans (including, with respect to any Servicing Released Loans, the Servicing Rights related thereto); provided that the list of such jurisdictions and filing offices may change upon notice by Seller or Guarantor to Buyer in accordance with Section 9.2(j).

(q)

Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of its assets is greater than the fair value of its liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of it in accordance with GAAP) and it is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. It does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. It is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or any of its assets. It is not transferring any Assets with any intent to hinder, delay or defraud any of its creditors.

(r)

Custodial Account. All funds required pursuant to this Agreement, any Servicing Agreement or any Servicer Notice, if applicable, to be segregated and deposited into the Custodial Account have been so segregated and deposited as required by, and in accordance with this Agreement.

(s)

Principal Place of Business. Except as identified pursuant to a notice delivered in accordance with Section 9.2(j), its principal place of business is located at 1700 Lincoln St., 25th floor, Denver, CO 80203.

(t)	[Reserved.]

(u)	MERS. Guarantor is a member of MERS in good standing.

(v)

Agency Approvals. Seller and Guarantor have all requisite Approvals and is in good standing with each Agency; and in each case, with no event having occurred or it having any reason whatsoever to believe or suspect that an event will occur (including, without limitation, a change in insurance coverage) which would either make it unable to comply with the eligibility requirements for maintaining all such applicable Approvals or require notification to the relevant Agency or to HUD, the FHA, the VA or the RD, as applicable.

(w)

No Adverse Actions. To the extent approved by an Agency, HUD, the FHA, the VA or the RD, it has not received from any Agency, HUD, the FHA, the VA or the RD a notice of extinguishment or a notice indicating material breach, default or material non-compliance which could be reasonably likely to cause such Agency or HUD, the FHA, the VA or the RD to terminate, suspend, sanction or levy penalties against it, or a notice from any Agency, HUD, the FHA, the VA or the RD indicating any adverse fact or circumstance in respect of it which could be reasonably likely to cause such Agency or HUD, the FHA, the VA, or the RD, as the case may be, to revoke any of its Approvals or otherwise terminate, suspend it as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, the FHA, the VA or the RD to terminate it.

(x)

Accuracy of Wire Instructions. With respect to each Purchased Mortgage Loan subject to a Purchase Commitment by an Agency, as applicable, (1) either the wire transfer instructions as set forth on the applicable Agency Documents are identical to Buyer’s (or, if applicable, any paying agent under any Joint Account Control Agreement) designated wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) either the payee number set forth on the applicable Agency Documents is identical to the payee number that has been identified by Buyer in writing as Buyer’s (or, if applicable, any paying agent under any Joint Account Control Agreement) payee number or Buyer has approved the related payee number in writing in its sole discretion. With respect to each Pooled Mortgage Loan, the applicable Agency Documents are duly executed by it and designate Buyer or its designee (or the Securities Intermediary under the Joint Securities Account Control Agreement) as the party authorized to receive the related Mortgage-Backed Securities.

(y)

Anti-Money Laundering Laws. It has complied with all applicable anti-money laundering laws and regulations, including without limitation the Patriot Act (collectively, the “Anti-Money Laundering Laws”); it has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(z)	Anti-Terrorism; OFAC.

(i)

Neither it nor any Person controlling or controlled by it nor any Person having a direct beneficial interest in it nor any Person for whom it is acting as agent or nominee in connection with this transaction (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support

Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”), (2) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(ii)

No part of the proceeds of the Purchase Price will be used, directly or indirectly, by any Person for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(iii)

It acknowledges by executing this Agreement and the other Principal Agreements to which it is a party that Buyer has notified it that, pursuant to the requirements of the Patriot Act, Buyer is required to obtain, verify and record such information as may be necessary to identify Seller, and confirm that the administrator of it (or the administrator of the applicable direct or indirect owner of Equity Interests of it) has obtained, verified and recorded such information as may be necessary to identify any Person owning ten percent (10%) or more of the direct Equity Interests of it (including, without limitation, the name and address of such Person), in each case, in accordance with the Patriot Act.

(iv)

None of Guarantor, Seller or any director, officer, agent or employee of Guarantor or Seller, has used any of the proceeds of any Transaction (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which any of Guarantor, Parent Guarantor or Seller conducts its business and to which they are lawfully subject or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)

Servicing Rights. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, solely with respect to the Servicing Released Loans, it has not severed or separated the Servicing Rights and other servicing provisions related to the Servicing Released Loans from the Related Mortgage Loans and such Servicing Rights and other servicing provisions of this Agreement and any other Principal Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Principal Agreements. Buyer acknowledges that Guarantor retains legal title to the Servicing Released Loans and legal title to the Servicing Rights in respect of the Servicing Released Loans, and that the sale of the Participation Interest in the Servicing Rights does not sever the Servicing Rights from the Servicing Released Loans.

(bb)

Financial Statements. The financial statements of Guarantor delivered to Buyer on or prior to the Effective Date fairly present in all material respects on a consolidated basis the assets, liabilities and financial position of Guarantor as at the dates of such financial statements, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). For the avoidance of doubt, the financial statements described in the preceding sentence (the receipt of which is hereby acknowledged by Buyer) consist of copies of the audited Guarantor’s balance sheet for the fiscal year of Guarantor ended December 31, 2021, with the opinion thereon of Guarantor’s independent accountants, and the unaudited Guarantor’s balance sheet for the fiscal quarter of Guarantor ended March 31, 2022 and for the fiscal month of Guarantor ended April 30, 2022 and related statements of income for Guarantor for such periods. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Guarantor and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since April 30, 2022, there has been no Material Adverse Change in the consolidated business, operations or financial condition of Guarantor from that set forth in such financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such Material Adverse Change.

(cc)

Agreements. It is not a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition. It is not in breach or default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could reasonably be expected to have a Material Adverse Effect on it. There are no breaches or defaults under the Principal Agreements to which it is a party. No holder of any indebtedness of it has given notice of any asserted default thereunder.

(dd)	No Material Adverse Effect. Since March 31, 2022, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(ee)

Risk Management Policy. Guarantor has duly adopted, in accordance with its internal risk policies, a risk management policy, which is in full force and effect. A copy of such risk management policy has been previously delivered to Buyer.

(ff)	More Favorable Agreement. None of Parent Guarantor, Guarantor or Seller has entered into a More Favorable Agreement.

8.2

Representations and Warranties Concerning Purchased Assets. Seller represents and warrants to and covenants with Buyer that the representations and warranties contained on Exhibit H hereto are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the related Repurchase Date.

8.3

Continuing Representations and Warranties. By submitting a Transaction Request and an Asset Data Record hereunder, Seller shall be deemed to have represented and warranted the truthfulness, correctness and completeness of the representations and warranties set forth in Exhibit H hereto.

8.4

Amendment of Representations and Warranties. From time to time, the representations and warranties set forth in Exhibit H hereto may be amended by mutual agreement between Buyer and Seller. Any such amendment shall not apply to Transactions entered into prior to the effective date of the amendment and in no event shall the amendment apply to any Transaction on a retroactive basis.

ARTICLE 9

AFFIRMATIVE COVENANTS

Each of Seller and Guarantor hereby covenants and agrees with Buyer that during the term of this Agreement and for so long as there remain any obligations of Seller and/or Guarantor to be paid or performed under the Principal Agreements:

9.1	Financial Statements and Other Reports.

(a)

Interim Statements. Within forty-five (45) calendar days after the end of the first three quarters of each fiscal year of Parent Guarantor’s, each of Guarantor and Seller shall cause Parent Guarantor to deliver to Buyer the consolidated balance sheet of Parent Guarantor and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of Parent Guarantor and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of Parent Guarantor as having been prepared in accordance with GAAP and being fairly stated in all material respects.

(b)

Annual Statements. Within ninety (90) calendar days after the end of each fiscal year, each of Guarantor and Seller shall cause Parent Guarantor to deliver to Buyer consolidated financial statements of Parent Guarantor and its consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants, which financial statements shall set forth in comparative form the figures for the previous year and which report shall be without a “going concern” or like qualification or exception or qualification as to scope of such audit (other than any “going concern” qualification arising out of an upcoming maturity date of any material Debt that is scheduled to occur within one year from the time such report is delivered).

(c)

Officer’s Certificate. Together with the financial statements required to be delivered pursuant to Sections 9.1(a) and (b), each of Guarantor and Seller shall cause Parent Guarantor to deliver to Buyer an officer’s certificate substantially in a form attached hereto as Exhibit C, or as otherwise agreed to in writing by the Guarantor, the Seller and the Buyer, which shall include a list of all mortgage financing facilities including, without limitation, any warehouse, repurchase, purchase or off-balance sheet facilities, that were entered into by Guarantor, Parent Guarantor or Seller in the preceding month, and evidence of compliance with all financial covenants.

(d)

Funding and Production Volume Reports. Upon request of Buyer (which shall be no more often than quarterly), Seller shall cause Guarantor to deliver, and Guarantor shall deliver, to Buyer, a funding and production volume report for the prior calendar quarter.

(e)

Monthly Collateral Tape. Seller shall cause Guarantor to, and Guarantor shall, (i) deliver to Buyer within five (5) Business Days after the end of each month, a collateral tape including the data fields (to be determined, but to include, at a minimum fields for unpaid principal balance and interest paid to date) representing the Related Mortgage Loans related to the Purchased Mortgage Loans subject to Transactions hereunder as of the end of such month, reasonably acceptable to Buyer in its discretion and (ii) promptly deliver to Buyer any additional information as reasonably requested.

(f)

Hedging Reports. Seller shall cause Guarantor to deliver, and Guarantor shall deliver, to Buyer, or cause to be delivered to Buyer, weekly, a summary hedge report (data elements to be agreed upon by Seller and Buyer). To the extent Seller or Guarantor retains any Person(s) to perform hedging services on behalf of Seller or Guarantor, each of Seller and Guarantor hereby grants Buyer authority to contact, request and receive hedging reports directly from such Person(s) at no cost to Buyer. Further, Seller and Guarantor shall instruct such Person(s), upon reasonable notice from Buyer and during normal business hours, to answer candidly and fully, at no cost to Buyer, any and all questions that Buyer may address to them in reference to the hedging reports of Seller or Guarantor.

(g)

Reports and Information Regarding Purchased Assets. Seller shall cause Guarantor to deliver, and Guarantor shall deliver, to Buyer, with reasonable promptness following Buyer’s request: (i) copies of any reports related to the Purchased Assets, (ii) copies of all documentation in connection with the underwriting and origination of any Purchased Asset and/or Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule, as applicable, or (iii) any other information in Seller’s or Guarantor’s possession related to the Purchased Assets.

(h)

Other Reports. As may be reasonably requested by Buyer from time to time, Seller shall cause Guarantor to deliver to or make available for viewing by, and Guarantor shall deliver to or make available for viewing by, Buyer within thirty (30) calendar days of filing or receipt: (i) copies of all regular or periodic financial or other reports, if any, that Guarantor or Parent Guarantor files with any governmental, regulatory or other agency and (ii) copies of all audits, examinations and reports concerning the operations of Guarantor or Parent Guarantor from any Takeout Investor, Insurer or licensing authority. In addition, Seller shall cause Guarantor to deliver to or make available for viewing by, and Guarantor shall deliver to or make available for viewing by, Buyer, with reasonable promptness, such further information reasonably related to the business, operations, properties or financial condition of Seller, Parent Guarantor or Guarantor, in such detail and at such times as Buyer may reasonably request. Each of Seller and Guarantor understands and agrees that all reports and information provided to Buyer by or relating to Seller, Parent Guarantor or Guarantor may be disclosed to Buyer’s Affiliates.

(i)

Government Reports. If applicable, Seller shall cause Guarantor to deliver, and Guarantor shall deliver, to Buyer, within thirty (30) calendar days after the end of such fiscal quarter, a report specifying, on a mortgage loan by mortgage loan basis, any rejection by the FHA or the VA of insurance or guarantee claims by Seller or Guarantor, any rejection by Fannie Mae or Freddie Mac of sales by Seller or Guarantor, any repurchase requests by Fannie Mae, Freddie Mac, the FHA or the VA (with such report specifying, with respect to each mortgage loan that is included in any such report, the loan number assigned by Guarantor with respect to such mortgage loan (which loan number shall be the same loan number provided to Buyer with respect to any Related Mortgage Loan)), and the “compare ratio” assigned to Guarantor by the FHA under its “Neighborhood Watch” program.

(j)

Quarterly Portfolio Performance Report. Seller shall cause Guarantor to deliver to, and Guarantor shall deliver to, Buyer within fifteen (15) calendar days after the end of the calendar quarter in each calendar year, a quarterly portfolio performance report reflecting the performance of Guarantor’s portfolio of mortgage loans, which shall include the following:

(i)

Platform Delinquency Percentage. The percentage (and a calculation thereof), as of such quarter end resulting from the ratio of (a) the unpaid principal balances of all mortgage loans originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Seller that are Delinquent Mortgage Loans divided by (b) the unpaid principal balances of all mortgage loans that have been originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Seller;

(ii)

Platform Repurchase Percentage. The percentage (and a calculation thereof), as of quarter end resulting from the ratio of (i) the unpaid principal balances of all mortgage loans originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Seller that are Repurchase Mortgage Loans divided by (ii) the unpaid principal balances of all mortgage loans that have been originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Seller; and

(iii)

Platform EPD Percentage. The percentage (and a calculation thereof), as of such quarter end resulting from the ratio of (a) the unpaid principal balances of all mortgage loans originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Servicer that are EPD Mortgage Loans divided by (b) the unpaid principal balances of all mortgage loans that have been originated by Guarantor, any Approved Seller/Originator or any of their respective Affiliates and serviced as of such quarter end by Guarantor or any servicer on behalf of Guarantor or Seller.

(k)

EDGAR Filing. Notwithstanding anything herein to the contrary, any documents required to be delivered pursuant to this Section 9 may be delivered electronically by Parent Guarantor filing such documents for public availability on EDGAR or by the Parent Guarantor posting such documents on the Parent Guarantor’s primary website (currently http://www.radian.com) or on any other site on the worldwide web, which primary website or other site is accessible by the Buyer through a widely held nationally recognized web browser and from which such documents may be readily viewed and printed, and, if so delivered, shall be deemed to have been delivered on the date on which (x) such documents are filed for public availability on EDGAR or are so posted for public availability on the Parent Guarantor’s primary website, as the case may be, or (y) the Parent Guarantor notifies (which may be by facsimile or electronic mail) the Buyer that such financial statements have been posted on such other site (the address of which shall be contained in such notice), which other site complies with the foregoing requirements. The Buyer shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Guarantor with any request for delivery, and the Buyer shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

9.2

Notice. Each of Guarantor and Seller shall give Buyer prompt (but in no event later than three (3) Business Days after Seller or Guarantor becoming aware, except for clause (p), with respect to which notice shall be provided immediately upon becoming aware) written notice, in reasonable detail, of:

(a)

any action, suit or proceeding instituted by or against Seller, Parent Guarantor or Guarantor in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic), or any such action, suit or proceeding threatened against Seller, Parent Guarantor or Guarantor, in any case, if such action, suit or proceeding, or any such action, suit or proceeding threatened against Seller, Parent Guarantor or Guarantor, (i) involves a potential liability, on an individual or aggregate basis, with respect to which there is a reasonable likelihood that such action, suit or proceeding will result in a liability equal to or greater than (A) $250,000 with respect to Seller, (B) $5,000,000 with respect to Guarantor or (C) $75,000,000 with respect to Parent Guarantor, (ii) that causes the aggregate outstanding potential liability of actions, suits and proceedings with respect to which there is a reasonable likelihood of an adverse determination to exceed (A) $250,000 with respect to Seller, (B) $5,000,000 with respect to Guarantor or (C) $75,000,000 with respect to Parent Guarantor, (iii) that could reasonably be expected to have a Material Adverse Effect and is not covered by insurance, (iv) that questions or challenges the validity or enforceability of any of the Principal Agreements or (v) questions or challenges compliance of (x) with respect to any Related Mortgage Loans, Purchased Asset or assets similar to the Purchased Assets, with the Ability to Repay Rule or (y) with respect to any Related Mortgage Loans, Purchased Asset or assets similar to the Purchased Assets, the QM Rule;

(b)

the filing, recording or assessment of any federal, state or local tax lien against Seller or Guarantor, or any of Seller’s, Parent Guarantor’s or Guarantor’s assets, unless such filing, recording or assessment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor;

(c)	the occurrence of any Potential Default or Event of Default;

(d)

the actual, or threatened in writing, material suspension, revocation or termination (other than a termination by Guarantor without cause) of Seller’s, Parent Guarantor’s or Guarantor’s licensing or eligibility, in any respect, as an approved, licensed lender, seller, mortgagee or servicer of assets similar to the Purchased Assets or Related Mortgage Loans;

(e)

the suspension, revocation or termination of any existing mortgage loan repurchase or warehouse facility for assets similar to the Purchased Assets or Related Mortgage Loans (other than an ordinary course termination);

(f)	any Purchased Asset ceases to be an Eligible Asset;

(g)

any Takeout Investor that threatens in writing to set-off amounts owed by Seller, Parent Guarantor or Guarantor to such Takeout Investor against the purchase proceeds owed by the Takeout Investor to Seller, Parent Guarantor or Guarantor for the Related Mortgage Loans and/or Mortgage-Backed Securities with respect to the Purchased Assets (excluding amounts owed by Seller, Parent Guarantor or Guarantor to the Takeout Investor which are directly related to Purchased Assets and which are expressly allowed to be set-off by the Takeout Investor pursuant to the related Bailee Agreement or Purchase Commitment);

(h)

any condition or event that constitutes an “event of default” beyond any applicable grace period under any Debt with an outstanding principal amount greater than (A) $250,000 with respect to Seller, (B) $5,000,000 with respect to Guarantor or (C) $75,000,000 with respect to Parent Guarantor or that notice has been given to any party thereunder with respect thereto that could reasonably be expected to have a Material Adverse Effect;

(i)

any other action, event or condition of any nature that could reasonably be expected to lead to or result in a Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor or that, with notice or lapse of time or both, would constitute a default under any material agreement, instrument or indenture to which Seller, Parent Guarantor or Guarantor is a party or to which Seller, Parent Guarantor or Guarantor, its properties or assets may be subject;

(j)

any (i) change to the location of its principal place of business from that specified in Section 8.1(s), (ii) change in the name or corporate structure (or the equivalent) of Seller or Guarantor, or materially change the corporate structure (or the equivalent) of the Parent Guarantor or change in the location where Seller, Parent Guarantor or Guarantor maintains its records with respect to the Purchased Assets or any Purchased Items, or (iii) reincorporation or reorganization of Seller, Parent Guarantor or Guarantor under the laws of another jurisdiction;

(k)

(i) any material penalties, sanctions or charges levied, or threatened to be levied, against Seller, Parent Guarantor or Guarantor or any adverse change or threatened change made in writing in its Approval status, (ii) the commencement of any material non-routine investigation or the institution of any proceeding or the threat in writing of institution of any proceeding against Seller, Parent Guarantor or Guarantor by any Agency, HUD, the FHA, the VA, the RD or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller, Parent Guarantor or Guarantor or (iii) the commencement of any material investigation, or the institution of any material proceeding or the threat in writing of institution of any material proceeding against Seller, Parent Guarantor or Guarantor or any Approved Seller/Originator by any city, county or municipal supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of Seller, Parent Guarantor or Guarantor or any Approved Seller/Originator; except to the extent such information described in clauses (i) through (iii) above is prohibited from disclosure pursuant to applicable law;

(l)	it or any Servicer will change the identity or location of the Custodial Account;

(m)	any termination or termination threatened in writing by any Agency of the Custodian as an eligible custodian;

(n)	any change to the date on which Seller’s, Parent Guarantor’s or Guarantor’s fiscal year begins from Seller’s, Parent Guarantor’s or Guarantor’s current fiscal year beginning date;

(o)

(i) the certification of any Related Mortgage Loan by a certifying custodian to an Agency that such Related Mortgage Loan meets all of the criteria specified in the related Agency Guide for the securitization thereof, and (ii) the pooling of any Related Mortgage Loan for the purpose of backing a Mortgage-Backed Security;

(p)	any settlement with, or issuance of a consent order by, any Governmental Authority, relating to Seller or Guarantor;

(q)	a Servicer fails to maintain two out of three of the following prime servicer ratings:

(i)	a rating with Standard & Poor’s Financial Services LLC of Average,

(ii)	a rating with Moody’s of SQ4+, and

(iii)	a rating with Fitch Ratings, Inc. of RPS3-;

(r)

any final judgment or decree entered against Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries by a court, administrative tribunal or other body having jurisdiction involving a liability of (A) $250,000 with respect to Seller, (B) $5,000,000 with respect to Guarantor or (C) $75,000,000 with respect to Parent Guarantor or more;

(s)	that the representation and warranty set forth in Section 8.1(aa) shall prove to have been false in any respect as of the time made;

(t)	any change in any of the chief executive officer, chief financial officer or chief operating officer of Seller, Parent Guarantor or Guarantor; and

(u)	any change in any material respect to any underwriting, third party origination and interest rate risk management practices of Seller or Guarantor that exist as of the Effective Date.

9.3

Existence, Etc. Each of Seller and Guarantor shall (a) preserve and maintain its legal existence and all of its governmental licenses, authorizations, consents and approvals necessary for each of Seller and Guarantor to conduct its business and to perform its obligations under the Principal Agreements, (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if the failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, (c) maintain adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and (d) pay and discharge all material income and other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9.4

Servicing of Mortgage Loans Subject to Section 6.2, each of Guarantor and Seller shall, and pursuant to the applicable Servicing Agreement, each of Guarantor and Seller shall cause each Servicer to, service all Related Mortgage Loans at Guarantor’s and Seller’s expense and without charge of any kind to Buyer. Guarantor and Seller may delegate its obligations hereunder to service the Related Mortgage Loans (subject to Section 6.2) to one or more Servicers; provided that any such Servicer has been approved by Buyer and such Servicer has executed a Servicing Agreement, in a form acceptable to Buyer, with Guarantor. The failure of Guarantor and Seller to obtain the prior approval of Buyer regarding the delegation of its servicing obligations to a Servicer shall be considered an Event of Default hereunder. In any event Servicer shall service such Related Mortgage Loans with the degree of care and in accordance with the servicing standards generally prevailing in the industry, including those required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

9.5	Evidence of Purchased Assets. Each of Guarantor and Seller shall indicate on its books and records (including its computer records) that each Purchased Asset has been included in the Purchased Items.

9.6

Defense of Title; Protection of Purchased Items. Each of Guarantor and Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever. Guarantor and Seller shall allow Buyer (a) to inspect any Mortgaged Property relating to a Related Mortgage Loan; (b) to appear in or intervene in any proceeding or matter affecting any Purchased Asset or other Purchased Item or the value thereof; (c) to initiate, commence, appear in and defend any foreclosure, action, bankruptcy or proceeding which could affect Buyer’s ownership or security of the Purchased Items or the value thereof, or the rights and powers of Buyer; (d) to contest by litigation or otherwise any lien asserted against any Purchased Mortgage Loan or any Related Mortgage Loan (or against the related Mortgaged Property) or against any other Purchased Item, the improvements, or the personal property identified therein; and/or (e) to make payments on account of such encumbrances, charges, or liens and to service any Purchased Mortgage Loans or Related Mortgage Loans and take any action it may deem appropriate to collect all amounts due and owing with respect to any Purchased Items or any part thereof or to enforce any rights with respect thereto. All reasonable costs and expenses, including reasonable attorneys’ fees (including, but not limited to, those incurred on appeal), that Buyer may incur with respect to any of the foregoing and any expenditures it may make to protect or preserve the Purchased Items or the rights of Buyer, shall be payable by Guarantor and Seller, jointly and severally. Guarantor and Seller, jointly and severally, shall repay the same to Buyer upon demand with interest, at the Default Rate, from the date any such expenditure shall have been made until the day it is repaid.

9.7

Further Assurances. Each of Guarantor and Seller shall, at its expense, promptly procure, execute and deliver to Buyer, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Guarantor or Seller in this Agreement.

9.8

Fidelity Bonds and Insurance. Guarantor shall maintain an insurance policy, in a form and substance reasonably satisfactory to Buyer, covering against loss or damage relating to or resulting from any breach of fidelity by Guarantor, or any officer, director, employee or agent of Guarantor, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by law. This policy shall name Buyer as a loss payee with an unlimited right of action and shall provide coverage in an amount required by Fannie Mae’s Selling Guide. Guarantor shall not amend, cancel, suspend or otherwise change such policy in a manner prohibited by any applicable Agency without the prior written consent of Buyer. Guarantor shall or shall cause to be provided notice of cancellation or reduction in the terms of any such insurance.

9.9	[Reserved].

9.10

ERISA. As soon as reasonably possible, and in any event within five (5) Business days after Guarantor, Parent Guarantor or Seller has knowledge or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Guarantor setting forth details respecting such event or condition and the action, if any, that Guarantor, Parent Guarantor or Seller or any of their respective Affiliates or ERISA Affiliates, as applicable, propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Guarantor, Parent Guarantor, Seller or any of their respective Affiliates or ERISA Affiliates with respect to such event or condition):

(a)

any Reportable Event or failure to meet minimum funding standards with respect to a Plan; provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA with respect to a Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(c) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;

(b)

the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Parent Guarantor, Guarantor or an ERISA Affiliate of Seller, Parent Guarantor or Guarantor to terminate any Plan;

(c)

the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, Parent Guarantor or Guarantor or their respective Affiliates or ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(d)

the complete or partial withdrawal from a Multiemployer Plan by Seller, Parent Guarantor or Guarantor or their respective Affiliates or ERISA Affiliates that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller, Parent Guarantor or Guarantor or their respective Affiliates or ERISA Affiliates of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(e)

the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller, Parent Guarantor or Guarantor or their respective Affiliates or ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) calendar days; and

(f)

the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) and Section 436 of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller, Parent Guarantor or Guarantor or their respective Affiliates or ERISA Affiliates fails to timely make a contribution or provide security to such Plan in accordance with the provisions of said Sections.

9.11	[Reserved]

9.12

MERS. Guarantor will comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Related Mortgage Loans that are registered with MERS for as long as such Related Mortgage Loans are so registered.

9.13

Agency Audit and Approval Maintenance. Guarantor shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) to the extent not otherwise prohibited by reason of confidentiality or other non-disclosure restrictions, provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, and (iii) take all actions necessary to maintain its Approvals.

9.14

Financial Covenants. Each of Guarantor and Seller shall cause Parent Guarantor to at all times comply with the financial covenants contained in Exhibit A to the Parent Guaranty or such financial covenants contained in any More Favorable Agreement pursuant to Section 9.15.

9.15

Most Favored Status. Seller, Guarantor and Buyer each agree that should Parent Guarantor, Guarantor, Seller or any Subsidiary or Affiliate thereof enter into a repurchase agreement the collateral for which is substantially similar to the Purchased Assets and/or Related Mortgage Loans with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to buyer, lender or other party with respect to such repurchase agreement, as applicable, with respect to any financial covenants described in Section 9.14 or any substantially similar covenants (a “More Favorable Agreement”), then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Buyer. Guarantor, Seller and Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this

Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon Parent Guarantor, Guarantor, Seller or any Subsidiary or Affiliate thereof entering into a repurchase agreement with any Person other than Buyer or an Affiliate of Buyer, Guarantor shall deliver to Buyer a true, correct and complete copy of such repurchase agreement, guaranty or other financing documentation.

9.16

Quality Control. Seller shall, at all times, cause Guarantor to, and Guarantor shall, at all times, maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to the Purchased Assets. Such program shall guard against (i) dishonest, fraudulent, or negligent acts; and (ii) errors and omissions by officers, employees, or other authorized persons.

9.17

PMIERS Requirements. Each of Seller and Guarantor shall cause Parent Guarantor to cause Radian Guaranty, Inc. to maintain eligibility as a private mortgage insurer with Freddie Mac and Fannie Mae, subject to any transition period thereunder and any forbearance thereunder afforded by any of Freddie Mac, Fannie Mae, the Federal Housing Finance Authority or any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.

ARTICLE 10

NEGATIVE COVENANTS

Each of Seller and Guarantor hereby covenants and agrees with Buyer that during the term of this Agreement and for so long as there remain any obligations of Seller and/or Guarantor to be paid or performed under this Agreement, each of Seller and Guarantor shall comply with the following:

10.1

Lines of Business. Each of Seller and Guarantor shall not make any material change in the nature of its business as carried on at the Effective Date other than lines of business typical for companies engaged in mortgage or consumer finance.

10.2

Debt and Subordinated Debt. Each of Seller and Guarantor shall not, and shall not allow Parent Guarantor to, either directly or indirectly, without the prior written consent of Buyer, pay any Debt or Subordinated Debt if such payment shall cause an Event of Default. Further, if an Event of Default shall have occurred and for as long as such is continuing, each of Seller, Parent Guarantor and Guarantor shall not, either directly or indirectly, without the prior written consent of Buyer, make any payment of any kind thereafter on such Debt or Subordinated Debt until all obligations of Seller hereunder have been paid and performed in full; provided, that each of Seller, Parent Guarantor and Guarantor shall be permitted, without the prior written consent of Buyer, to make ordinary course payments under any Debt (other than Subordinated Debt). Buyer, Guarantor, Parent Guarantor and Seller each hereby acknowledge and agree that the payments permitted to be made by Seller, Parent Guarantor and Guarantor pursuant to this Section 10.2 shall specifically exclude any optional payment with respect to, or early refinancing of, any Debt or Subordinated Debt.

10.3

Liens on Purchased Assets and Purchased Items. Seller and Guarantor shall not grant, create, incur, assume or suffer to exist any Lien upon the Purchased Assets and other Purchased Items and the Related Mortgage Loans (including, with respect to any Servicing Released Loans, the Servicing Rights related thereto), other than as granted to Buyer herein.

10.4

Transactions with Affiliates. Except as contemplated herein with respect to transactions between Seller and Guarantor, each of Seller and Guarantor shall not, and shall not allow Parent Guarantor to, directly or indirectly, enter into any transaction with its Affiliates (other than any direct or indirect wholly-owned Subsidiary), if any, without the prior written consent of Buyer, including, without limitation, (a) making any loan, advance, extension of credit or capital contribution to an Affiliate, (b) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (c) purchasing or acquiring assets from an Affiliate, or (d) paying management fees to or on behalf of an Affiliate; provided, however, that Seller, Guarantor or Parent Guarantor may, without the prior written consent of Buyer, and provided that an Event of Default is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if (i) such transaction is in the ordinary course of Seller’s, Parent Guarantor’s or Guarantor’s business, (ii) is among Parent Guarantor and one or more of its direct or indirect wholly-owned Subsidiaries, (iii) constitutes normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of Parent Guarantor’s business, (iv) such transaction constitutes payment of any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interest in the Parent Guarantor or any of its Subsidiaries or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Parent Guarantor or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in Parent Guarantor or any Subsidiary thereof (it being understood that Debt convertible into an equity interest of the Parent Guarantor or any Subsidiary is not an equity interest); (v) such transaction constitutes an Investment which is consented to by Buyer or otherwise agreed to in writing between Buyer and Parent Guarantor; or (vi) such transaction is upon fair and reasonable terms no less favorable to Seller, Parent Guarantor or Guarantor, as applicable, had Seller, Parent Guarantor or Guarantor, as applicable, entered into a comparable arm length’s transaction with a Person which is not an Affiliate.

10.5

Consolidation, Merger, Sale of Assets and Change of Control. Each of Seller and Guarantor shall not, and shall not allow Parent Guarantor to, directly or indirectly, (a) wind up, liquidate or dissolve its affairs; (b) enter into any transaction of merger or consolidation with any Person; (c) convey, sell, lease or otherwise dispose of, or agree to do any of the foregoing at any future time, all or substantially all of its property or assets; (d) form or enter into any partnership, joint venture, syndicate or other combination which could be reasonably likely to result in a Material Adverse Effect with respect to Seller or Guarantor; or (e) allow a Change of Control to occur with respect to Seller or Guarantor; provided, however, that Seller and Guarantor may, without the prior written consent of Buyer, and provided that a Potential Default or an Event of Default is not existing and will not occur as a result thereof: (i) merge or consolidate with any Person if Seller or Guarantor, as applicable, is the surviving and controlling entity, and (ii) in the ordinary course of Seller’s or Guarantor’s, as applicable, mortgage banking business, sell equipment that is uneconomic or obsolete and acquire Mortgage Loans for resale and sell Mortgage Loans; and provided further, that Parent Guarantor may merge or consolidate with or into any Person in order to effect an Acquisition or an Investment, in each case, as consented to by Buyer or otherwise agreed to in writing between Buyer and Parent Guarantor (in each case, with the Parent Guarantor being the survivor thereof) so long as such Acquisition or Investment does not result in a Change of Control with respect to Parent Guarantor.

10.6

Purchased Items. Unless otherwise provided in connection with a Purchase Commitment, neither Guarantor nor Seller shall attempt to resell, reassign, retransfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or any Joint Securities Account Control Agreement and any Joint Account Control Agreement) any of the Purchased Assets or other Purchased Items or any interest therein.

10.7	[Reserved].

10.8

Servicing Rights. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, solely with respect to the Servicing Released Loans, each of Seller and Guarantor shall not, directly or indirectly, sever or separate the Servicing Rights and other servicing provisions related to the Servicing Released Loans from the Related Mortgage Loans and shall not take any action inconsistent with such Servicing Rights and other servicing provisions of this Agreement and any other Principal Agreement constituting (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Principal Agreements. Buyer acknowledges that Guarantor retains legal title to the Servicing Released Loans and legal title to the Servicing Rights in respect of the Servicing Released Loans, and that the sale of the Participation Interest in the Servicing Rights does not sever the Servicing Rights from the Servicing Released Loans.

10.9

Change in Organizational Documents. Each of Seller and Guarantor shall not, and shall not allow Parent Guarantor to, amend, modify or otherwise change any of its organizational documents in any material respect, or except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, Seller or Guarantor, as applicable, shall deliver written notice to Buyer within thirty (30) days of any material amendment to its organizational documents.

10.10

Sale and Lease-Backs. Each of Seller and Guarantor shall not, and shall not allow Parent Guarantor to, enter into any arrangement, directly or indirectly, with any Person whereby Seller or Guarantor, as applicable, shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if any Potential Default or Event of Default exists or will exist after giving effect thereto (including that no Margin Deficit shall have occurred and be continuing at such time).

10.11	[Reserved.]

10.12

Pooled Mortgage Loans. Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, each of Seller and Guarantor shall not, directly or indirectly, replace any Related Mortgage Loan with a Mortgage-Backed Security pursuant to Section 3.8 that includes any mortgage loan in the related Pool other than the Related Mortgage Loans that such Mortgage-Backed Security replaced.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1	Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default:

(a)	failure of Seller to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price);

(b)

failure of Seller to (i) repurchase the Purchased Assets on the applicable Repurchase Date, (ii) failure of Guarantor to perform its obligations under Section 6.2(h)(i) or failure of Seller to perform its obligations under Section 6.3(b)~~,~~ or (ii~~) make any required payment of any Draw Fee when due hereunder or (iii~~) pay any other amount due under the Principal Agreements, in each case, within five (5) Business Days of (a) notice of such failure shall have been given to Seller, Parent Guarantor or Guarantor by Buyer or (b) the date upon which Seller, Parent Guarantor or Guarantor obtained knowledge of such failure;

(c)

failure of Seller, any Servicer, Parent Guarantor or Guarantor to deliver any report (including financial statements) required to be delivered hereunder or under any Principal Agreement or Servicing Agreement and such failure continues for a period of three (3) Business Days;

(d)	Seller, Parent Guarantor or Guarantor shall violate Section 14.5;

(e)

Seller’s or Guarantor’s representation and warranty in Section 8.1(o) shall be false or misleading at any time and such violation has not been cured within five (5) Business Days following (a) the date notice of such violation shall have been given to Seller, Parent Guarantor or Guarantor by Buyer or (b) the date upon which Seller, Parent Guarantor or Guarantor obtained knowledge of such failure;

(f)	a Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor shall occur;

(g)

Seller, Parent Guarantor, Guarantor or any of their respective direct or indirect Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract, and such occurrence shall not have been remedied within any applicable cure period set forth in such instrument, agreement or contract, between Seller, Parent Guarantor, Guarantor and/or any of their respective direct or indirect Subsidiaries on the one hand, and any other Person on the other (including, for the avoidance of doubt, with respect to the Portfolio Hedges and any other derivatives contracts to which such Person is a party) in the aggregate, (i) with respect to Seller or any of its direct or indirect Subsidiaries, with respect to Debt in excess of $250,000, (ii) with respect to Guarantor or any of its direct or indirect Subsidiaries, with respect to Debt in excess of $5,000,000 and (ii) with respect to Parent Guarantor, with respect to Debt in excess of $75,000,000;

(h)

any representation, warranty or certification made or deemed made herein or in any other Principal Agreement by Seller, Parent Guarantor or Guarantor or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; provided that the representations and warranties set forth in Section 8.2 and Section 8.3 shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets, unless (i) Seller, Parent Guarantor or Guarantor shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis and, in each case, any such breach has not been cured within two (2) Business Days following (a) the date notice of such violation shall have been given to Seller, Parent Guarantor or Guarantor by Buyer or (b) the date upon which Seller, Parent Guarantor or Guarantor obtained knowledge of such failure;

(i)

the failure of Seller, Parent Guarantor or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to Seller, Parent Guarantor or Guarantor as contained in this Agreement or in any other Principal Agreement and such occurrence or any default shall not have been remedied within the cure period provided therein, and if no cure period is provided therein, then within five (5) Business Days after the earlier of (a) notice of such failure shall have been given to Seller, Parent Guarantor or Guarantor by Buyer or (b) the date upon which Seller, Parent Guarantor or Guarantor obtained knowledge of such failure;

(j)

an Insolvency Event shall have occurred with respect to Seller, Parent Guarantor or Guarantor or any of their respective Subsidiaries; or a Responsible Officer of Seller, Parent Guarantor or Guarantor shall admit in writing its inability to, or intention not to, perform any of its obligations under this Agreement or any of the other Principal Agreements;

(k)

one or more judgments or decrees shall be entered against Seller or Guarantor or any of their respective Affiliates or Subsidiaries by a court, administrative tribunal or other body having jurisdiction involving a liability of (i) $250,000 with respect to Seller or (ii) $5,000,000 with respect to Guarantor or more (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof;

(l)

any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to (i) condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries; (ii) displace the management of Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries or to curtail its authority in the conduct of their respective business; or (iii) to remove, limit or restrict the approval of Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and any such action provided for in this Section 11.1(l) shall not have been discontinued or stayed within sixty (60) calendar days;

(m)

a Responsible Officer of Seller, Parent Guarantor or Guarantor shall disavow or deny its obligations hereunder or shall contest the validity or enforceability of (i) the Principal Agreements or (ii) Buyer’s interest in any Purchased Assets or other Purchased Items;

(n)

any monetary default (including, for the avoidance of doubt, any default under the Guaranty or the Parent Guaranty) or any material non-monetary default by Seller, Parent Guarantor or Guarantor shall occur and be continuing beyond the expiration of any applicable grace period under any other Principal Agreement;

(o)

(i) any Principal Agreement shall be terminated or cease to be in full force and effect or shall be declared null and void as a result of a default or event of default thereunder or (ii) any Principal Agreement shall be terminated or cease to be in full force and effect or shall be declared null and void for any reason other than as a result of a default or event of default thereunder, without the consent of Buyer (other than, with respect to the Custodial Agreement, due to the resignation of the Custodian for reasons other than a breach by Seller of the Custodial Agreement) and such Principal Agreement has not been replaced within five (5) Business Days, or (iii) the Lien granted herein to Buyer shall for any reason cease to be a valid, first priority lien upon the Purchased Assets or the Purchased Items or this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer of any of the Purchased Items or there exists any lien upon the Purchased Assets or the Purchased Items other than as granted herein to Buyer;

(p)	Seller or Guarantor shall fail to maintain all Approvals relating to the Purchased Assets or Related Mortgage Loans;

(q)	a Change of Control with respect to Seller, Parent Guarantor or Guarantor shall occur;

(r)

a Servicer Termination Event shall occur and, with respect to a Servicer Termination Event with respect to a Servicer other than Guarantor, Seller or Guarantor has not appointed a successor Servicer acceptable to Buyer and delivered a fully executed Servicing Agreement and Servicer Notice, if applicable, with such successor Servicer, in each case within thirty (30) calendar days following the occurrence of such breach or Servicer Termination Event;

(s)	Guarantor’s membership in MERS is terminated for any reason;

(t)

a Servicer fails to make any servicing advance required to be made under the related Servicing Agreement or the related Servicer Notice, as applicable, with respect to the Purchased Assets and Seller, Guarantor or Parent Guarantor shall fail to appoint a successor servicer within thirty (30) days following such failure by any such Servicer;

(u)

failure of Seller, Parent Guarantor or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to Seller, Parent Guarantor or Guarantor contained in Section 9.14 or Section 10.9;

(v)

any Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof Seller’s or Guarantor’s liability, any such Subsidiary’s liability or any ERISA Affiliate’s liability to the PBGC, the Plan or any other entity on termination under the Plan exceeds the then-current value of assets accumulated in such Plan by more than fifty thousand dollars ($50,000) (or in the case of a termination involving Seller, any Subsidiary or any ERISA Affiliate, as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount);

(w)

Seller, Parent Guarantor or Guarantor or any Subsidiary of Seller or Guarantor or any of their respective Affiliates or ERISA Affiliates, in each case, as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in (i) an annual amount exceeding fifty thousand dollars ($50,000), or (ii) an aggregate amount exceeding five hundred thousand dollars ($500,000); or

(x)

(i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination is made that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, Parent Guarantor or Guarantor, any Subsidiary thereof or any of their respective Affiliates or ERISA Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination, (v) Seller or Guarantor or any Subsidiary thereof or any of their respective Affiliates or ERISA Affiliates shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan, (vi) Seller, Parent Guarantor or Guarantor, any Subsidiary thereof or any of their respective Affiliates or ERISA Affiliates shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation of Seller, Parent Guarantor or Guarantor or any Subsidiary thereof for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ix) the assets of Seller, Parent Guarantor or Guarantor or any Subsidiary thereof become “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Buyer’s discretion and Guarantor and Seller hereby agrees to be bound by and comply with any such determination by Buyer. If Buyer expressly waives an Event of Default in writing, then such Event of Default shall be deemed to not be continuing.

11.2	Events of Early Termination.

(a)	The occurrence of any of the following conditions or events shall be an Event of Early Termination:

(i)

If following the Effective Date, (A) Seller, Parent Guarantor or Guarantor has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller, Parent Guarantor or Guarantor thereunder exceed $500,000 in the aggregate in the calendar year following the Effective Date and (B) Buyer has not, within five (5) Business Days following Seller’s, Parent Guarantor’s or Guarantor’s entry into such settlement or consent, provided Seller or Guarantor, as applicable, with written notice that such settlement or consent by Seller, Parent Guarantor or Guarantor, as applicable, is acceptable to Buyer; or

(ii)	Seller has opted to wind down this facility pursuant to Section 4.5(a) or (b).

Any determination to be made as to whether such Event of Early Termination has occurred shall be made in Buyer’s discretion and Seller and Guarantor hereby agrees to be bound by and comply with any such determination by Buyer. An Event of Early Termination shall be deemed to be continuing unless expressly waived by Buyer in writing, but shall be deemed to be not continuing upon Buyer’s express written waiver.

(b)

Upon the occurrence of an Event of Early Termination, Buyer may, by notice to Seller, (i) immediately terminate the obligation of Buyer to enter into Transactions hereunder and (ii) declare all or any portion of the Repurchase Prices related to the outstanding Transactions to be due and payable. The failure by Seller to repay such Repurchase Prices in accordance with the foregoing shall constitute an Event of Default under Section 11.1. Buyer shall be entitled to all rights and remedies in Section 11.3.

Buyer’s request for repayment of the Repurchase Prices pursuant to Section 11.2(b) shall not affect the outstanding obligations of Seller under this Agreement or any other Principal Agreement and all such outstanding obligations and the rights and remedies afforded Buyer in connection therewith, including, without limitation, those rights and remedies afforded Buyer under this Agreement, shall survive the termination of this Agreement. For the avoidance of doubt, Buyer shall not be liable to Seller for any costs, loss or damages arising from or relating to a termination by Buyer in accordance with any subsection of this Section 11.2.

11.3

Remedies. Upon the occurrence of an Event of Default, Buyer may, by notice to Seller, declare all or any portion of the Repurchase Prices related to the outstanding Transactions to be immediately due and payable, whereupon the same shall become immediately due and payable, and the obligation of Buyer to enter into Transactions shall thereupon terminate; provided that the acceleration of all Repurchase Prices and termination of Buyer’s obligation to enter into Transactions shall immediately occur upon the occurrence of an Event of Default under Section 11.1, (j), (l) and (m), notwithstanding that Buyer may not have provided any such notice to Seller. Further, it is understood and agreed that upon the occurrence of an Event of Default, each of Guarantor and Seller shall strictly comply with the negative covenants contained in Article 10 hereunder and in no event shall Guarantor or Seller declare and pay any dividends, incur additional Debt or Subordinated Debt, make payments on existing Debt or Subordinated Debt or otherwise distribute or transfer any of Guarantor’s or Seller’s property and assets to any Person without the prior written consent of Buyer. Upon the occurrence of any Event of Default, Buyer may also, at its option, exercise any or all of the following rights and remedies:

(a)	enter the office(s) of Guarantor or Seller and take possession of any of the Purchased Items including any records that pertain to the Purchased Items;

(b)	assign legal title to the Purchased Assets and/or the Related Mortgage Loans to Buyer;

(c)

after assigning legal title to the Purchased Assets and/or Related Mortgage Loans to Buyer, communicate with and notify Mortgagors of the Related Mortgage Loans and obligors under other Purchased Assets or on any portion thereof, whether such communications and notifications are in oral, written or electronic form, including, without limitation, communications and notifications that the Purchased Assets and/or Related Mortgage Loans have been assigned to Buyer and that all payments thereon are to be made directly to Buyer or its designee (subject to the rights of any Servicer under any Servicing Agreement);

(d)

settle compromise, or release, in whole or in part, any amounts owing on the Related Mortgage Loans, Purchased Assets or other Purchased Items or any portion of the Purchased Items, on terms acceptable to Buyer; enforce payment and prosecute any action or proceeding with respect to any and all Related Mortgage Loans, Purchased Assets or other Purchased Items; and where any Related Mortgage Loans, Purchased Asset or other Purchased Item is in default, foreclose upon and enforce security interests in, such Related Mortgage Loans, Purchased Asset or other Item by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

(e)

exercise any of its rights set forth herein in respect of the applicable Servicing Agreements or the Servicer Notices, if applicable, collect payments from Mortgagors and/or assume servicing of, or contract with a third party to subservice, any or all Related Mortgage Loans requiring servicing and/or perform any obligations required in connection with Purchase Commitments, with all of any such third party’s fees to be paid by Seller or Guarantor. In connection with collecting payments from Mortgagors and/or assuming servicing of any or all Related Mortgage Loans, Buyer may take possession of and open any mail addressed to Seller, remove, collect and apply all payments for Seller, sign Seller’s name to any receipts, checks, notes, agreements or other instruments or letters or appoint an agent to exercise and perform any of these rights. If Buyer so requests, Guarantor and Seller shall promptly forward (to the extent in Guarantor’s or Seller’s possession), or cause to be forwarded to Buyer or its designee, all further mail and all “trailing” documents, such as title insurance policies, deeds of trust, and other documents, and all loan payment histories, in electronic format, in each case, as same relate to the Purchased Assets;

(f)	proceed against Seller under this Agreement, against Guarantor under the Guaranty and Security Agreement or against Parent Guarantor under the Parent Guaranty Agreement, or any or all;

(g)

(i) sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Related Mortgage Loans (after obtaining title thereto) or Purchased Assets on a servicing retained or servicing released basis; provided that Buyer may purchase any or all of the Related Mortgage Loans or Purchased Assets at any public or private sale or (ii) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Related Mortgage Loans (after obtaining title thereto) or Purchased Assets, to give Seller credit for such Mortgage Loans or Purchased Assets in an amount equal to the Market Value of the Related Mortgage Loans or Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder; provided further that Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following any such sale and/or credit;

(h)	enter into one or more hedging arrangements covering all or a portion of the Purchased Assets and/or Related Mortgage Loans; and/or

(i)	pursue any rights and/or remedies available at law or in equity against Seller, Parent Guarantor or Guarantor, or any or all.

11.4

Treatment of Custodial Account. Notwithstanding any other provision of this Agreement, neither Guarantor nor Seller shall have any right to withdraw or release any funds in the Custodial Account to itself or for its benefit, nor shall it have any right to set-off any amount owed to it by Buyer against funds held by it for Buyer in the Custodial Account. During the continuance of an Event of Default, each of Guarantor and Seller shall, and/or shall cause the applicable Servicer to, pursuant to the applicable Servicing Agreement, and Servicer Notice, if applicable, promptly remit all funds related to the Purchased Assets in the Custodial Account to or at the direction of Buyer.

11.5

Sale of Mortgage Loans or Purchased Assets. With respect to any sale of Mortgage Loans or Purchased Assets pursuant to Section 11.3(g), each of Guarantor and Seller acknowledges and agrees that it may not be possible to purchase or sell all of the Mortgage Loans or Purchased Assets on a particular Business Day, or in a single transaction with the same purchaser, or in the same manner because the market for such Mortgage Loans or Purchased Assets may not be liquid. Seller further agrees that in view of the nature of the Mortgage Loans or Purchased Assets, liquidation of a Transaction or the underlying Mortgage Loans or Purchased Assets does not require a public purchase or sale. Accordingly, Buyer may elect the time and manner of liquidating any Mortgage Loan or Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Mortgage Loan or Purchased Asset on the occurrence of an Event of Default, to liquidate all Mortgage Loans or Purchased Assets in the same manner or on the same Business Day, or constitute a waiver of any right or remedy of Buyer. Guarantor and Seller hereby waives any claims it may have against Buyer arising by reason of the fact that the price at which the Mortgage Loans or Purchased Assets may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate Repurchase Price amount of the outstanding Transactions, even if Buyer accepts the first offer received and does not offer the Mortgage Loans or Purchased Assets, or any part thereof, to more than one offeree. Each of Guarantor and Seller hereby agrees that the procedures outlined in Section 11.3(e) and this Section 11.5 for disposition and liquidation of the Mortgage Loans or Purchased Assets are commercially reasonable. Each of Guarantor and Seller further agrees that it would not be commercially unreasonable for Buyer to dispose of the Mortgage Loans or Purchased Assets or any portion thereof by using internet sites that provide for the auction of assets similar to the Mortgage Loans or Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

11.6

No Obligation to Pursue Remedy. Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Guarantor and Seller. Guarantor and Seller further waive any right to require Buyer to (a) proceed against any Person, (b) proceed against or exhaust all or any of the Mortgage Loans or Purchased Assets or pursue its rights and remedies as against the Mortgage Loans or Purchased Assets in any particular order, or (c) pursue any other remedy in its power. Buyer shall not be required to take any steps necessary to preserve any rights of Guarantor or Seller against holders of mortgages prior in lien to the lien of any Mortgage Loan or Purchased Asset or to preserve rights against prior parties. No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Buyer of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by Guarantor and Seller. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

11.7

No Judicial Process. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Guarantor and Seller hereby expressly waives, to the extent permitted by law, any right that Guarantor or Seller might otherwise have to require Buyer to enforce its rights by judicial process. Guarantor and Seller also waive, to the extent permitted by law, any defense that Guarantor or Seller might otherwise have to its obligations under this Agreement arising from use of nonjudicial process, enforcement and sale of all or any portion of the Mortgage Loans or Purchased Assets or from any other election of remedies. Guarantor and Seller recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

11.8

Reimbursement of Costs and Expenses. Buyer may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Mortgage Loan or Purchased Asset, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements and losses resulting from any hedging arrangements entered into by Buyer pursuant to Section 11.3(f), incurred or paid by Buyer in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the Repurchase Price.

11.9	Application of Proceeds. The proceeds of any sale or other enforcement of Buyer’s interest in all or any part of the Mortgage Loans or Purchased Assets shall be applied by Buyer:

(a)

first, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Buyer’s agents and counsel, and all reasonable and documented expenses, liabilities and advances made or incurred by or on behalf of Buyer in connection therewith;

(b)	second, to the costs of cover and/or related hedging transactions;

(c)	third, to the payment of any other amounts due to Buyer under this Agreement other than the aggregate Repurchase Price;

(d)	fourth, to the payment of the aggregate Repurchase Price;

(e)	fifth, to all other obligations owed by Seller, Parent Guarantor or Guarantor under this Agreement and the other Principal Agreements;

(f)	sixth, in accordance with Buyer’s exercise of its rights under Section 11.10 hereof; and

(g)	seventh, the remainder to (or at the direction of) Seller.

11.10

Rights of Set-Off. Buyer and its Affiliates (the “Buyer Parties”) shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice, to set-off claims and to appropriate or apply any and all deposits of money or property (general or special, time or demand, provisional or final) or any other Debt at any time held or owing by the Buyer Parties to or for the credit of the account of Guarantor or Seller against and on account of the obligations and liabilities of Guarantor or Seller under this Agreement, irrespective of whether or not Buyer shall have made any demand hereunder and whether or not said obligations and liabilities shall have become due; provided, however, that the aforesaid right to set-off shall not apply to (i) any deposits of escrow monies being held on behalf of the Mortgagors related to the Purchased Mortgage Loans or other third parties or (ii) any amounts owed to any Seller Entity in connection with any such Seller Entity’s ownership of or investment in any Debt or other securities issued by any Buyer Party. Without limiting the generality of the foregoing, the Buyer Parties shall be entitled to set-off claims and apply property held by Buyer Parties with respect to any Transaction against obligations and liabilities owed by Guarantor or Seller to the Buyer Parties with respect to any other Transaction. The Buyer Parties may set off cash, the proceeds of any liquidation of the Related Mortgage Loans or Purchased Assets and all other sums or obligations owed by the Buyer Parties to Seller or Guarantor against all of Guarantor’s or Seller’s obligations to the Buyer Parties, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to the Buyer Parties’ right to recover any deficiency. Buyer agrees promptly to notify Guarantor or Seller after any such set-off and application made by the Buyer Parties; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Notwithstanding anything to the contrary contained herein or in any Principal Agreement, if Seller, Parent Guarantor, Guarantor or any of their respective Affiliates (other than Excluded Subsidiaries) (each such entity, a “Seller Entity”) owes any obligation to Buyer, GS&Co. or any Affiliate thereof, including in its capacity as Buyer or Portfolio Hedge counterparty (each such entity, an “Buyer Entity”), such Buyer Entity may, without prior notice, aggregate, setoff and net: (i) any collateral pledged by any Seller Entity to any Buyer Entity or held or carried for any Seller Entity by any Buyer Entity; and (ii) any collateral required to be paid or returned by any Seller Entity to any Buyer Entity. Buyer agrees promptly to notify Seller after any such set-off and application made by any Buyer Entity; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Guarantor agrees that it shall instruct any counterparty to a Portfolio Hedge that has been pledged to Buyer pursuant to Section 6.1 and in connection with the security interest granted therein pursuant to Section 6.1, to, in the event that an Event of Default has occurred and is continuing hereunder and amounts are due and owing to Guarantor pursuant to the terms of such Portfolio Hedge(s), including any payments in respect of the termination thereof, remit any and all such amounts directly to Buyer, who shall apply such amounts in accordance with in accordance with Section 4.8, subject to Section 4.13. Guarantor further agrees that Guarantor shall deliver, on or prior to pledging such Portfolio Hedge to Buyer pursuant to Section 6.1, evidence to Buyer that (i)

such instruction has been made, (ii) such counterparty has acknowledged and agreed to such instruction, and (iii) such counterparty has acknowledged the grant, pledge and assignment of Guarantor’s rights (but not its obligations) under such Portfolio Hedge and agreed that such grant, pledge and assignment does not violate any restrictions related thereto set forth in such Portfolio Hedge.

Buyer and Seller intend and agree that all such payments pursuant to this Section 11.10 shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8).

ARTICLE 12

INDEMNIFICATION

12.1

Indemnification. Each of Seller and Guarantor shall indemnify and hold harmless each of the Buyer Parties and any of their respective partners, officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, claims damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (including reasonable and documented fees and disbursements of any of its counsel) (“Losses”) that may be imposed upon, incurred by or asserted against such Indemnified Party in any way relating to or arising out of (i) the execution or delivery of this Agreement or any other Principal Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Purchased Assets or the Transactions or Seller’s, Parent Guarantor’s and Guarantor’s obligations thereunder, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by Seller, Parent Guarantor or Guarantor or any of their respective Affiliates or Subsidiaries, except to the extent that such Losses have been found in a final, non-appealable judgment by a court of competent jurisdiction (or, should the parties mutually agree to binding arbitration, a final determination of the arbitrator) to have resulted directly and solely from the Indemnified Party’s gross negligence, or willful misconduct. Each of Seller and Guarantor also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Principal Agreement (provided that if the terms of any Principal Agreement conflict with the foregoing, the terms of the Principal Agreement shall control) or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and documented, out-of-pocket disbursements of its external counsel. To the fullest extent permitted by any applicable law, each party hereto shall not assert, and hereby waives, any claim, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Principal Agreements or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Transaction or the use of the proceeds thereof. The agreements in this Section 12.1 shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the parties under the Principal Agreements. All amounts due under this Section 12.1 shall be fully payable within ten (10) calendar days after demand therefor. This Section 12.1 shall not apply to any amounts due and owing pursuant to Section 4.5 or with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.2

Reimbursement. Seller agrees to pay as and when billed by Buyer, within thirty (30) calendar days of receipt of an invoice from Buyer, all of the out-of-pocket costs and documented expenses incurred by Buyer in connection with (i) the consummation and administration of the transactions contemplated hereby including, without limitation, all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Assets prior to the Effective Date or pursuant to Section 6.6, subject to the Due Diligence Cap to the extent applicable, or otherwise (including any fees payable to any distribution agent or calculation agent appointed by Buyer based upon invoices, from time to time, provided by Buyer to Seller, provided by Buyer to Seller), (ii) the development, preparation and execution of, and any amendment, supplement, waiver, increase of the Aggregate Transaction Limit or modification to, any Principal Agreement or any other documents prepared in connection therewith, and (iv) all the reasonable and documented fees, disbursements and expenses of counsel to Buyer incurred in connection with any of the foregoing; provided that the amounts in this clause (iv) shall not exceed the Legal Fee Cap.

12.3	Payment of Taxes.

(a)

All payments made by or on account of any obligation of Guarantor or Seller under this Agreement or any other Principal Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings (including backup withholdings), and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority (collectively, “Taxes”), except as required by applicable law. If Guarantor or Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (iv) if such Tax is an Indemnified Tax (as defined below), pay to Buyer such additional amounts as may be necessary so that Buyer receives, free and clear of all such Indemnified Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made. In addition, Guarantor and Seller agree to timely pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, court or documentary taxes, intangible, filing or similar Taxes (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery, performance or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement except any such Taxes imposed on Buyer with respect to an assignment, other than an assignment made at the request of Seller or Guarantor, by a jurisdiction (or political subdivision thereof) having a present or former connection with Buyer (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing this Agreement) (“Other Taxes”). Other Taxes and Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Guarantor or Seller under this Agreement shall be referred to in this Agreement as “Indemnified Taxes.”

(b)

Seller shall within ten (10) calendar days after demand therefor, indemnify Buyer for the full amount of any and all Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.3) arising with respect to the Purchased Assets, the Principal Agreements and other documents related thereto and fully indemnify and hold Buyer harmless from and against any and all liabilities or reasonable expenses with respect to or resulting from any delay or omission to pay such Taxes, whether or not such Indemnified Taxes were correctly or legally imposed or assessed by the relevant Governmental Authority. A certificate as to the amount of any payment or liability of Buyer with respect to such Indemnified Taxes delivered to Seller by Buyer shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.3,

Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer, and provided further that in no event shall Buyer be required to complete, execute or submit to Seller any of the documentation listed in Section 12.3(d) if there is a change in United States law prohibiting provision of any such documentation which occurs subsequent to the date on which applicable documentation listed under Section 12.3(d) was previously provided by Buyer to Seller in accordance with the requirements of Section 12.3(d).

(c)

If Buyer is entitled to an exemption or reduction of withholding Tax with respect to payments made under this Agreement, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that the completion, execution and submission of such documentation (other than the documentation listed in Section 12.3(d)) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(d)

Without limiting the generality of Section 12.3(c), if Buyer is (i) not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) not otherwise treated as a “United States person” within the meaning of the Code (a “Foreign Buyer”) and is entitled to an exemption from or reduction of U.S. federal withholding Taxes with respect to payments made under this Agreement, Buyer shall provide Seller with an original, properly completed and duly executed United States Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8IMY or W-8ECI or any successor form prescribed by the IRS, (i) certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces or eliminates the rate of withholding tax on payments of interest or setting forth a basis to claim the benefits of the exemptions from U.S. withholding taxes for portfolio interest under Section 881(c) of the Code or (ii) certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. If an IRS form previously delivered expires or becomes obsolete or inaccurate in any respect, each Foreign Buyer will update such form or promptly notify Seller of its legal inability to do so. Should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver an IRS form required hereunder, Seller shall, at no cost or expense to Seller, take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes. Upon the execution of this Agreement or otherwise becoming a Buyer, each Buyer that is a “United States person” within the meaning of the Code shall deliver to Seller an original, properly completed and duly executed IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by Seller as will enable Seller to determine whether or not such Buyer is subject to backup withholding or information reporting requirements.

(e)

Nothing contained in this Section 12.3 shall require Buyer to make available any of its Tax returns or other information that it deems to be confidential or proprietary or otherwise subject Buyer to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of Buyer, except for such IRS forms Buyer is required to deliver to Seller under Section 12.3(d).

(f)

If a payment made to Buyer under this Agreement would be subject to U.S. federal withholding tax imposed under FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)

If Buyer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.3 (including by the payment of additional amounts pursuant to this section), it shall pay to Seller an amount equal to such refund (but only to the extent of indemnity payments and additional payments made under this section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Buyer and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Seller, upon the request of Buyer, shall repay to Buyer the amount paid over pursuant to this Section 12.3(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Buyer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.3(g), in no event will Buyer be required to pay any amount to Seller pursuant to this Section 12.3(g) the payment of which would place Buyer in a less favorable net after-Tax position than Buyer would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

12.4

Buyer Payment. If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Article 12, such amount may be paid on behalf of Seller by Buyer, in its discretion and Seller shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under any of the Principal Agreements.

12.5

Agreement not to Assert Claims. Each of Guarantor and Seller agrees not to, and agrees to not allow Parent Guarantor to, assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Principal Agreements, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

12.6

Survival. Without prejudice to the survival of any other agreement of Guarantor or Seller hereunder, the covenants and obligations of Guarantor and Seller contained in this Article 12 shall survive the payment in full of the Repurchase Prices and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

ARTICLE 13

TERM AND TERMINATION

13.1

Term. Provided that no Event of Default or Event of Early Termination has occurred and is continuing, and except as otherwise provided for herein, this Agreement shall commence on the Effective Date and continue until the Facility Termination Date. On the date of expiration or termination of this Agreement, all amounts due Buyer under the Principal Agreements shall be immediately due and payable without notice to Guarantor, Parent Guarantor or Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Guarantor, Parent Guarantor or Seller in default, all of which are hereby expressly waived by Guarantor and Seller.

13.2	Termination.

(a)	This Agreement may be, without cause and for any reason whatsoever, terminated by mutual agreement between Buyer and Seller.

(b)

Upon termination of this Agreement in accordance with this Agreement, all outstanding amounts due to Buyer under the Principal Agreements shall be immediately due and payable without notice (except as expressly set forth in this Agreement) to Guarantor, Parent Guarantor or Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Guarantor, Parent Guarantor or Seller in default, all of which are hereby expressly waived by Guarantor and Seller. Further, any termination of this Agreement shall not affect the outstanding obligations of Seller under this Agreement or any other Principal Agreement and all such outstanding obligations and the rights and remedies afforded Buyer in connection therewith, including, without limitation, those rights and remedies afforded Buyer under this Agreement, shall survive any termination of this Agreement. Buyer shall not be liable to Seller for any costs, loss or damages arising from or relating to a termination by Buyer in accordance with any subsection of this Section 13.2.

13.3

Extension of Term. Upon mutual agreement of Seller and Buyer, the term of this Agreement may be extended. Such extension may be made subject to the terms and conditions hereunder and to any other terms and conditions as Buyer may determine to be necessary or advisable. Under no circumstances shall such an extension by Buyer be interpreted or construed as a forfeiture by Buyer of any of its rights, entitlements or interest created hereunder. Seller acknowledges and understands that Buyer is under no obligation whatsoever to extend the term of this Agreement beyond the initial term.

ARTICLE 14

GENERAL

14.1

Integration. This Agreement, together with the other Principal Agreements, and all other documents executed pursuant to the terms hereof and thereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which such communications are merged herein. All Transactions hereunder constitute a single business and contractual relationship and each Transaction has been entered into in consideration of the other Transactions. Accordingly, each of Buyer, Guarantor and Seller agrees that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted. Without limiting the generality of the foregoing, the provisions of this Agreement related to the servicing and the Participation Interest in the Servicing Rights of the Servicing Released Loans are integral, interrelated, and are non-severable from the purchase and sale provisions of the Agreement. Buyer has relied upon such provisions as being integral and non-severable in determining whether to enter into this Agreement and in determining the Purchase Price methodology for such Mortgage Loans. The integration of these servicing provisions is necessary to enable Buyer to obtain the maximum value from the sale of the Purchased Mortgage Loans or Related Mortgage Loans that are Servicing Released Loans by having the ability to sell the Participation Interest in the Servicing Rights related to the Servicing

Released Loans free from any claims or encumbrances. Further, the fact that Seller, Guarantor or any Servicer may be entitled to a servicing fee for interim servicing of the Servicing Released Loans or that Buyer may provide a separate notice of default to Guarantor or Seller or any Servicer regarding the servicing of the Servicing Released Loans shall not affect or otherwise change the intent of Guarantor, Seller and Buyer regarding the integral and non-severable nature of the provisions in the Agreement related to servicing and Servicing Rights nor will such facts affect or otherwise change Buyer’s ownership of a Participation Interest in the Servicing Rights related to the Servicing Released Loans.

14.2

Amendments. Other than as contemplated by Section 9.15, no modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.

14.3

No Waiver. No failure or delay on the part of Seller, Guarantor or Buyer in exercising any right, power or privilege hereunder and no course of dealing between Seller, Guarantor and Buyer shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer.

14.4

Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Guarantor, Seller or Buyer would otherwise have. No notice or demand on Seller, Parent Guarantor or Guarantor in any case shall entitle Seller or Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Buyer to any other or further action in any circumstances without notice or demand.

14.5

Rehypothecation; Assignment. Except pursuant to, and in accordance with, the Seller Limited Liability Company Agreement, the Principal Agreements may not be assigned by Guarantor or Seller. The applicable Principal Agreements, along with Buyer’s right, title and interest, including its security interest, in any or all of the Related Mortgage Loans, Purchased Assets and other Purchased Items, may, at any time, be transferred or assigned, in whole or in part, by Buyer (including but not limited to any such transfer or assignment to a Federal Reserve Bank). Any transferee or assignee of Buyer may enforce any such Principal Agreements and such security interest directly against Seller and Guarantor.

Subject to this Section 14.5, Buyer shall have free and unrestricted use of all Purchased Assets and nothing shall preclude Buyer from engaging in repurchase transactions with such Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating such Purchased Assets; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the Repurchase Date free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim as set forth in Section 6.5.

Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a register (the “Register”) on which it shall record the rights of Buyer and any assignee of Buyer under this Agreement, and each assignment. The Register shall include the names and addresses of Buyer (including all assignees or successors) and the percentage or portion of such rights and obligations assigned. The entries in the Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this agreement; provided, however, that a failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights.

Notwithstanding any other provision of this Agreement to the contrary, Buyer may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement and any other Principal Agreement, to (i) a security trustee in connection with the funding by Buyer of Transactions or (ii) a Federal Reserve Bank to secure obligations to such Federal Reserve Bank, in each case without the consent of Seller; provided that no such pledge or grant shall release Buyer from its obligations under this Agreement.

14.6	Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.7

Participations. Buyer may from time to time sell or otherwise grant participations in this Agreement and the holder of any such participation, if the participation agreement so provides, (a) shall, with respect to its participation, be entitled to all of the rights of Buyer and (b) may exercise any and all rights of set-off or banker’s lien with respect thereto, in each case as fully as though Guarantor and Seller were directly obligated to the holder of such participation in the amount of such participation; provided, however, that Guarantor and Seller shall not be required to send or deliver to any of the participants other than Buyer any of the materials or notices required to be sent or delivered by it under the terms of this Agreement, nor shall they have to act except in compliance with the instructions of Buyer.

If Buyer sells a participation, Buyer shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Purchased Assets and other Purchased Items under the Principal Agreements (the “Participant Register”); provided that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Purchased Asset and other Purchased Item under the Principal Agreements) to any person except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer and participant shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

14.8

Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

14.9

Additional Instruments. Guarantor and Seller shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.

14.10

Survival. All representations, warranties, covenants and agreements herein contained on the part of Guarantor and Seller shall survive any Transaction and shall be effective so long as this Agreement is in effect or there remains any obligation of Seller hereunder to be performed.

14.11	Notices.

(a)

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by electronic mail, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

If to Seller:	Radian Liberty Funding LLC
c/o Radian Group Inc.
550 East Swedesford Road, Suite 350
Wayne, Pennsylvania 19087
Attention: Preston James, SVP, Mortgage Operations

With a copy to:

Radian Group Inc.
550 East Swedesford Road, Suite 350
Wayne, Pennsylvania 19087
Attention: David Beaning, Assistant General Counsel

If to Guarantor:	Radian Mortgage Capital LLC
c/o Radian Group Inc.
550 East Swedesford Road, Suite 350
Wayne, Pennsylvania 19087
Attention: Preston James, SVP, Mortgage Operations

With a copy to:

Radian Group Inc.
550 East Swedesford Road, Suite 350
Wayne, Pennsylvania 19087
Attention: David Beaning, Assistant General Counsel

If to Buyer:	Goldman Sachs Bank USA
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attn: Rachel Harwood

All written notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the fifth (5th) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the sending party of an electronic mail with respect to which no delivery failure is received by such sending party, if delivered by electronic mail. Notwithstanding the foregoing, any notice of termination shall be deemed effective upon mailing, transmission, or delivery, as the case may be.

(b)

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder which are not required to be in writing may also be provided electronically either (i) as an electronic mail sent and addressed to the respective parties hereto at their respective electronic mail addresses set forth below, or as to any such party, at such other electronic mail address as may be designated by it in a notice to the other or (ii) with respect to Buyer, via a posting of such notice on Buyer’s customer website(s).

If to Seller: preston.james@radian.com; david.beaning@radian.com

If to Guarantor: preston.james@radian.com; david.beaning@radian.com

If to Buyer: gs-warehouse-am@gs.com

14.12

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

14.13

Submission to Jurisdiction; Service of Process; Waivers. All legal actions between or among the parties regarding this Agreement, including, without limitation, legal actions to enforce this Agreement or because of a dispute, breach or default of this Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 14.11(a), and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

14.14

Waiver of Jury Trial. Each of Seller, Guarantor and Buyer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any other Principal Agreement or the transactions contemplated hereby or thereby.

14.15

Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

14.16	Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provisions hereof.

14.17

Confidential Information and Customer Information. To effectuate this Agreement, Buyer, on the one hand, and each of Seller and Guarantor, on the other, may disclose to each other certain confidential information relating to the parties’ operations, computer systems, technical data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of any party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between any party and any individual or entity relating to any of their business operations. With respect to Confidential Information, the parties hereby agree, except as otherwise expressly permitted in this Agreement:

(a)	not to use the Confidential Information except in furtherance of this Agreement;

(b)

to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature; and

(c)

subject to the limitations set forth in the following paragraph, not to disclose Confidential Information other than (i) to their respective Affiliates and Subsidiaries, and for all of the foregoing, their respective officers, directors, executive committee members, employees, members, partners, shareholders, investors, advisors, agents or contractors with a need to have access to the Confidential Information and who are bound to the parties by like obligations of confidentiality, (ii) with respect to information regarding the terms and conditions of the Principal Agreements, to any Agency upon the written request of such Agency and only to the extent required to comply with such written request of such Agency, (iii) as required by applicable law or regulation, or a legal proceeding (including a subpoena) by a court or regulatory body, only to the extent required by such law or regulation or legal proceeding, (iv) in response to routine examinations, regulatory sweeps and other routine regulatory inquiries by a regulatory or self-regulatory authority, bank examiner or auditor, or (v) to enforce the terms of this Agreement or any of the other Principal Agreements; provided, that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (1) is already known to the receiving party at the time it is obtained from the disclosing party; (2) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (3) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (4) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party. Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of Guarantor, Parent Guarantor or Seller with an Affiliate of Buyer for any valid business purpose, such as, but not limited to, to assist an Affiliate in evaluating a current or potential business relationship with Guarantor, Parent Guarantor or Seller.

In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by Guarantor and Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer (x) except as provided in subsection (c) above and (y) except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv) immediately above in this paragraph, Guarantor and Seller shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Guarantor and Seller shall not file any of the Principal Agreements with the SEC or state securities office unless Seller has (x) provided at least thirty (30) calendar days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) to the extent permitted under applicable law, redacted all pricing information and other commercial terms.

If any party or any of its successors, Subsidiaries, officers, directors, employees, agents and/or representatives, including, without limitation, its insurers, sureties and/or attorneys, breaches its respective duty of confidentiality under this Agreement, the non-breaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief.

Each of Seller and Buyer understands and agrees that the Customer Information (as defined below) is subject to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., the FTC’s Privacy Regulations, 16 C.F.R. Part 313, and Standards for Safeguarding Customer Information, 16 C.F.R. Part 314 and any other applicable federal and state privacy laws and regulations, and other applicable law of any government or agency or instrumentality thereof regarding the privacy or security of Customer Information (the “Privacy Requirements”). Each of Seller and Buyer agrees that it shall comply with the Privacy Requirements and shall cause all of its agents, employees, Affiliates, Subsidiaries and any other person or entity that receives the Customer Information from Seller or Buyer, respectively, to comply with the Privacy Requirements and Seller or Buyer, respectively, will promptly notify Seller or Buyer, as applicable, of any breach of the Privacy Requirements. Furthermore, each Seller and Buyer shall maintain (and shall cause all of its respective agents, employees, Affiliates, Subsidiaries and any other person or entity that receives the Customer Information from Seller or Buyer to maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Privacy Requirements. For purposes of this Section 14.17, “Customer Information” means any non-public personal information (as such term is defined in the FTC’s Privacy Regulations) concerning an obligor under a Related Mortgage Loan or Purchased Asset regardless of whether such information was provided by Seller or Buyer or was prepared by Seller, Buyer or any Affiliate or agent of Seller or Buyer based on or derived from the Customer Information. Any communications by Seller or Buyer with any obligor under a Related Mortgage Loan or Purchased Asset shall comply with all applicable laws, including, without limitation, the Telemarketing Sales Rule, as amended, 16 C.F.R. Part 310. Seller or Buyer shall permit the other and its designees, at Seller’s expense, as applicable, upon prior written notice and as reasonably agreed to by the parties hereto in timing and scope, to examine and verify compliance with the Privacy Requirements with respect to Customer Information which may include, but shall not be limited to, conducting information security assessments of such party and such party’s procedures.

14.18	Intent. Each of Guarantor, Seller and Buyer recognize and intend that:

(a)

this Agreement and each Transaction hereunder constitutes a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code and that the pledge of the Related Credit Enhancement in Section 6.1 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each of Guarantor, Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a);

(b)

Buyer’s right to liquidate the Related Mortgage Loans and/or Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies herein is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561 and any payments or transfers of property made with respect to this Agreement or any Transaction to: (i) satisfy a Margin Deficit, or (ii) comply with a Margin Call, shall in each case be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5); and

(c)

any payments or transfers of property by Guarantor or Seller (i) on account of a Haircut, (ii) in partial or full satisfaction of a repurchase obligation, or (iii) fees and costs under this Agreement or under any Transaction shall in each case constitute “settlement payments” as such term is defined in Bankruptcy Code Section 741(8).

14.19

Right to Liquidate. It is understood that either party’s right to liquidate Related Mortgage Loans and/or Purchased Assets delivered to it in connection with Transactions hereunder or to terminate or accelerate obligations under this Agreement or any individual Transaction, are contractual rights for same as described in Sections 555 and 561 of the Bankruptcy Code.

14.20

Insured Depository Institution. If a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act (as amended, the “FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA and any rules, orders or policy statements thereunder except insofar as the type of assets subject to such Transaction would render such definition inapplicable.

14.21

Netting Contract. This Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to the FDICIA except insofar as one or more of the parties hereto is not a “financial institution” as that term is defined in the FDICIA.

14.22

Tax Treatment. Each party to this Agreement acknowledges that it is its intent, solely for U.S. federal income tax law and any relevant provisions of state or local tax law, but not for bankruptcy or any other non-tax purpose, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and to treat the Purchased Assets as beneficially owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such tax treatment and agree to take no action inconsistent with this treatment, unless required by law.

14.23

Examination and Oversight by Regulators. Guarantor and Seller agree that the transactions with Buyer under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities. Guarantor and Seller shall comply with all reasonable requests made by Buyer to assist Buyer in complying with regulatory requirements imposed on Buyer.

14.24

Anti-Money Laundering Laws Notice. Buyer hereby notifies Guarantor and Seller that pursuant to the requirements of Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies Seller, Parent Guarantor or Guarantor, which information includes the name and address of Seller, Parent Guarantor or Guarantor and other information that will allow it to identify Seller, Parent Guarantor or Guarantor in accordance with Anti-Money Laundering Laws. Guarantor and Seller shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by Buyer in order to assist Buyer in maintaining compliance with Anti-Money Laundering Laws.

14.25

Reasonable Assurances. If, at any time during the term of the Agreement, Buyer notifies Seller in writing that Buyer has reason to believe that Seller is not conducting its business in accordance with, or otherwise is not satisfying: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Takeout Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Buyer, as set forth in this Agreement, then Seller shall cooperate in good faith with Buyer’s investigation of such circumstances, it being understood that a failure to prove that Buyer’s views are unfounded shall not constitute an Event of Default hereunder.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BUYER:	GOLDMAN SACHS BANK USA

By:

Name:

Title:

SELLER:	RADIAN LIBERTY FUNDING LLC

By:

Name:

Title:

GUARANTOR:	RADIAN MORTGAGE CAPITAL LLC

By:

Name:

Title:

Signature Page to Master Repurchase Agreement

EXHIBIT A

GLOSSARY OF DEFINED TERMS

“Ability to Repay Rule”: 12 C.F.R. Section 1026.43(c), including all applicable official staff commentary.

“Acceptable Title Insurance Company”: A nationally recognized title insurance company that is acceptable to the Agencies and has not been disapproved by Buyer in a writing provided to Seller.

“Accepted Servicing Practices”: With respect to any Related Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Related Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Account Bank”: (a) U.S. Bank National Association, in its capacity as depository bank with respect to the Custodial Account or (b) such other party upon whom Buyer and Seller may mutually agree.

“Acquisition”: Any transaction or any series of related transactions (in each case unless solely among the Parent Guarantor and/or one or more of its Subsidiaries) consummated on or after the date of the Parent Guaranty Agreement, by which the Parent Guarantor or any of its Subsidiaries (i) acquires all or substantially all of the assets of any firm, corporation or limited liability company, or of any business or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Affiliate”: With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

“Agency”: Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

“Agency Audit”: Any Agency, HUD, FHA, VA and RD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency, HUD, FHA, VA or RD).

“Agency Documents”: The documents set forth on Exhibit B to the Custodial Agreement and all additional documents as may be required, supplemented or modified from time to time by the applicable Agency.

“Agency Eligible Mortgage Loan”: A Mortgage Loan that is originated in, and at all times remains in, Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by such Agency.

“Agency Guides”: The Ginnie Mae Guide, the Fannie Mae Guide, the Freddie Mac Guide, the FHA Regulations, the VA Regulations or the RD Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, in the ordinary course of business and not at the request of Seller, Guarantor or any of their respective Affiliates and provided that any such amendment, supplement or other modification is applicable to at least one other Person that is not an Affiliate of Seller or Guarantor in addition to Seller and Guarantor or (ii) at the request of Guarantor to Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, and as to which with respect to this clause (ii), (x) Guarantor has given prior written notice to Buyer of any such amendment, supplement or other modification and (y) Buyer shall not have reasonably objected.

Exhibit A-1

“Agency Program”: The Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.

“Aggregate Outstanding Purchase Price”: The aggregate outstanding Purchase Price of all Transactions or specified Purchased Assets, as the case may be, as of any date of determination.

“Aggregate Transaction Limit”: $~~100,000,000~~200,000,000 , which shall be equal to the sum of the Committed Amount and the Uncommitted Amount.

“Aging Event”: With respect to any Purchased Asset and any date of determination, the purchase date for the Related Mortgage Loans with respect to such Purchased Asset is greater than ninety (90) calendar days prior to such date of determination.

“Aging Event Asset”: If applicable per the Transactions Terms Letter, as of any date of determination, a Purchased Asset that is not a Defective Asset and was not repurchased prior to the occurrence of an Aging Event with respect to such Purchased Asset.

“Anti-Money Laundering Laws”: As defined in Section 8.1(y) of this Agreement.

“Applicable Insurance Regulatory Authority”: With respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each such state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company, but shall not include any Freddie Mac, Fannie Mae, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.

“Applicable Law”: All applicable (1) federal, state or local legal requirements (statutes, rules, regulations and ordinances) including, without limitation, anti-predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair and deceptive acts and practices (including collection practices), equal credit opportunity or fair housing and disclosure laws applicable to the solicitation, origination, servicing and collection of the Mortgage Loans; (2) the Service Relief Act and/or any similar state laws or local laws; (3) requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction (including, without limitation, the Consumer Financial Protection Bureau or any successor thereto); and (4) judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions.

“Applicable Pricing Rate”: With respect to any date of determination, the greater of (a) the SOFR Rate, and (b) the SOFR Floor; provided, that if an Applicable Pricing Rate Transition Event and its related Applicable Pricing Rate Replacement Date have occurred prior to the Reference Time in respect of any determination of the Applicable Pricing Rate on any date, then, pursuant to Section 4.6 hereof, the Applicable Pricing Rate Replacement will replace the then-current Applicable Pricing Rate for all purposes hereunder in respect of such determination on such date and all determinations on all subsequent dates; provided, further that if the Applicable Pricing Rate as determined would be less than the SOFR Floor for any calculation period under the Agreement, the Applicable Pricing Rate will be the SOFR Floor for such period.

Exhibit A-2

“Applicable Pricing Rate Replacement”: For any Collection Period, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Applicable Pricing Rate for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the relevant governmental body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Applicable Pricing Rate for U.S. dollar denominated syndicated or bilateral credit facilities at such time and (b) the related Applicable Pricing Rate Replacement Adjustment; provided that, if the Applicable Pricing Rate Replacement as determined above would be less than the SOFR Floor, the Applicable Pricing Rate Replacement will be deemed to be the SOFR Floor for the purposes of this Agreement.

“Applicable Pricing Rate Replacement Adjustment”: For any Collection Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer for the applicable Corresponding Tenor in its sole and absolute discretion.

“Applicable Pricing Rate Replacement Conforming Changes”: With respect to any Applicable Pricing Rate Replacement, any technical, administrative or operational changes (including changes to the definition of “Collection Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Applicable Pricing Rate Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Applicable Pricing Rate Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).

“Applicable Pricing Rate Replacement Date”: The earliest to occur of the following events with respect to the then-current Applicable Pricing Rate:

(1) in the case of clause (1) or (2) of the definition of “Applicable Pricing Rate Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Applicable Pricing Rate permanently or indefinitely ceases to provide the Applicable Pricing Rate; or

(2) in the case of clause (3) of the definition of “Applicable Pricing Rate Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Applicable Pricing Rate Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Applicable Pricing Rate Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

Exhibit A-3

“Applicable Pricing Rate Transition Event”: The occurrence of one or more of the following events with respect to the then-current Applicable Pricing Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Applicable Pricing Rate announcing that such administrator has ceased or will cease to provide the Applicable Pricing Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Applicable Pricing Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Applicable Pricing Rate, the central bank for the currency of the Applicable Pricing Rate, an insolvency official with jurisdiction over the administrator for the Applicable Pricing Rate, a resolution authority with jurisdiction over the administrator for the Applicable Pricing Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Applicable Pricing Rate, which states that the administrator of the Applicable Pricing Rate has ceased or will cease to provide the Applicable Pricing Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Applicable Pricing Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Applicable Pricing Rate announcing that the Applicable Pricing Rate is no longer representative.

“Applicable Tenor”: One-month or such other tenor then in effect if a one-month tenor is not available.

“Appraisal”: A written appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, which (i) complies with the requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice (as developed by the Appraisal Standards Board of the Appraisal Foundations), (ii) provides an accurate estimate of the bona fide market value of the related Mortgaged Property at the time of origination, (iii) complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac, and (iv) was delivered prior to the final approval of the Mortgage Loan.

“Approvals”: With respect to Guarantor or any Servicer, the approvals obtained by the applicable Agency, HUD, the VA or the RD in designation of Guarantor or such Servicer, as applicable, as a Ginnie Mae-approved issuer, an FHA-approved mortgagee, a VA-approved lender, a RD-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.

“Approved Payee”: Guarantor or any Approved Seller/Originator approved in accordance with Section 3.6 of this Agreement.

“Approved Seller/Originator”: Any seller and/or originator of mortgage loans approved in accordance with Section 3.6 of this Agreement.

“Asset”: A Participation Interest in a Mortgage Loan, or in the case of a Pooled Mortgage Loan, the resulting Mortgage-Backed Security pursuant to Section 3.7.

Exhibit A-4

“Asset Data Record”: A document completed by Seller and submitted to Buyer with respect to each Purchased Asset, containing, (a) with respect to each Purchased Mortgage Loan, the full legal name of any Approved Seller/Originator that originated the Related Mortgage Loan with respect to such Purchased Mortgage Loan and, to the extent available to Seller, the loan number assigned by such Approved Seller/Originator to the Related Mortgage Loan with respect to such Purchased Mortgage Loan, (b) with respect to each Purchased Mortgage Loan, a code indicating whether such Purchased Mortgage Loan is a (i) Servicing Released Loan, (ii) an Investment Property Loan, (iii) a Fannie Mae Mortgage Loan, (iv) a Freddie Mac Mortgage Loan, (v) a Fannie Mae PIW Loan, (vi) a Freddie Mac ACE Loan, (vii) an Interest Only Mortgage Loan, (viii) a Concentration Limit Exception Loan, and (c) the information as Buyer may reasonably request in writing from Seller from time to time.

“Asset Value”: With respect to each Purchased Asset and any date of determination, an amount equal to the following, as applicable, as the same may be reduced in accordance with Section 4.3:

(a)

if the Purchased Asset is not a Defective Asset, the lesser of (i) the product of the related Type Purchase Price Percentage and the least of (A) the Market Value of such Purchased Asset; (B) the unpaid principal balance of such Purchased Asset; (C) the purchase price paid by Seller for such Purchased Asset in an arms-length transaction with a Person that is not an Affiliate of Seller if it is a Mortgage Loan; and (D) the Takeout Price committed by the related Takeout Investor, if applicable, as evidenced by the related Purchase Commitment; and (ii) the excess of (A) the Market Value of such Purchased Asset over (B) the product of (1) the excess of (a) 100% over (b) the related Type Purchase Price Percentage plus 0.50% and (2) the unpaid principal balance of such Purchased Asset; or

(b)	if the Purchased Asset is a Defective Asset, zero.

“Assignment”: A duly executed assignment to Buyer in recordable form of a Related Mortgage Loan, of the indebtedness secured thereby and of all documents and rights related to such Related Mortgage Loan.

“Bailee Agreement”: A bailee agreement or bailee letter that is in a form acceptable to Buyer.

“Bankruptcy Code”: Title 11 of the United States Code, now or hereafter in effect, as amended, or any successor thereto.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which the Federal Reserve or the New York Stock Exchange is closed or (c) a day on which banks in the States of Delaware, Pennsylvania or New York (or such other states in which the principal office of the Custodian is subsequently located, as specified in writing by the Custodian to the parties hereto) are required, or authorized by law, to close.

“Business Purpose Loan”: An Investment Property Mortgage Loan (that is not a Personal Use Loan) made to a Mortgagor secured by a Mortgaged Property that qualifies for the exemption set forth in 12 CFR 1026.3(a), and does not constitute “consumer credit” within the meaning of 12 CFR 1026.2(a)(12).

“Buyer Entity”: As defined in Section 11.10 of this Agreement.

“Buyer Parties”: As defined in Section 11.10 of this Agreement.

“Capitalized Lease”: Means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

Exhibit A-5

“Cease Funding Event”: Any of the following:

(a)

a breach of any material servicing obligations of any Servicer, including, but not limited to, its failure to deposit any funds required to be deposited under Section 6.2(h) into the Custodial Account;

(b)	Guarantor’s membership in MERS is terminated for any reason without the consent of Buyer, which consent shall not be unreasonably withheld; or

(c)	Guarantor voluntarily chooses to surrender its Approvals with one or more Agencies at any time.

“Change of Control”: With respect to Seller, Parent Guarantor, Guarantor, Change of Control shall mean any of the following:

(i)

(a) with respect to Parent Guarantor, (1) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of Parent Guarantor on a fully diluted basis; or (2) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent Guarantor by Persons who were neither (x) nominated by the board of directors of Parent Guarantor nor (y) appointed or approved by directors so nominated; (b) with respect to Guarantor, Radian Investment Group Inc. ceases to own, directly, legally and beneficially, 100% of the Equity Interests in the Guarantor and (c) with respect to Seller, Guarantor ceases to own, directly, legally and beneficially, 100% of the Equity Interests of Seller or Guarantor ceases to be the sole managing member of Seller;

(ii)

such Person is party to a merger or consolidation, or series of related transactions, which results in the voting securities or majority voting control interest of such Person outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities or a majority voting controlling interest of the surviving or another entity) at least fifty percent (50%) of the combined voting power of the voting securities or majority voting control interest of such Person or such surviving or other entity outstanding immediately after such merger or consolidation;

(iii)	the dissolution or liquidation of such Person;

(iv)	the sale, transfer or other disposition of all or substantially all of such Person’s assets, except for a whole loan sale or a securitization; or

(v)	any transaction or series of related transactions that has the effect of any one or more of the foregoing.

“COBRA”: As defined in Section 8.1(l) of this Agreement.

“Code”: The Internal Revenue Code of 1986, as amended.

Exhibit A-6

“Collection Period”: (a) Initially, the period commencing on the Effective Date up to but not including the first day of the following calendar month, and (b) thereafter, the period commencing on the first day of each calendar month up to but not including the first day of the following calendar month.

“Combined Loan-to-Value Ratio or CLTV”: With respect to any first lien Mortgage Loan, the sum of the original principal balance of such first lien Mortgage Loan and the outstanding principal balance, as of the date of origination of such first lien Mortgage Loan, of any mortgage loan which is subordinate in priority to such first lien Mortgage Loan, divided by the appraised value of the Mortgaged Property as of the origination date.

“Committed Amount”: As of any date of determination, the portion of the Aggregate Transaction Limit that is committed as of such date of determination, as set forth in the Transactions Terms Letter.

“Compounded SOFR”: The rate determined daily by Buyer to be the “USD-SOFR-Compound” rate as defined in the ISDA Definitions; provided, however, that for purposes of this definition (i) the term “Collection Period” shall mean, with respect to any date on which a payment is due, the period beginning on and including five (5) Business Days prior to the previous payment date and ending on and including the fifth (5th) Business Day before such payment date, and (ii) the term “Reset Date” shall mean such payment date.

“Concentration Limit”: Any of the applicable Concentration Limits, as set forth in the Transactions Terms Letter.

“Concentration Limit Exception Loan”: Any Mortgage Loan which does not satisfy the applicable Concentration Limits set forth in the Transactions Terms Letter and which is identified on the Asset Data Record with a code indicating that such Mortgage Loan is a Concentration Limit Exception Loan.

“Conduit Debt”: Any obligation (other than Mortgage Secured Financings) that would constitute Debt of a special purpose entity or a trust established by the Parent Guarantor or any Subsidiary that is consolidated on the Parent Guarantor’s financial statements in accordance with GAAP, whether or not such obligation is guaranteed in whole or in part by the Parent Guarantor and/or any Subsidiary and whether or not such obligation is with recourse to the Parent Guarantor and/or any Subsidiary, provided that the proceeds of such obligation are used by such special purpose entity or trust to make loans to, or to purchase assets from, the Parent Guarantor, any Subsidiary or any Affiliate of the Parent Guarantor or any Subsidiary, or other Person, in the ordinary course of business (it being understood that securitization and similar transactions involving special purpose entities or trusts established by the Parent Guarantor or any Subsidiary are in the ordinary course of business).

“Connection Income Taxes”: Taxes that are imposed as a result of a present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing this Agreement, being the legal owner of the Purchased Assets or selling or assigning an interest in this Agreement) to the jurisdiction imposing such Tax (or any political subdivision thereof) and that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income”: With reference to any period, the net income (or loss) of the applicable Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth”: At any time with respect to any Person, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of such Person and its Subsidiaries under shareholders’ equity at such date, excluding the effect thereon of any accumulated other comprehensive income (or loss).

Exhibit A-7

“Consolidated Total Capitalization”: At any time the sum of (i) Consolidated Total Debt plus (ii) Consolidated Net Worth of the Parent Guarantor, each calculated at such time.

“Consolidated Total Debt”: At any time the aggregate principal amount of all Debt (excluding obligations in respect of undrawn letters of credit) of the Parent Guarantor and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, Contingent Obligations not required to be reflected on the balance sheet of the Parent Guarantor and its Subsidiaries do not constitute Consolidated Total Debt.

“Contingency Reserve Amount”: As of any date of determination, with respect to any Regulated Insurance Company, the aggregate amount of contingency reserve of such Regulated Insurance Company at such time (as determined in accordance with SAP), as included in aggregate write-ins for liabilities on page 3, line 25, column 1 of the most recent financial statement of such Regulated Insurance Company and as reported as “Contingency reserve” in the Details of Write-Ins of such financial statement of such Regulated Insurance Company (or equivalent page, line or statement, to the extent that any thereof is modified or replaced) or equivalent form in the applicable jurisdiction in which such Regulated Insurance Company operates.

“Contingent Obligation”: With respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, to the extent the foregoing are contained therein, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, that the term Contingent Obligation shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, (b) insurance or reinsurance written by a Regulated Insurance Company that is a direct or indirect Subsidiary of the Parent Guarantor, (c) indemnification arrangements made in connection with the settlement of disputes with, or claims asserted by, third parties, (d) joint and several obligations arising in the ordinary course of business, such as those resulting from the filing of consolidated federal income tax returns, and (e) indemnification obligations under the by-laws of the Parent Guarantor or its Affiliates. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Guarantor in good faith.

“Conventional Conforming Mortgage Loan”: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that fully conforms to all underwriting standards, loan amount limitations and other requirements of that standard Agency mortgage loan purchase program accepting only the highest quality mortgage loans underwritten without dependence on expanded criteria provisions, or that is approved by Desktop Underwriter or Loan Prospector.

“Cooperative Corporation”: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Exhibit A-8

“Cooperative Lien Search”: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

“Cooperative Loan”: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Pledge Agreement”: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Cooperative Project”: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

“Cooperative Unit”: With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Correspondent Mortgage Loan”: A Mortgage Loan originated by an Approved Seller/Originator and acquired by Guarantor in accordance with Guarantor’s correspondent Mortgage Loan program.

“Corresponding Tenor”: With respect to an Applicable Pricing Rate Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the Applicable Tenor for the applicable Collection Period with respect to the then-current Applicable Pricing Rate.

“Credit Limit”: Any of the applicable Credit Limits, as set forth in the Transactions Terms Letter.

“Custodial Account”: The account described in Section 6.2(h) of this Agreement.

“Custodial Account Control Agreement”: The agreement among Seller, Guarantor, Buyer and the Account Bank, to perfect Buyer’s security interest in the Custodial Account, in form and substance acceptable to Buyer in its sole discretion, as the same may be amended from time to time.

“Custodial Agreement”: The Custodial Agreement executed among Buyer, Guarantor, Seller and Custodian with respect to this Agreement, as the same shall be modified and supplemented and in effect from time to time.

“Custodial Mortgage Loan Schedule”: As defined in the Custodial Agreement.

“Custodian”: U.S. Bank National Association, any of its successors or permitted assigns, or any such other party approved by Buyer and approved by Seller in writing; provided that, upon the occurrence and during the continuance of an Event of Default, Buyer may appoint a successor custodian in its sole discretion.

“Customer Information”: As defined in Section 14.17 of this Agreement.

Exhibit A-9

“Debt”: Without duplication, such Person’s (i) obligations for borrowed money (including the obligations hereunder), (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable and accrued expenses, in each case, arising in the ordinary course of business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached), (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other similar instruments (other than with respect to accounts payable arising in the ordinary course of business), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) Capitalized Lease Obligations, (vii) non-contingent reimbursement obligations as an account party with respect to letters of credit, (viii) Contingent Obligations of such Person in respect of Debt of any other Person, (ix) the liquidation value of all mandatorily redeemable preferred equity interests of such Person and (x) Debt related to a Securitization Transaction. Notwithstanding the foregoing, the term “Debt” shall exclude (1) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an Acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved, (2) indebtedness that has been defeased and/or discharged in accordance with its terms; provided that funds in an amount equal to all such indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance and/or discharge) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such indebtedness, (3) accrued pension costs, employee benefits and postretirement health care obligations arising in the ordinary course of business, (4) obligations in respect of customer advances (including prepaid premiums) received and held in the ordinary course of business, (5) any Debt to Federal Home Loan Bank, (6) for the avoidance of doubt, indebtedness in the nature of reinsurance funds withheld pursuant to reinsurance agreements or reinsurance treaties, and (7) for the avoidance of doubt, capital commitments in the ordinary course of business; provided further, that, solely for purposes of calculating the Debt-to-Total Capitalization Ratio, the term Debt shall also exclude (without duplication): (A) indebtedness arising out of repurchase agreements in the ordinary course of business, (B) indebtedness resulting from a securities lending program of the Parent Guarantor or any Subsidiary in the ordinary course of business, (C) Conduit Debt, (D) Debt related to a Securitization Transaction, (E) Debt secured by mortgage-related assets (including tranches of residential mortgage securitizations, mortgage servicing rights, financing of servicer advances and mortgage warehouse financing), (F) obligations under Rate Management Transactions and (G) total return swaps and/or credit default swaps with respect to mortgage assets in the ordinary course of business (collectively “Excluded Debt”).

“Debt-to-Total Capitalization Ratio”: At any time the ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization.

“Default Rate”: The lesser of (a) the Applicable Pricing Rate plus three percent (3.00%), or (b) the maximum non-usurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of New York, per annum.

“Defective Asset”: A Purchased Asset:

(a)	that is not or at any time ceases to be an Eligible Asset;

(b)	that is an interest in a Mortgage Loan and is the subject of fraud by any Person (including any Approved Seller/Originator) involved in the origination of such Mortgage Loan;

Exhibit A-10

(c)	for which any breach of a warranty or representation set forth in Section 8.2 occurs;

(d)

that is an interest in a Mortgage Loan where the related Mortgagor fails to make the first payment due under the Mortgage Note on or before the applicable due date, including any applicable grace period;

(e)

for which the Aggregate Outstanding Purchase Price for all relevant Purchased Assets exceeds the product of the applicable Type Sublimit (expressed as a decimal and as determined by the Type of Purchased Asset) and the Aggregate Transaction Limit; or

(f)

for which the aggregate unpaid principal balance with respect to such Purchased Asset causes the Purchased Assets to exceed any Credit Limit, Concentration Limit (other than with respect to any Concentration Limit Exception Loan) or Type Sublimit.

“Delinquent Mortgage Loan”: Any mortgage loan with respect to which the related Mortgagor is greater than thirty (30) calendar days delinquent following the first date of delinquency under the MBA method of delinquency.

“Depository”: The Federal Reserve Bank of New York, or as otherwise defined in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.

“Domestic Subsidiary”: A Subsidiary of the Guarantor incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Domestic Subsidiary Holding Company”: Any Domestic Subsidiary that has no material assets other than equity interests in one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

~~“Draw Fee”: The draw fee set forth in the Transactions Terms Letter. Each Draw Fee shall be non-refundable.~~

“Due Diligence Cap”: The meaning assigned to such term in the Transactions Terms Letter.

“EDGAR”: The U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System, or any successor thereto.

“Effective Date”: That effective date set forth in the Transactions Terms Letter.

“Electronic Record”: As defined in 15 USC §7006, as it may be amended from time to time.

“Electronic Signature”: As defined in 15 USC §7006, as it may be amended from time to time.

“Electronic Tracking Agreement”: That certain Electronic Tracking Agreement among Buyer, Seller, MERSCORP Holdings, Inc. and MERS, as the same may be amended from time to time.

“Eligible Asset”: With respect to any Transaction (a) from and after the related Purchase Date, a Participation Interest in an Eligible Mortgage Loan, and (b) from and after the related Pooling Date, a Participation Interest in an Eligible Mortgage Loan that is a Pooled Mortgage Loan, as the context may require.

“Eligible Mortgage Loan”: A Mortgage Loan that meets the eligibility criteria set forth in the Transactions Terms Letter.

Exhibit A-11

“EPD Mortgage Loan”: Any mortgage loan with respect to which the related Mortgagor has not timely made one (1) of the first three (3) monthly payments following the origination date of such mortgage loan, irrespective of any applicable grace period.

“Equity Interests”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

“ERISA Affiliate”: Any person (as defined in Section 3(9) of ERISA) that together with Seller, Guarantor, Parent Guarantor or any of their respective Subsidiaries would be a member of the same “controlled group” or treated as a single employer within the meaning of Section 414 of the Code or ERISA Section 4001.

“Escrow Agreement”: Any Escrow Agreement or similar agreement, in each case in form and substance acceptable to Buyer in its sole discretion, among Buyer, Guarantor and the other parties thereto, as the same has been, and may be, amended from time to time.

“Event of Default”: Any of the conditions or events set forth in Section 11.1 of this Agreement.

“Event of Early Termination”: Any of the conditions or events set forth in Section 11.2 of this Agreement.

“Excluded Subsidiaries”: Each of (i) any Regulated Insurance Company, (ii) any Subsidiary of any Regulated Insurance Company, (iii) any Domestic Subsidiary Holding Company, any Foreign Subsidiary and Subsidiary of a Foreign Subsidiary and (iv) any Subsidiary that is not a Wholly Owned Subsidiary.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Buyer being organized under the laws of, having its principal office or applicable lending office located in, or having another present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing this Agreement, being the legal owner of the Purchased Assets or selling or assigning an interest in this Agreement) to, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Taxes imposed on amounts payable to or for the account of Buyer under this Agreement pursuant to a law in effect on the date on which (i) such Buyer becomes a party hereto or (ii) such Buyer (other than at the request of Seller) changes its lending office, except, in each case, to the extent that, pursuant to Section 12.3, amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed its lending office, (c) Taxes attributable to Buyer’s failure to comply with Sections 12.3(c), (d) and (f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order”: As defined in Section 8.1(z)(i) of this Agreement.

“Exit Fee”: The exit fee set forth in the Transactions Terms Letter. Each Exit Fee shall be non-refundable.

“Expiration Date”: ~~September 14~~May 31, ~~2024~~2025.

“Extraordinary Servicing Expenses Annual Cap”: $100,000 per annum.

Exhibit A-12

“Facility Termination Date”: The earliest of (a) the Expiration Date set forth in the Transactions Terms Letter, (b) at Buyer’s option, upon the occurrence of an Event of Default that has not been waived by Buyer or (c) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Fannie Mae”: The Federal National Mortgage Association and any successor thereto.

“Fannie Mae Guide”: The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.

“Fannie Mae Mortgage Loan”: A Mortgage Loan identified as a “Fannie Mae Mortgage Loan” on the Asset Data Record.

“Fannie Mae PIW Loan”: Any Fannie Mae Mortgage Loan identified on the Asset Data Record with a code indicating that such Mortgage Loan is subject to a “PIW” or having a designation noting “none” for the appraisal method field (or similar designation).

“Fannie Mae Program”: The Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

“FATCA”: (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) implements any law or regulation referred to in clause (a) above; and (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in clause (a) or (b) above with any Governmental Authority in any jurisdiction.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FHA”: The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

“FHA Mortgage Insurance”: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.

“FHA Mortgage Insurance Contract”: A contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations”: The regulations promulgated by HUD under the FHA Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to Government Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO Score”: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the origination date of a Mortgage Loan; provided, that if (a) two separate credit scores are obtained on such origination date, the FICO Score shall be the lower credit score; and (b) three separate credit scores are obtained on such origination date, the FICO Score shall be the middle credit score.

Exhibit A-13

“FIRREA”: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Foreign Buyer”: As defined in Section 12.3(d) of this Agreement.

“Foreign Subsidiary”: Any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation and any successor thereto.

“Freddie Mac ACE Loan”: Any Freddie Mac Mortgage Loan identified on the Asset Data Record with a code indicating that such Mortgage Loan is subject to a “ACE” or having a designation noting “none” for the appraisal method field (or similar designation).

“Freddie Mac Guide”: The Freddie Mac Seller’s and Servicers’ Guide, as such guide may hereafter from time to time be amended.

“Freddie Mac Mortgage Loan”: A Mortgage Loan identified as a “Freddie Mac Mortgage Loan” on the related Asset Data Record.

“Freddie Mac Program”: The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“Funding Deposit Account”: The non-interest bearing funding deposit account established and maintained by the Buyer.

“Futures Account”: An account, if any, opened in the name of Seller under an agreement governing futures and options on futures transactions between Seller and GS&Co. for which an account control agreement shall be entered into by and among Seller, GS&Co. and Buyer, pursuant to which Buyer shall be granted control (as defined in Section 9-106(b) of the UCC) and the ability to direct GS&Co. with respect to permitted withdrawals from the Futures Account following an Event of Default hereunder.

“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and that are applicable to the circumstances as of the date of determination.

“Ginnie Mae”: Government National Mortgage Association and any successor thereto.

“Ginnie Mae Guide”: The Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.

“Ginnie Mae Program”: The Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association, operating agreement or trust agreement and/or other organizational, charter or governing documents.

Exhibit A-14

“Government Mortgage Loan”: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:

(a)

subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations;

(b)

subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations; or

(c)

eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“GS&Co.”: Goldman Sachs & Co. LLC.

“GS Bank”: Goldman Sachs Bank USA.

“Guaranty and Security Agreement”: That certain Guaranty and Security Agreement, dated as of the date hereof, by Guarantor in favor of Buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Haircut”: With respect to a Mortgage Loan and as shall be detailed in the related Transaction Request, the excess of (a) the amount required to be paid to the Approved Payee over (b) the related Purchase Price.

“Hedge Agreement”: Any and all master securities forward transaction agreement(s) between Guarantor or Parent Guarantor and GS&Co. or GS Bank, or any ISDA agreement entered into by Guarantor or Parent Guarantor and GS&Co. or GS Bank that Guarantor or Parent Guarantor and Buyer agree in writing constitutes a replacement thereto.

“HUD”: The United States Department of Housing and Urban Development or any successor thereto.

“Income”: With respect to any Purchased Asset at any time until repurchased by Seller, any principal and/or interest thereon and all dividends, Proceeds and other collections and distributions thereon, but excluding, for the avoidance of doubt, any amounts a third-party Servicer is entitled to retain pursuant to a Servicing Agreement and any escrow amounts.

“Indemnified Party” or “Indemnified Parties”: As defined in Section 12.1 of this Agreement.

Exhibit A-15

“Indemnified Taxes”: As defined in Section 12.3(a) of this Agreement.

“Insolvency Event”: The occurrence of any of the following events:

(a)

such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law, which proceeding or petition seeks dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business;

(b)	corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing;

(c)	an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or

(d)

involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law, which proceeding or petition seeks dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person and such proceeding has not been dismissed or stayed within forty-five (45) days.

“Insurance Business”: One or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other lines of business incidental, reasonably related or complementary thereto.

“Insurer”: A private mortgage insurer, which is acceptable to Buyer.

“Intercreditor Agreement”: Any intercreditor agreement or similar agreement, in each case, in form and substance acceptable to Buyer in its sole discretion, among Guarantor, Buyer and the other parties thereto, as the same has been, and may be, amended from time to time.

“Interest Only Mortgage Loan”: A Mortgage Loan that requires only payments of interest for a period of time specified in the related Mortgage Note and that is identified on the related Asset Data Record with a code indicating that such Mortgage Loan is an “Interest Only Mortgage Loan”.

“Investment”: For any Person, (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable, debit and credit card receivables and advances to customers (including premium receivables) and third party servicers arising in the ordinary course of business) or capital contribution by such Person; and (b) any purchase by such Person of stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities).

Exhibit A-16

“Investment Company Act”: As defined in Section 8.1(o) of this Agreement.

“Investment Property Mortgage Loan”: Any Mortgage Loan identified on the related Asset Data Record with a code indicating that such Mortgage Loan is an “investor property”, “non-owner-occupied” property loan or similar designation.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“Joint Account Control Agreement”: Any joint account control agreement or similar agreement, in each case in form and substance acceptable to Buyer in its sole discretion, among Guarantor, an account bank, Buyer and the other parties thereto, as the same has been, and may be, amended from time to time.

“Joint Securities Account Control Agreement”: Any joint securities account control agreement or similar agreement, in each case in form and substance acceptable to Buyer in its sole discretion, among Buyer, Guarantor, a securities intermediary and the other parties thereto, as the same has been, and may be, amended from time to time.

“Jumbo Mortgage Loan”: Unless defined otherwise in the Transactions Terms Letter, a first lien Mortgage Loan (i) for which the original loan amount is greater than the applicable conventional conforming loan limits set by the Federal Housing Finance Authority in the jurisdiction where the related Mortgaged Property is located and (ii) which meets the transaction requirements set forth on Schedule 1 of the Transactions Terms Letter.

“Legal Fee Cap”: The meaning assigned to such term in the Transactions Terms Letter.

“Lien”: Any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Losses”: As defined in Section 12.1 of this Agreement.

“LTV”: With respect to any Mortgage Loan, the ratio of the original unpaid principal balance of the Mortgage Loan to the lesser of (i) the appraised value of the Mortgaged Property set forth in such appraisal and (ii) the sales price of the Mortgaged Property.

“Margin Call”: A margin call, as defined and described in Section 6.3(b) of this Agreement.

“Margin Deficit”: A margin deficit, as defined and described in Section 6.3(b) of this Agreement.

“Margin Threshold”: As defined in the Transactions Terms Letter.

“Market Value”: With respect to an Asset, the fair market value of the Asset as determined by Buyer in its sole discretion without regard to any market value assigned to such Asset by Seller. At no time and in no event will the Market Value of a Purchased Mortgage Loan be greater than the Market Value of such Purchased Mortgage Loan on the initial Purchase Date. Any Mortgage Loan that is not an Eligible Mortgage Loan shall have a Market Value of zero. Buyer agrees to mark the Assets using similar methodology it uses to mark other collateral similar to the Assets.

“Material Adverse Change”: The occurrence of an event or a change in circumstances that had or is reasonably likely to have a Material Adverse Effect.

Exhibit A-17

“Material Adverse Effect”: Any of the following, in each case, as such material adverse effect or material change is determined by Buyer in its reasonable judgment: (a) with respect to Seller, Parent Guarantor or Guarantor, the occurrence of a material adverse change with respect to the business, operations or condition of Seller, Parent Guarantor or Guarantor (b) any material adverse effect on the ability of Seller, Parent Guarantor or Guarantor or any Affiliate that is a party to a Principal Agreement to perform its obligations under any of the Principal Agreements to which it is a party, (c) a material adverse effect on the validity or enforceability against Seller, Parent Guarantor or Guarantor or any Affiliate that is a party to a Principal Agreement, of any of the Principal Agreements, (d) a material adverse effect on the rights and remedies of Buyer under any of the Principal Agreements or (e) a material adverse effect on the marketability, collectability or enforceability of a material portion of the Related Mortgage Loans or the Purchased Assets.

“Maximum Dwell Time”: For any Purchased Asset that is not a Defective Asset, the maximum number of days such Purchased Asset can be not repurchased by Seller before such Purchased Asset may be deemed to be a Defective Asset, as set forth in the Transactions Terms Letter.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“Minimum Maintenance Amount”: With respect to the Purchased Assets as of the close of business on any date of determination, the aggregate Asset Value of all Purchased Assets as of such date of determination.

“MOM Loan”: A Mortgage Loan with respect to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“More Favorable Agreement”: As defined in Section 9.15 of this Agreement.

“Mortgage”: A first-lien mortgage, deed of trust, security deed or similar instrument on improved real property (including for the avoidance of doubt any proprietary lease or cooperative shares in connection with cooperative loans).

“Mortgage-Backed Security”: Any fully-modified pass-through mortgage-backed security that is (a) either issued by a Guarantor and fully guaranteed by Ginnie Mae or issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac; (b) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository; and (c) backed by a Pool, in substantially the principal amount and with substantially the other terms as specified with respect to such Mortgage-Backed Security in the related Purchase Commitment.

“Mortgage Loan”: Any mortgage loan of a Type identified on any schedule attached to the Transactions Terms Letter.

“Mortgage Loan Documents”: With respect to each Related Mortgage Loan, each document listed on Exhibit A to the Custodial Agreement.

“Mortgage Loan File”: With respect to each Mortgage Loan, that file that contains the Mortgage Loan Documents and is delivered to Custodian pursuant to the Custodial Agreement.

Exhibit A-18

“Mortgage Note”: A promissory note secured by a Mortgage and evidencing a Mortgage Loan.

“Mortgaged Property”: The real property (or other collateral relating to cooperative loans) securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor”: The obligor of a Mortgage Loan.

“Multiemployer Plan”: A multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

“OFAC”: The U.S. Department of Treasury’s Office of Foreign Asset Control.

“Other Mortgage Loan Documents”: In addition to the Mortgage Loan Documents, with respect to any Mortgage Loan, and as applicable, the following: (a) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (b) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (c) the original Purchase Commitment, if any; (d) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty, the RD Loan Guaranty Agreement and the Insurer’s certificate or commitment to insure, as applicable; (e) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (f) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Guarantor to have been sent for recording, if any; (g) copies of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (h) the loan application; (i) verification of the Mortgagor’s employment and income, if applicable; (j) verification of the source and amount of the down payment; (k) credit report on Mortgagor; (l) appraisal of the Mortgaged Property, or a waiver thereof, and/or a point value estimate, as permitted by the applicable Agency Guides; (m) the original executed disclosure statement; (n) tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other related papers and records; (o) the original of any guarantee executed in connection with the Mortgage Note (if any); (p) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (q) all copies of powers of attorney or similar instruments, if applicable; (r) copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule, as applicable; and (s) all other documents relating to the Related Mortgage Loan.

“Other Taxes”: As defined in Section 12.3(a) of this Agreement.

“Parent Guarantor”: Radian Group Inc.

“Parent Guaranty Agreement”: That certain Guaranty Agreement, dated as of the date hereof, by Parent Guarantor in favor of Buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Participant Register”: As defined in Section 14.7 of this Agreement.

“Participation Agreement”: That certain Master Participation Agreement, dated as of the date hereof, by and between Radian Mortgage Capital LLC and Radian Liberty Funding LLC, as the initial participant, as amended, restated, supplemented or otherwise modified from time to time.

“Participation Certificate”: The certificates evidencing 100% of the Participation Interests.

Exhibit A-19

“Participation Interest”: With respect to any Related Mortgage Loan (including, with respect to any Servicing Released Loan, the Servicing Rights related to any such Related Mortgage Loan, or, with respect to any Related Mortgage Loan that is not a Servicing Released Loan, excluding the Servicing Rights related to any such Related Mortgage Loans) or any Purchased Item, the one hundred percent (100%) beneficial interest therein created under the Participation Agreement, but excluding, for the avoidance of doubt, legal title. For the avoidance of doubt, with respect to any Servicing Released Loan, the Participation Interest includes one hundred percent (100%) beneficial interest in the Servicing Rights with respect to any such Servicing Released Loan.

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001), as amended.

“PBGC”: The Pension Benefit Guaranty Corporation and any successor thereto.

“Person”: Includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Personal Use Loan”: A Mortgage Loan that is a cashout refinancing Investment Property Mortgage Loan which constitutes “consumer credit” within the meaning of 12 CFR 1026.2(a)(12) and such Mortgage Loan is not a Business Purpose Loan.

“Plan”: Any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) and that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), Seller, Guarantor, Parent Guarantor any Subsidiary thereof or any of their respective ERISA Affiliates.

“Pledge Instruments”: With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the assignment of the Mortgage Note and the Cooperative Pledge Agreement.

“Pool”: A pool of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back a Mortgage-Backed Security.

“Pooled Mortgage Loan”: Any Mortgage Loan that is part of a Pool of Mortgage Loans certified by the Custodian to an Agency that will be exchanged on the related Settlement Date for a Mortgage-Backed Security backed by such Pool in accordance with the terms of the applicable Agency Guide.

“Pooling Date”: With respect to Pooled Mortgage Loans, the date on which an Agency pool number is assigned to the related Pool.

“Portfolio Hedges”: (a) Transactions entered into pursuant to a Hedge Agreement, if any; (b) transactions entered into in the Futures Account, if any; and (c) such other transactions as Buyer and Guarantor may agree constitute Portfolio Hedges; provided, however, that the term “Portfolio Hedges” shall not include any of the foregoing to the extent such is subject to netting or set-off provisions.

“Potential Default”: The occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time, or both, could, in the sole discretion of Buyer, constitute an Event of Default.

Exhibit A-20

“Power of Attorney”: A power of attorney, substantially in the form attached hereto as Exhibit E.

“Price Differential”: For each Purchased Asset or Transaction as of any date of determination, an amount equal to the product of (a) (i) prior to the occurrence of an Event of Default, the sum of the Applicable Pricing Rate plus the applicable Type Margin, or (ii) following the occurrence and during the continuance of an Event of Default, the Default Rate, and (b) the Purchase Price for such Purchased Asset or Transaction. Price Differential will be calculated in accordance with Section 2.6

“Price Differential Date”: The tenth (10th) Business Day of each month (or such later date that is five (5) Business Days following Seller’s receipt of an invoice provided by Buyer pursuant to Section 2.6(b)).

“Principal Agreements”: This Agreement, the Transactions Terms Letter, the Guaranty and Security Agreement, the Parent Guaranty Agreement, the Participation Agreement, the Custodial Agreement, any Servicing Agreement together with the related Servicer Notice, the Joint Account Control Agreement (if any), the Joint Securities Account Control Agreement (if any), the Intercreditor Agreement (if any), the Escrow Agreement (if any), any other Guarantee(s) (if required by the Transactions Terms Letter), the Custodial Account Control Agreement, the Electronic Tracking Agreement, the Seller Limited Liability Company Agreement, each Power of Attorney, all Trade Assignments and related Purchase Commitments, any Transaction Request and all other documents and instruments evidencing the Transactions, as same may from time to time be supplemented, modified or amended, and any other agreement entered into between Buyer and Seller, Parent Guarantor or Guarantor in connection herewith or therewith.

“Privacy Requirements”: As defined in Section 14.17 of this Agreement.

“Proceeds”: The total amount receivable or received when a Mortgage Loan and the related Purchased Asset or other Purchased Item is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and all escrow withholds and escrow payments for Property Charges, as applicable.

“Property Charges”: All taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

“Proprietary Lease”: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Advice”: In connection with each wire transfer to be made to Buyer by or on behalf of Seller or a Takeout Investor, a written or electronic notification setting forth (a)(i) the loan number assigned by or on behalf of Seller or last name of the Mortgagor for each Mortgage Loan that is related to the Transaction in connection with which a payment is being made, or (ii) the CUSIP of any related Mortgage-Backed Security; (b) the amount of the wire transfer to be applied in the Transaction; and (c) the total amount of the wire.

“Purchase Commitment”: A trade ticket or other written commitment issued in favor of Guarantor by a Takeout Investor pursuant to which that Takeout Investor commits to purchase one or more Related Mortgage Loans or Mortgage-Backed Securities with respect to the Purchased Assets, and as to which the Takeout Price for such Related Mortgage Loans or Mortgage-Backed Securities with respect to the Purchased Assets is for an amount that is not less than the outstanding Repurchase Price for such Purchased Assets, together with the related correspondent, whole loan or forward purchase agreement by and between Guarantor and the Takeout Investor governing the terms and conditions of any such purchases, all in form and substance satisfactory to Buyer.

Exhibit A-21

“Purchase Date”: The date on which Buyer purchases a Purchased Asset from Seller. If the Purchase Price is paid by wire transfer, the Purchase Date shall be the date such funds are wired. If the Purchase Price is paid by a funding draft, the Purchase Date shall be the date that the draft is posted by the bank on which the draft is drawn.

“Purchase Price”: The price at which each Asset is transferred by Seller to Buyer which, except as otherwise may be set forth in the Transactions Terms Letter, shall be equal to the product of the applicable Type Purchase Price Percentage and the least of (a) the unpaid principal balance of such Asset, (b) the Market Value of such Asset, (c) the Takeout Price committed by the related Takeout Investor, if applicable, as evidenced by the related Purchase Commitment, or (d) the purchase price paid by Seller for such Asset in an arms-length transaction with a Person that is not an Affiliate of Seller. For Pooled Mortgage Loans, the Purchase Price shall be the Type Purchase Price Percentage multiplied by the Takeout Price. For the sake of clarity, the Purchase Price for each Mortgage-Backed Security subject to a Transaction pursuant to Section 3.7 shall be the same Purchase Price that was paid for the Related Mortgage Loans backing such Mortgage-Backed Security.

“Purchased Assets”: Purchased Mortgage Loans. The term “Purchased Assets” with respect to any Transaction at any time shall also include Mortgage-Backed Securities that replace the related Related Mortgage Loans pursuant to Section 3.7.

“Purchased Items”: All now existing and hereafter arising right, title and interest of Seller or Guarantor in, under and to the following:

(a)

all Purchased Mortgage Loans, now owned or hereafter acquired for which a Transaction has been entered into between Buyer and Seller hereunder and for which the Repurchase Price has not been received by Buyer, including all Mortgage Notes and Mortgages evidencing the Related Mortgage Loans and the related Mortgage Loan Documents, which, from time to time, are delivered, or caused to be delivered, to Buyer (including delivery to a custodian or other third party on behalf of Buyer) as additional security for the performance of Seller’s obligations hereunder;

(b)	subject to any Joint Securities Account Control Agreement, all Mortgage-Backed Securities issued in exchange for Related Mortgage Loans for which the Repurchase Price has not been received by Buyer;

(c)	subject to any Joint Account Control Agreement, all Income related to the Purchased Assets and all rights to receive such Income;

(d)	all amounts on deposit in the Custodial Account relating directly to the Related Mortgage Loans;

(e)

all rights of Seller or Guarantor under all related Purchase Commitments (including the right to receive the related Takeout Price), purchase agreements or other hedging arrangements, agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing, now existing and hereafter arising, covering any part of the Purchased Assets and/or Related Mortgage Loans, and all rights to receive documentation relating thereto, and all rights to deliver Related Mortgage Loans and related Mortgage-Backed Securities to permanent investors and other purchasers pursuant thereto and all Proceeds resulting from the disposition of such Purchased Assets;

(f)

all rights, powers and remedies, but not the obligations or liabilities, of Guarantor under the Portfolio Hedges (which shall be in form and substance acceptable to Buyer) and any rights to receive payments thereunder or any rights to, but not the obligations or liabilities with respect to, collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created;

Exhibit A-22

(g)

except to the extent subject to any Joint Securities Account Control Agreement and any Joint Account Control Agreement, all now existing and hereafter established accounts maintained with broker dealers by Guarantor for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Purchased Assets and/or Related Mortgage Loans;

(h)

all now existing and hereafter arising rights of Seller and Guarantor to service, administer and/or collect on the Purchased Assets or Related Mortgage Loans hereunder and any and all rights to the payment of monies on account thereof;

(i)	the Participation Interests in the Servicing Rights related to the Servicing Released Loans;

(j)

all Servicing Records, and all rights of Seller and Guarantor to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage Loan Files, including without limitation, the Other Mortgage Loan Documents;

(k)

except to the extent subject to any Joint Securities Account Control Agreement and any Joint Account Control Agreement, all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Purchased Assets;

(l)

all mortgage and other insurance and all commitments issued by Insurers, the FHA, the VA or the RD, as applicable, to insure or guaranty any Purchased Asset and/or Related Mortgage Loan, including, without limitation, all FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and RD Loan Guaranty Agreements relating to such Purchased Assets or Related Mortgage Loans and the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage; and all other documents or instruments delivered to Buyer in respect of the Purchased Assets and/or Related Mortgage Loans;

(m)

all documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data of Seller and Guarantor relating to Purchased Assets;

(n)

subject to any Joint Securities Account Control Agreement and any Joint Account Control Agreement, all rights, but not any obligations or liabilities, of Seller and Guarantor with respect to the Takeout Investors;

(o)

all property of Seller and Guarantor, in any form or capacity now or at any time hereafter in the possession or control of Buyer, including, without limitation, all deposit accounts and any funds at any time held therein, into which Proceeds of the Purchased Assets and/or Related Mortgage Loans are at any time deposited;

(p)	all Proceeds of the Purchased Assets and/or Related Mortgage Loans;

(q)	any funds of Seller and Guarantor at any time deposited or held in the Funding Deposit Account; and

(r)	the Participation Certificate.

Exhibit A-23

“Purchased Mortgage Loan”: An Asset that has been purchased by Buyer from Seller in connection with a Transaction and which has not been repurchased by Seller hereunder.

“QM Rule”: As applicable, (i) 12 C.F.R. Section 1026.43(e), (ii) in the case of a Mortgage Loan insured, guaranteed, or administered by the FHA, 24 C.F.R. § 203.19, or (iii) in the case of a Mortgage Loan insured, guaranteed, or administered by the VA, 38 C.F.R. § 36.4300, and for each section referenced herein, all applicable official staff commentary.

“Qualified Appraiser”: With respect to each Mortgage Loan, an appraiser duly appointed by the originator of the Mortgage Loan who (i) complies with the requirements of FIRREA, (ii) does not have any direct or indirect interest in the Mortgaged Property or the transaction, and (iii) complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac.

“Qualified Mortgage”: A Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent Guarantor or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (but excluding total return swaps and credit default swaps with respect to mortgage assets in the ordinary course of business).

“RD”: The United States Department of Agriculture Rural Development and any successor thereto.

“RD Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor.

“RD Regulations”: The regulations promulgated by the RD under the Consolidated Farm and Rural Development Act of 1977; and other RD issuances relating to rural housing loans codified in the Code of Federal Regulations.

“Rebuttable Presumption Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Recognition Agreement”: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

“Reference Time: With respect to any determination of the Applicable Pricing Rate means the time determined by Buyer in accordance with the Applicable Pricing Rate Replacement Conforming Changes.

“Register”: As defined in Section 14.5 of this Agreement.

Exhibit A-24

“Regulated Insurance Company”: Any Subsidiary, whether now owned or hereafter acquired or established, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

“Related Credit Enhancement”: As defined in Section 6.1 of this Agreement.

“Related Mortgage Loan”: With respect to any Purchased Mortgage Loan, the Mortgage Loan with respect to, and/or related to, such Purchased Mortgage Loan.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event”: An event described in Section 4043(b) of ERISA with respect to a Plan as to which the thirty (30) days’ notice requirement has not been waived by the PBGC.

“Repurchase Acceleration Event”: Any of the conditions or events set forth in Section 4.2 of this Agreement.

“Repurchase Date”: The date on which Seller is to repurchase a Purchased Asset subject to a Transaction from Buyer, which is either (a) the date specified in the related Transactions Terms Letter and/or Transaction Request or (b) the date identified to Buyer by Seller as the date that the related Purchased Asset is to be sold pursuant to a Purchase Commitment. The Repurchase Date for each Purchased Asset shall in no event occur later than one (1) year after the Purchase Date of such Purchased Asset.

“Repurchase Mortgage Loans”: Any mortgage loan that a Guarantor has been required to repurchase from an Agency, any Takeout Investor or any Person related in any way to a securitization, due to breaches of representations or warranties.

“Repurchase Price”: The price at which a Purchased Asset is to be transferred from Buyer or its designee to Seller or Takeout Investor, as applicable, upon termination of a Transaction, which shall equal (1) the sum of (a) the Purchase Price, (b) any applicable fees and indemnities owed by Seller in connection with the Purchased Asset and (c) the Price Differential due on such Purchase Price pursuant to Section 2.6 as of the date of such determination, subtracted by any payment of Margin Deficit, less (2) any principal paid in respect of such Purchased Asset.

“Repurchase Transaction”: As defined in Section 6.5 of this Agreement.

“Resolved Asset”: Any Purchased Asset which is repaid in full, sold, repurchased, liquidated, charged-off, or otherwise disposed of.

“Responsible Officer”: With respect to any Person, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary, assistant secretary or associate of such Person or any other officer or employee of such Person having substantially the same authority and responsibility, and any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Safe Harbor Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

Exhibit A-25

“SAP”: With respect to any Regulated Insurance Company, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Regulated Insurance Company for the preparation of annual statements and other financial reports by insurance companies of the same type as such Regulated Insurance Company that are applicable to the circumstances as of the date of filing of such statement or report.

“SEC”: The U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Home Mortgage Loan”: A Mortgage Loan for which the related Mortgaged Property is not the primary residence of the related Mortgagor.

“Securities Intermediary”: The securities intermediary as set forth in the Joint Securities Account Control Agreement, or any successor thereto under the Joint Securities Account Control Agreement.

“Seller Entity”: As defined in Section 11.10 of this Agreement.

“Seller Guide”: As of any date, the then-current version of the written Radian Mortgage Capital Seller Guide located on the Guarantor’s website (including, without limitation, any other bulletins, amendments or modification made thereto) which dictates the requirements, processes, and documentation necessary for an Approved Seller/Originator to sell Mortgage Loans to Guarantor through the Guarantor’s website or otherwise. Any changes to the Seller Guide may be made by Buyer at any time by posting such changes on the Guarantor’s website and/or by email to the Seller or Guarantor.

“Seller Limited Liability Company Agreement”: The Limited Liability Company Agreement of Radian Liberty Funding LLC entered into by Radian Mortgage Capital LLC, as the sole equity member, as the same shall be modified and supplemented and in effect from time to time.

“Service Relief Act”: The Servicemembers Civil Relief Act of 2003, as amended.

“Servicer”: (i) Guarantor or (ii) such other entity responsible for servicing of the Related Mortgage Loans and that has been approved by Buyer in writing, or, in each case, any successor or permitted assigns thereof.

“Servicer Notice”: The notice acknowledged by a Servicer which is substantially in the form of Exhibit G hereto.

“Servicer Termination Event”:

(1) with respect to the Related Mortgage Loans that are not Servicing Released Loans, the occurrence of an event of default, default, termination event or any such other term of similar meaning and import under the related Servicing Agreement; or

(2) with respect to the Servicing Released Loans, any of the following conditions or events shall be a Servicer Termination Event:

(a)	a Servicer ceases to meet the qualifications for maintaining any of its Approvals, such Approvals are revoked or such Approvals are materially modified;

(b)	a Servicer becomes subject to any penalties and/or sanctions by any Agency, HUD, FHA, VA or RD;

Exhibit A-26

(c)	a Servicer fails to service the Related Mortgage Loans in accordance with applicable Agency Guides;

(d)

a Servicer fails to service the Eligible Assets subject to Transactions materially in accordance with the related Servicing Agreement in accordance with the related Servicing Agreement, the related Servicer Notice, or this Agreement, as applicable;

(e)

a Servicer fails to maintain all state and federal licenses necessary to do business in any jurisdiction where Mortgaged Property is located if such license is required, or to be in compliance with any licensing laws of any jurisdiction where the Mortgaged Property is located with respect to the Purchased Assets;

(f)

(i) a Servicer or any of its Subsidiaries or Affiliates, except in the case of Seller, any of its Subsidiaries or Parent, shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between Servicer or such other entity on the one hand, and Buyer or any of Buyer’s Affiliates on the other, subject to any applicable grace and/or cure periods; or (ii) Servicer or any of its Subsidiaries or Affiliates, except in the case of Seller, any of its Subsidiaries or Parent, shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility, any agreement for borrowed funds or any other material agreement entered into by Servicer or such other entity and any third party, subject to any applicable grace and/or cure periods;

(g)

an Insolvency Event shall have occurred with respect to Servicer or any of its Affiliates or Subsidiaries; or Servicer shall admit in writing its inability to, or intention not to, perform any of its obligations under this Agreement or any of the other Principal Agreements to which it is a party; or Buyer shall have determined in good faith that Servicer is unable to meet its financial commitments as they come due;

(h)	a Material Adverse Effect with respect to a Servicer shall occur;

(i)	a Servicer fails to maintain two out of three of the following prime servicer ratings:

(i)	a rating with Standard & Poor’s Financial Services LLC of Average,

(ii)	a rating with Moody’s of SQ4+, and

(iii)	a rating with Fitch Ratings, Inc. of RPS3-;

(j)

a Servicer fails to make any servicing advance required to be made under the related Servicing Agreement, the related Servicer Notice, or this Agreement, as applicable, with respect to the Purchased Assets;

(k)

Seller fails, or fails to cause any Servicer, to deposit all amounts required to be deposited into the Custodial Account by Seller with respect to the Related Mortgage Loans when due under this Agreement;

(l)

a Servicer fails to deposit all amounts required to be deposited into any account by such Servicer with respect to the Purchased Mortgage Loans when due under the related Servicing Agreement or the related Servicer Notice;

Exhibit A-27

(m)

termination of a substantial portion of existing servicing contracts or any material dispute, licensing issue, litigation, audit, revocation, sanctions, penalties, investigation, proceeding or suspension between a Servicer or subservicer and any governmental authority or any Agency as to which individually or in the aggregate, in Buyer’s sole and absolute discretion, is reasonably likely to have a Material Adverse Effect;

(n)	the occurrence of an Event of Default;

(o)	the occurrence of any conditions or events that permit a Servicer to be terminated under a Servicing Agreement or a Servicer initiates termination under a Servicing Agreement;

(p)

any representation, warranty or certification made or deemed made in a Servicing Agreement by a Seller or any certificate furnished by a Servicer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(q)

the failure of a Servicer to perform, comply with or observe any term, covenant or agreement applicable to a Servicer and related to its financial condition as contained in a Servicing Agreement and such occurrence or any default shall not have been remedied within the cure period provided therein.

“Servicing Agreement”: If the Related Mortgage Loans are serviced by any servicer that is not Guarantor, Buyer or an Affiliate of Buyer, in each case, the agreement with the third party servicer, in form and substance acceptable to Buyer.

“Servicing Records”: All servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of a Mortgage Loan.

“Servicing Released Loan”: A Related Mortgage Loan for which the related Servicing Rights are sold to Buyer hereunder on a servicing released basis and which is designated by Seller as a Servicing Released Loan in the related Asset Data Record.

“Servicing Rights”: The contractual, possessory or other rights of Guarantor, Servicer or any other Person, whether arising under a Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Mortgage Loan or to possess related Servicing Records.

“Settlement Date”: With respect to a Mortgage-Backed Security, the date on which the applicable Agency delivers such Mortgage-Backed Security to the Depository and it is registered as a book-entry security in the name of the Depository.

“Signature Laws”: The federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code.

“SOFR Floor”: As defined in the Transactions Terms Letter.

“SOFR Rate”: Compounded SOFR.

“S&P”: S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

Exhibit A-28

“Statutory Surplus”: As to any Regulated Insurance Company at any time, the aggregate amount of surplus as regards policyholders of such Regulated Insurance Company at such time (as determined in accordance with SAP), as set forth on page 3, line 37, column 1 of the most recent financial statements of such Regulated Insurance Company (or equivalent page, line or statement, to the extent that any thereof is modified or replaced) or equivalent form in the applicable jurisdiction in which such Regulated Insurance Company operates.

“Stock Certificate”: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

“Stock Power”: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

“Strict Compliance”: The compliance of Guarantor and Mortgage Loans that are intended to be Agency Eligible Mortgage Loans with the requirements of the applicable Agency Guide, as applicable and as amended by any agreements between Guarantor and the applicable Agency, sufficient to enable Guarantor to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Mortgage-Backed Security; provided, that until copies of any such agreements between Guarantor and the applicable Agency have been provided to Buyer by Guarantor and agreed to by Buyer, such agreements shall be deemed, as between Guarantor and Buyer, not to amend the requirements of the applicable Agency Guide.

“Subordinated Debt”: Debt of Seller, Parent Guarantor or Guarantor that has been subordinated to Buyer as provided in this Agreement.

“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Successor Servicer”: Any successor servicer of the Related Mortgage Loans appointed by Buyer as described in Section 6.2(b) of this Agreement.

“Takeout Investor”: Any Agency, Governmental Authority, Guarantor, Affiliate of Guarantor, or any other private institution purchasing such Related Mortgage Loans or Mortgage-Backed Securities on a forward basis from Guarantor or Buyer pursuant to a Purchase Commitment.

“Takeout Price”: The purchase price to be paid for a Related Mortgage Loan or related Mortgage-Backed Security by the related Takeout Investor pursuant to the related Purchase Commitment.

“Taxes”: As defined in Section 12.3(a) of this Agreement.

“TILA-RESPA Integrated Disclosure Rule”: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Total Adjusted Capital”: As of any date of determination, the sum of (i) Statutory Surplus plus (ii) the Contingency Reserve Amount.

Exhibit A-29

“Trade Assignment”: An assignment to Buyer of a forward trade between a Takeout Investor and Guarantor with respect to one or more Related Mortgage Loans or related Mortgage-Backed Security, in each case in substantially the form of Exhibit I, together with the related Purchase Commitment that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

“Transaction”: As set forth in the Recitals of this Agreement.

“Transaction Request”: A written request sent via email or via such other method as may be approved by Buyer, in its sole discretion, in the format approved by Buyer and containing the information set forth in Exhibit J or in such other form as may be approved by Buyer, in its sole discretion, from Seller to Buyer notifying Buyer that Seller wishes to enter into a Transaction hereunder.

“Transactions Terms Letter”: The document executed by Buyer, Guarantor and Seller, referencing this Agreement and setting forth certain specific terms, and any additional terms, with respect to this Agreement.

“Type”: A specific type of Purchased Asset, as set forth in the Transactions Terms Letter.

“Type Margin”: With respect to each Type of Purchased Asset, the corresponding annual rate of interest for such Type as set forth in the Transactions Terms Letter that shall be added to the Applicable Pricing Rate to determine the annual rate of interest for the related Purchase Price.

“Type Purchase Price Percentage”: With respect to each Type of Purchased Asset, the corresponding purchase price percentage for such Type, as set forth in the Transactions Terms Letter.

“Type Sublimit”: Any of the applicable Type Sublimits, as set forth in the Transactions Terms Letter.

“Unadjusted Applicable Pricing Rate Replacement”: The Applicable Pricing Rate Replacement excluding the Applicable Pricing Rate Adjustment.

“Uncommitted Amount”: As of any date of determination, the amount of the Aggregate Transaction Limit in excess of the Committed Amount that is uncommitted as of such date of determination, as set forth in the Transactions Terms Letter, or such other greater amount as may be determined by Buyer in its sole discretion.

“Underwriting Guidelines”: Guarantor’s underwriting guidelines, including Radian approved loan originator guidelines, with respect to Mortgage Loans, which shall have been accepted and approved by Buyer in its sole and absolute discretion, as may be updated from time to time by Guarantor or such other loan originator; provided, that, Guarantor shall provide notice to Buyer immediately upon any updates to Guarantor’s underwriting guidelines or such other loan originator’s guidelines, and Buyer shall have the right to approve (or not approve) any such material updates to all such underwriting guidelines, such materiality to be determined by Buyer in its sole and absolute discretion.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VA”: The Department of Veterans Affairs and any successor thereto.

“VA Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.

Exhibit A-30

“VA Regulations”: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to Government Mortgage Loans, including related handbooks, circulars and notices.

“Wholly-Owned Subsidiary”: (i) Any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

Exhibit A-31

EXHIBIT B

FORM OF REAFFIRMATION

Reaffirmation

Dated as of May 31, 2024

The undersigned hereby acknowledges receipt of a copy of (i) that certain Amendment No. 4 to Master Repurchase Agreement, dated as of even date herewith (the “MRA Amendment”), to that certain Master Repurchase Agreement, dated as of July 15, 2022 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of July 13, 2023, as amended by that certain Amendment No. 2 to Master Repurchase Agreement, as amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of October 27, 2023 as further amended by the MRA Amendment, and as may be further amended, restated, supplemented or modified from time to time, the “Amended Master Repurchase Agreement”) by and among Goldman Sachs Bank USA (“Buyer”), Radian Liberty Funding LLC (“Seller”) and Radian Mortgage Capital LLC (“Guarantor”) and (ii) that certain Amendment No. 3 to Transaction Terms Letter, dated as of even date herewith (the “TTL Amendment”), to that certain Transaction Terms Letter, dated as of July 15, 2022 (as amended by that certain Amendment No. 1 to Transactions Terms Letter, dated as of July 13, 2023, as amended by that certain Amendment No. 2 to Transactions Terms Letter, dated as of September 14, 2023, as further amended by the TTL Amendment, and as may be further amended, restated, supplemented or modified from time to time, the “Amended Transaction Terms Letter”) by and among Buyer, Seller and Guarantor.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Master Repurchase Agreement.

Without in any way establishing a course of dealing by Buyer, the undersigned reaffirms the terms and conditions of that certain Guaranty and Security Agreement, dated as of July 15, 2022 (as amended, restated, supplemented or modified from time to time, the “Guaranty and Security Agreement”), by Guarantor in favor of Buyer, and acknowledges and agrees that the Guaranty and Security Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Without limiting the foregoing, the undersigned hereby (i) agrees that the Amended Master Repurchase Agreement, Amended Transaction Terms Letter and other transactions contemplated thereby shall not limit or diminish the obligations of Guarantor arising under or pursuant to the Guaranty and Security Agreement and (ii) reaffirms its obligations under the Guaranty and Security Agreement.

Each representation and warranty by Guarantor in the Guaranty and Security Agreement is true and correct in all respects, as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date).

THIS REAFFIRMATION AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

This Reaffirmation may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Reaffirmation or in any other certificate, agreement or document related to this Reaffirmation shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Reaffirmation may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Reaffirmation using an electronic signature, it is signing, adopting, and accepting this Reaffirmation and that signing this Reaffirmation using an electronic signature is the legal equivalent of having placed its handwritten signature on this Reaffirmation on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Reaffirmation in a usable format.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Reaffirmation has been duly executed and delivered on the date first above written.

GUARANTOR:

RADIAN MORTGAGE CAPITAL LLC

By:
Name:
Title:

Exhibit C-1

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

I, ___________________________, do hereby certify that I am the duly elected authorized [Chief Financial Officer][Treasurer][Controller] of Radian Group Inc. (“Parent Guarantor”). This certificate is delivered in connection with Section 9.1(c) of the Master Repurchase Agreement, dated as of July 15, 2022 among Radian Liberty Funding LLC (“Seller”), Radian Mortgage Capital LLC (“Guarantor”) and Goldman Sachs Bank USA (“Buyer”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). I do hereby certify that, as of the date of the financial statements attached hereto and as of month end for [MONTH/YEAR], Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify, in my capacity as an officer of Parent Guarantor and not in an individual capacity, that as of month end for [MONTH/YEAR]:

(a)	[Total Adjusted Capital. Parent Guarantor’s Total Adjusted Capital, as of month end for [MONTH/YEAR] was equal to or greater than $[AMOUNT SET FORTH IN EXHIBIT A TO THE PARENT GUARANTY].

This	calculation is set forth as Item I in Schedule 1 attached hereto.

(b)

Consolidated Net Worth. The Consolidated Net Worth of Parent Guarantor on a consolidated basis as of month end for [MONTH/YEAR], is not less than $[AMOUNT SET FORTH IN EXHIBIT A TO THE PARENT GUARANTY].

This	calculation is set forth as Item II in Schedule 1 attached hereto.

(c)	Debt-to-Total Capitalization Ratio. As of month end for [MONTH/YEAR], Parent Guarantor’s Debt-to-Total Capitalization Ratio does not exceed $[RATIO SET FORTH IN EXHIBIT A TO THE PARENT GUARANTY].]

This	calculation is set forth as Item III in Schedule 1 attached hereto.

(d)

Financing Facilities and Debt. Each of Seller, Parent Guarantor and Guarantor has not entered into any mortgage financing facilities, including, without limitation, any warehouse, repurchase, purchase or off-balance sheet facilities. All Debt (other than the Debt evidenced by the Agreement) of Seller, Parent Guarantor and Guarantor existing as of month end for [MONTH/YEAR] is listed on Schedule 2 hereto.

(e)

Financial Statements. The financial statements attached hereto fairly and accurately present the consolidated financial condition, results of operations and cash flows of Parent Guarantor (and its Subsidiaries, on a consolidated basis), in accordance with GAAP, consistently applied, as of month end for [MONTH/YEAR] (subject to normal year-end adjustments).

(f)

Litigation. As of month end for [MONTH/YEAR], the aggregate amounts accrued in accordance with GAAP with respect to actions, suits or proceedings, and actions, suits or proceedings threatened against Seller, Parent Guarantor or Guarantor, with respect to which there is a reasonable likelihood of an adverse determination is less than $250,000 with respect to Seller, $5,000,000 with respect to Guarantor or $75,000,000 with respect to Parent Guarantor.

(g)

Documentation. Each of Seller, Parent Guarantor and Guarantor has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Exhibit C-2

(h)

Compliance. Each of Seller, Parent Guarantor and Guarantor has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Principal Agreements to be observed, performed and satisfied by it.

(i)

Regulatory Action. There are no actions, claims, suits, investigations or proceedings pending, or to the knowledge of Seller, Parent Guarantor or Guarantor, threatened, or affecting Seller, Parent Guarantor or Guarantor or any of their respective Subsidiaries or Affiliates or any of the property thereof in any court or before or by any arbitrator, government commission, board, bureau or other administrative agency that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor or any of their respective Affiliates.

(j)

No Event of Default or Other Matters. No Event of Default, Event of Early Termination, Potential Default, Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor or Cease Funding Event has occurred or is continuing.

(k)	Loan Purchases. Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans purchased by Guarantor during the calendar month listed on Schedule 4.

(l)	Hedging. Guarantor’s hedging policy as of the Effective Date has remained unchanged, other than as attached hereto as Schedule 5.

(m)

Repurchases and Indemnification/Make-Whole. Attached hereto as Schedule 6 is a true and correct summary, including but not limited to the applicable loan numbers and a flag indicating the applicability of each category set forth in clauses (a) or (b), of the (a) pending repurchase demands and indemnification/Make-Whole, (b) satisfied repurchase demands and indemnification/Make-Whole, and (c) total repurchase demands and indemnification/Make-Whole. For purposes of clarity, such Schedule 6 shall include the loan number for each loan included in such summary, as well as the classification of each such loan in each category set forth in clauses (a) or (b) above (i.e., pending repurchase demands and indemnification/Make-Whole or satisfied repurchase demands and indemnification/Make-Whole).

(n)	[Reserved.]

(o)

Most Favored Status. Except as set forth on a schedule attached hereto, Parent Guarantor, Guarantor, Seller, or any Subsidiary or Affiliate thereof has not entered into a repurchase agreement the collateral for which is substantially similar to the Purchased Assets and/or Related Mortgage Loans with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to buyer, lender or other party with respect to such repurchase agreement with respect to any financial covenants described in Section 9.14 or any substantially similar covenant.

IN WITNESS WHEREOF, I have set my hand this _____ day of ___________, 20__.

Exhibit C-3

Radian Mortgage Capital LLC

By:
Name:
Title:

Exhibit C-4

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the calendar month ended [DATE]

I.	Total Adjusted Capital

II.	Consolidated Net Worth

III.	Debt-to-Total Capitalization Ratio

Exhibit C-5

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

DEBT AS OF ____________________________

LENDER	TOTAL FACILITY SIZE	OUTSTANDING DEBT	EXPIRATION DATE

Exhibit C-6

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

FINANCING FACILITIES

Exhibit C-7

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN PURCHASES

TOTAL LOAN PRODUCTION FOR THE MONTH ENDED

[__] [__], 20[__]

	$ Volume	# Loans	% of $
Conventional
Jumbo
Government
HELOC
Alt A
Non-Agency
Broker
Bank Statement

Total

Purchase
Refinance

Total

Fixed
ARM

Total

Retail Purchases
Wholesale Purchases
Consumer Direct Purchases
Correspondent Purchases

Total

First Lien Mortgage
Second Lien Mortgage

Total

Credit Score Range
<= 639 640 - 659 660 - 699 700 - 719 720 - 739 740 - 759 760 - 779
>= 780

Total	$—	—	0%

Exhibit C-8

TOTAL LOAN PRODUCTION YTD

[__] [__], 20[__]

	$ Volume	# Loans	% of $
Conventional
Jumbos
Government
HELOC
Alt A
Non-Agency
Broker

Total

Purchases
Refinances

Total

Fixed
ARM
Balloon

Total

Retail Purchases
Wholesale Purchases
Consumer Direct Purchases
Correspondent Purchases

Total

First Lien Mortgage
Second Lien Mortgage

Total

Credit Score Range
<= 639 640 - 659 660 - 699 700 - 719 720 - 739 740 - 759 760 - 779
>= 780

Total

Exhibit C-9

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE

HEDGING POLICY

Exhibit C-10

SCHEDULE 6 TO OFFICER’S COMPLIANCE CERTIFICATE

REPURCHASES AND INDEMNIFICATION

As of [__][__], 20[__]

YTD Satisfied Repurchase Claims
Investor Name	Loan Count	Original Loan Amount ($)	Cumulative Repurchase Price ($)
Bond

Total	—	—	—

Pending Outstanding Repurchase Exposure
Investor Name	Loan Count	Original Loan Amount ($)	Estimated Repurchase Price ($)
Total	—	—	—

Satisfied/Agreed Make Whole Summary (YTD 20[__])
Investor Name	Loan Count	Original Loan Amount ($)	Make Whole Amount ($)
Total	—	—	—

Exhibit C-11

EXHIBIT D

[RESERVED]

Exhibit D-1

EXHIBIT E

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Goldman Sachs Bank USA (“Buyer”), Radian Liberty Funding LLC (“Seller”) and Radian Mortgage Capital LLC (“Guarantor”) have entered into the Master Repurchase Agreement, dated as of July 15, 2022 (the “Agreement”), pursuant to which Buyer has agreed to purchase from Seller certain mortgage loans from time to time, subject to the terms and conditions set forth therein; and

WHEREAS, each of Seller and Guarantor has agreed to give to Buyer a power of attorney on the terms and conditions contained herein in order for Buyer to take any action set forth below that Buyer may deem necessary or advisable to accomplish the purposes of the Agreement.

NOW, THEREFORE, each of Seller and Guarantor hereby irrevocably constitutes and appoints Buyer as its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform any of the following actions in connection with assets purchased by Buyer from Seller under the Agreement (the “Purchased Assets”) or as otherwise provided below:

(1)	to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the Purchased Assets;

(2)	to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Purchased Assets;

(3)

to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Purchased Assets, including, without limitation, unendorsing and re-endorsing a promissory note to another investor;

(4)	to complete and execute lost note affidavits or other lost document affidavits relating to the Purchased Assets;

(5)	to issue title requests and instructions relating to the Purchased Assets; and

(6)	to give notice to any individual or entity of its interest in the Purchased Assets under the Agreement.

Each of Seller and Guarantor hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

Exhibit E-1

Radian Mortgage Capital LLC

By:

Name:

Title:

WITNESS my hand this ____ day of _____________, 20___.

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this ___ day of ______, by ____________________

Notary Public

My Commission Expires:

Notary Seal:

Radian Liberty Funding LLC

By:

Name:

Title:

WITNESS my hand this ____ day of _____________, 20___.

STATE OF

County of

This instrument was acknowledged, subscribed and sworn to before me this _____ day of _____, by _____________________

Notary Public

My Commission Expires:

Notary Seal:

Exhibit E-2

EXHIBIT F

WIRING INSTRUCTIONS

Buyer’s Wire Instructions:

Bank Name: CITIBANK N.A,

ABA # 021-000-089,

Acct Name: Goldman Sachs Bank USA

Account #30627664

ATTN: Warehouse Lending

These wiring instructions may not be changed except by an authorized representative of Buyer.

Exhibit F-1

EXHIBIT G

FORM OF SERVICER NOTICE

[_______], 20__

[_______________], as Servicer

[ADDRESS]

Attention: __________________

Re:	Master Repurchase Agreement dated as of July 15, 2022 (the “Agreement”) among Radian Mortgage Capital LLC (“Guarantor”), Radian Liberty Funding LLC (“Seller”) and Goldman Sachs Bank USA (“Buyer”)

Ladies and Gentlemen:

[_______________________] (“Servicer”) is servicing certain mortgage loans for Guarantor pursuant to that certain Servicing Agreement dated as of [_______] (the “Servicing Agreement”) between Servicer and Guarantor. Pursuant to the Agreement between Buyer, Guarantor and Seller, Servicer is hereby notified that Seller may from time to time sell to Buyer a one hundred percent (100%) beneficial interest (the “Participation Interests”) certain mortgage loans which are then currently being serviced by Servicer pursuant to the terms of the Servicing Agreement (such mortgage loans that are serviced by Servicer, the “Mortgage Loans”).

Section 1. Direction Notice.

(a)

Upon receipt of notice from Buyer (a “Direction Notice”) in which Buyer shall identify the Mortgage Loans, Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Further, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans as reasonably requested by Buyer.

(b)

Notwithstanding any contrary information which may be delivered to the Servicer by Guarantor or Seller, Servicer may conclusively rely on any information delivered by Buyer, and Guarantor and Seller, jointly and severally, shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2. No Modification of the Servicing Agreement. Without the prior written consent of Buyer exercised in Buyer’s sole discretion, Servicer shall not agree to (a) any modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3. Right of Termination. Upon receipt of a Direction Notice, Buyer shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof. Any fees due to the Servicer (a) in connection with any termination shall be paid by Guarantor and Seller, jointly and severally, and (b) incurred following receipt of a Direction Notice shall be paid by Buyer to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement. Guarantor, Seller and Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion, subject with respect to a servicer termination event under the Agreement (but not, for purposes of clarity, with respect to an event of default under the Agreement) Guarantor’s appointment right set forth in the first sentence of Section 6.2(m) of the Agreement.

Exhibit G-1

Section 4. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Buyer should be delivered to the following addresses:

Goldman Sachs Bank USA

2001 Ross Avenue, Suite 2800

Dallas, TX 75201

Attn: Rachel Harwood

Any notices to Servicer should be delivered to the following addresses:

[    ]

Any notices to Seller should be delivered to the following addresses:

Radian Liberty Funding LLC

c/o Radian Group Inc.

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Attention: Preston James, SVP, Mortgage Operations

With copies to:

Radian Group Inc.

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Attention: David Beaning, Assistant General Counsel

Section 5. Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

Exhibit G-2

Section 6. Entire Agreement; Severability. This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage Loans. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)

This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

(b)

All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c)

The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G-3

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GOLDMAN SACHS BANK USA, as Buyer

By:
Name:
Title:

RADIAN MORTGAGE CAPITAL LLC, as Guarantor

By:
Name:
Title:

RADIAN LIBERTY FUNDING LLC, as Seller

By:
Name:
Title:

[ ], as Servicer

By:
Name:
Title:

Exhibit G-4

EXHIBIT H

REPRESENTATIONS AND WARRANTIES

Representations and Warranties Concerning Purchased Assets. Seller represents and warrants to and covenants with Buyer that the following are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the date on which such Purchased Asset is repurchased by Seller. With respect to those representations and warranties which are made to Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty. References in the following representations and warranties to a “Mortgage Loan” refer to the Mortgage Loan in which the Seller has acquired a Participation Interest represented by the related Purchased Asset:

(a) Eligible Asset. The Mortgage Loan is an Eligible Mortgage Loan.

(b) Loans as Described. The information set forth in the Custodial Mortgage Loan Schedule (including information contained under each heading in the Custodial Mortgage Loan Schedule) annexed to the related Transaction Request and the information contained on each Asset Data Record delivered to the Buyer is complete, true and correct; and such Custodial Mortgage Loan Schedule contains at least all of the fields indicated in the Custodial Mortgage Loan Schedule definition set forth in this Agreement. In addition, the data on such Custodial Mortgage Loan Schedule correctly and accurately reflects the most current data (except for information specified to be as of the origination date of the Mortgage Loan) in the Guarantor’s records and the originator’s records, if the Guarantor is not the originator (including, without limitation, the Mortgage Loan File). With respect to each Mortgage Loan, any seller or builder concession in excess of the allowable limits established by Fannie Mae or Freddie Mac and the Underwriting Guidelines, in each case and applicable at the time of origination, has been subtracted from the appraised value of the Mortgaged Property for purposes of determining the LTV and CLTV. With respect to each Mortgage Loan and as of the Effective Date, the most recent FICO Score listed on the Custodial Mortgage Loan Schedule was no more than four (4) months old. As of the date of funding of the Mortgage Loan to the Mortgagor, no Appraisal or other property valuation listed on the Custodial Mortgage Loan Schedule was more than four (4) months old.

(c) Payments Current; No Prepayments. All payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment made on such Mortgage Loan has been dishonored and neither the Guarantor nor any other party has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor or a third-party with respect to amounts to be taken from escrow accounts and any shortfall thereof which may be remitted by Guarantor, directly or indirectly, for the payment of any amount required by the Mortgage Loan. No Mortgage Loan is a Delinquent Mortgage Loan nor has any Mortgage Loan been a Delinquent Mortgage Loan at any time since the origination of the Mortgage Loan. The first monthly payment shall be made, or shall have been made, with respect to the Mortgage Loan on its due date or within thirty (30) calendar days thereof, all in accordance with the terms of the related Mortgage Note. The Mortgage Loan was not prepaid in full prior to the Effective Date and the Guarantor has not received notification from a Mortgagor that a prepayment in full shall be made after the Effective Date. If the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced with respect to the Cooperative Loan.

(d) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges or other outstanding charges affecting the related Mortgaged Property, which previously became due and owing have been paid by the Mortgagor, or an escrow of funds has been established to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

Exhibit H-1

(e) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan) have not been impaired, waived, altered or modified in any respect. No instrument of waiver, alteration or modification has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the Insurer of any related private mortgage insurance policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan Documents delivered to the Custodian and the terms of which are reflected on the related Custodial Mortgage Loan Schedule; provided, that, none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected in the Asset Data Record. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian. The related Mortgage Note, Mortgage and each other related Mortgage Loan Document contain the entire agreement of the parties and all of the obligations of Guarantor under the related Mortgage Loan.

(f) No Defenses. The Mortgage Note and the Mortgage (and the Cooperative Pledge Agreement related to each Cooperative Loan) arose from a bona fide loan and are not subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, reformation, set-off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the mortgagee under Applicable Law.

(g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. Neither Seller nor any of its Affiliates has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(h) Validity of Mortgage Documents. The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, RD, Fannie Mae, Freddie Mac or the Takeout Investor, as applicable, given the type of Mortgage Loan. Each Mortgage Loan Document, the related Mortgage (in the case of a Cooperative Loan, the related Cooperative Pledge Agreement) and any other agreements executed in connection therewith are original and genuine, have been duly and properly executed and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in the proceeding at law or in equity. All parties to the Mortgage Loan Documents, Mortgage and any other agreements executed in connection therewith had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Loan Documents, Mortgage and any other agreements executed in connection therewith; and the Mortgage Loan Documents, Mortgage and any other agreements executed in connection therewith have been duly and properly executed and delivered by

Exhibit H-2

such parties. With respect to each Cooperative Loan, all parties to the Mortgage Loan Documents and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Loan Documents, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed and delivered by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Guarantor undertakes to convert the ownership of the collateral securing the related Cooperative Loan. To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(i) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place (i) on the part of the originator, the Seller, Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, the Mortgagor, or any other Person, including, without limitation, any servicer, any appraiser, builder, developer, escrow agent, broker or correspondent, closing or settlement agent, closing attorney, realtor, title company or any other party involved in the solicitation, origination, sale or servicing of the Mortgage Loan or in the determination of the value of the Mortgaged Property or the sale of the Mortgaged Property, or (ii) in the application for any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Buyer, or (iii) that would impair in any way the rights of the Buyer in the Mortgage Loan or Mortgaged Property or that violated Applicable Law. None of the originator, the Seller, the Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, has made any representations to the Mortgagor that are inconsistent with the Mortgage Loan Documents.

(j) Location and Type of Mortgaged Property. The Mortgaged Property is located in the United States in the state identified in the Custodial Mortgage Loan Schedule and consists of a fee simple interest in a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse or, in the case of a Mortgage Loan secured by Cooperative Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements and conform with the Underwriting Guidelines regarding such dwellings applicable at the time of origination of the related Mortgage Loan.

Except as otherwise permitted under the Underwriting Guidelines, none of the Mortgaged Properties are Manufactured Homes or mobile homes (regardless of whether such Manufactured Homes or mobile homes have been converted to real property, are permanently affixed to real property, or has had its title certificate cancelled or surrendered), condotels, agricultural properties, log homes, geodesic domes or other unique property types. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial or mixed-use purposes. No Mortgage Loan finances builder inventory.

(k) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (A) the leasehold must be assignable and/or transferable, (B) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage Loan File and such consent is in full force and effect) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (C) the terms of such lease do not (x) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or

Exhibit H-3

(y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (D) the original term of such lease is not less than fifteen (15) years; (E) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; (F) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice; (G) the mortgagee under the Mortgage Loan is given at least thirty (30) days’ notice of any default and an opportunity to cure any defaults under the such lease or to take over the Mortgagor’s rights under such lease; (H) such lease does not contain any default provisions that could give rise to forfeiture or termination of such lease except for the non-payment of the such lease’s rents; (I) such lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor; (J) such lease must be valid, in good standing, and in full force; (K) all rents required under such lease are current, and (L) such lease meets the Fannie Mae requirements, including Fannie Mae’s leasehold appraisal requirements and any applicable requirements set forth in the Underwriting Guidelines.

(l) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located, annexed or affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing; and the Mortgage and the related Mortgage Note do not contain any evidence of any security interest or other interest or right superior thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to:

(1)	the lien of the current real property taxes and assessments not yet due and payable;

(2)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions in the area where the Mortgaged Property is located generally and specifically referred to in the lender’s title insurance policy or attorney’s title opinion delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such Appraisal; and

(3)

other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(p) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates in the Guarantor a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan on the property described therein and the Guarantor has full right to sell and assign the same to the Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(q) With respect to any Cooperative Loan, the Cooperative Pledge Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Cooperative Pledge Agreement.

Exhibit H-4

(m) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(n) Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Custodial Mortgage Loan Schedule. With respect to each first lien Mortgage Loan, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac requirements and acceptable under the Underwriting Guidelines applicable at the time of origination of the Mortgage; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Guarantor shall not make future advances after the related Purchase Date.

(o) Ownership. Seller owns and has full right to sell the Asset to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any Person other than Guarantor, to sell each Asset pursuant to this Agreement and following the sale of each Asset, Buyer will own such Asset free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement. Seller has not previously pledged, sold or otherwise transferred such Asset to any Person.

(p) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state.

(q) LTV, Private Mortgage Insurance Policy. If the Custodial Mortgage Loan Schedule reflects that the Mortgage Loan is covered by a private mortgage insurance policy and/or the applicable Underwriting Guidelines require that such Mortgage Loan be covered by a private mortgage insurance policy, such Mortgage Loan is and will be insured as to payment defaults by a private mortgage insurance policy until terminated pursuant to the Homeowners Protection Act of 1998, 12 U.S.C. §4901, et seq and such policy was obtained in compliance with the requirements of the applicable Underwriting Guidelines. All provisions of such private mortgage insurance policy have been and are being complied with, such policy is valid, binding, enforceable and in full force and effect, all premiums due thereunder have been

Exhibit H-5

paid, the form and substance of such private mortgage insurance policy is in substantial conformance with primary mortgage insurance policies acceptable to Fannie Mae and Freddie Mac and acceptable under the Underwriting Guidelines at the time of origination and no action, inaction, or event has occurred and no state of facts exists that has, or will, result in the exclusion from, denial of, or defense to coverage of such private mortgage insurance policy. The insurer under such private mortgage insurance policy is an Insurer at the time of origination. Any Mortgage Loan subject to a Mortgagor-paid private mortgage insurance policy obligates the Mortgagor thereunder to maintain the and to pay all premiums and charges in connection therewith up to the time it may be discontinued according to Applicable Law. Any such premium is not payable from any portion of the interest rate with respect to such Mortgage Loan. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Buyer; provided, however, that a private mortgage insurance policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider’s price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such “insider’s price,” (iii) the principal balance of the Cooperative Loan at origination was not more than 100% of such “insider’s price.” The interest rate for the Mortgage Loan does not include any such insurance premium.

(r) Title Insurance. Except with respect to any (1) Mortgage Loan secured by a Mortgaged Property located in the State of Iowa and an attorney’s certificate and/or a certificate of title guaranty has been obtained and (2) Mortgage Loan secured by Cooperative Shares, a valid and enforceable title insurance policy has been issued or a commitment to issue such title insurance policy has been obtained for the Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title insurance policy insures that the Mortgage relating thereto is a valid first lien on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage and otherwise in compliance with the requirements of the applicable Takeout Investor. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender’s title insurance policy. The Guarantor, its successors and assigns, are the sole insureds of such lender’s title insurance policy, the assignment to the Buyer of the Guarantor’s interest in such lender’s title insurance policy does not require any consent of or notification to the Insurer which has not been obtained or made, such lender’s title insurance policy is valid and remains in full force and effect and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and none of the originator, the Seller, Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, any servicer or any other Person has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy. In connection with the issuance of such lender’s title insurance policy, no unlawful fee, commission, kickback or other compensation or value of any kind has been or will be provided, received, retained or realized by any originator, the Seller, Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, any servicer or any other Person (including, but not limited to any attorney, firm or other entity) or any of their affiliates or assigns.

(s) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note (monetary or otherwise) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Guarantor nor its predecessors have waived any default, breach, violation or event of acceleration. The Guarantor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default. No foreclosure action is currently being threatened or has begun with respect to the Mortgage Loan. With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage

Exhibit H-6

Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in future installments, which previously became due and owing) have been paid, and the Guarantor has the right under the terms of the Mortgage Note, Cooperative Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(t) No Mechanics’ Liens. There are no mechanics’ or materialmen’s or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(u) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, as of the date the related Mortgage Loan was originated and as of the Effective Date, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property, as of the date the related Mortgage Loan was originated and as of the Effective Date, is in violation of any applicable zoning law, building law, occupancy law, ordinance, regulation, standard, license or certificate and the Guarantor has not received any notice of noncompliance with any use or zoning law, building law, occupancy law, ordinance, regulation, standard, license or certificate with respect to the Mortgaged Property.

(v) Payment Terms. Except with respect to the interest only Mortgage Loans, if applicable, principal payments commenced no more than sixty-two (62) days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan and on the first calendar day of the month. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the Maturity Date set forth on the related Custodial Mortgage Loan Schedule. As to each adjustable rate Mortgage Loan on each applicable adjustment date, the interest rate will be adjusted to equal the sum of the Applicable Pricing Rate plus the applicable Type Margin, rounded up or down to the nearest or next highest multiple of 0.125% indicated by the Mortgage Note; provided that, the interest rate will not increase or decrease by more than the Periodic Interest Rate Cap on any adjustment date, and will in no event exceed the maximum interest rate or be lower than the minimum interest rate listed on the Custodial Mortgage Loan Schedule for such Mortgage Loan. As to each adjustable rate mortgage loan which is not an interest only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related interest rate. As to each adjustable rate Mortgage Loan, if the related interest rate changes on an adjustment date (or with respect to an Interest Only Mortgage Loan, on an adjustment date following the related interest-only period), the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. As to each fixed rate Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the remaining term of such Mortgage Note and to pay interest at the related interest rate. No Mortgage Loan contains terms or provisions which would result in negative amortization. All adjustable rate Mortgage Loans have been adjusted on the adjustment date in compliance with all Applicable Laws and with the terms of the Mortgage Note.

(w) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby (such as for the enforcement of the lien against the Mortgaged Property), including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure thereon, or trustee’s sale of, the Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to

Exhibit H-7

deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor or any other Person, or restriction on the Mortgagor or any other Person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (a) the ability of the Guarantor, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (b) the ability of the Guarantor, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to FHA, VA, RD, Freddie Mac or Fannie Mae. There is only one originally executed Mortgage Note, which is not stamped as a duplicate with respect to each Mortgage Loan. The Mortgage Note has been (or will be as of the related Purchase Date) endorsed by a duly authorized officer of the originator for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

(x) Certificate of Occupancy of the Mortgaged Property. As of the date of origination, the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) was lawfully occupied in accordance with the Mortgage and under Applicable Law and the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied as of the Effective Date. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate Governmental Authorities and none of the originator, the Seller, the Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, or any other Person has received any notice regarding any noncompliance with any use or occupancy law, ordinance, regulation, standard, licenses or certificates with respect to such Mortgage Property.

(y) Occupancy. With respect to each Mortgage Loan, the originator gave due consideration at the time of origination to factors, including, but not limited to, other real estate owned by Mortgagor, the commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the Mortgaged Property address, to evaluate whether the intended occupancy status of the Mortgaged Property as represented by the Mortgagor was reasonable.

(z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage, and unless otherwise indicated, at origination, such collateral does not serve as security for any other obligation.

(aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee or the trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(bb) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become a Delinquent Mortgage Loan, or adversely affect the value or marketability of the Mortgage Loan.

Exhibit H-8

(cc) Mortgage Recorded; Transfer of Mortgage Loans. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of the Guarantor or are in the process of being recorded. If applicable, with respect to each Mortgage that is not recorded in the name of MERS or its designee or is not otherwise required to be recorded pursuant to the terms of this Agreement, the Assignment, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan that is not a MOM Loan, the related Assignment to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN has been accurately provided to Buyer in the Mortgage Loan File. With respect to each MERS Mortgage Loan, the Guarantor has or will within the timeline required in this Agreement, designate Buyer as the Investor and no Person is listed as Interim Funder on the MERS System. If the Guarantor was not the originator of the Mortgage Loan and except for MERS Loans, any assignments of Mortgage showing complete chain of title from the originator to the Guarantor or a predecessor in interest by merger have been, or are in the process of being, duly and properly recorded.

(dd) Mortgaged Property Undamaged. The Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and such Mortgaged Property is in substantially the same condition it was in at the time the most recent appraised value was obtained.

(ee) Origination; Servicing and Collection Practices; Escrow Deposits. The origination practices used with respect to each Mortgage Loan have been in accordance with Applicable Law and the servicing and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Guarantor, its affiliates, or any third-party or any subservicer or servicing agent of any of the foregoing. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Guarantor and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. No escrow deposits or escrow payments or other charges or payments have been capitalized under the Mortgage Note.

(ff) No Condemnation. At origination of the Mortgage Loan there was, and as of the Effective Date, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(gg) The Appraisal.

(i) Each Fannie Mae PIW Loan received an appraisal waiver from Fannie Mae in accordance with the Fannie Mae Guide in effect at the time of the origination of such Mortgage Loan through Fannie Mae’s Property Inspection Waiver (PIW) program. The Guarantor does not have reason to believe that an Appraisal satisfying the requirements under subparagraph (iii) of this clause (gg) was warranted based on additional information the Guarantor has about the Mortgaged Property or other relevant factors contemplated under applicable Fannie Mae Guide.

(ii) Each Freddie Mac ACE Loan received an appraisal waiver from Freddie Mac in accordance with the Freddie Mac Guide in effect at the time of the origination of such Mortgage Loan through Freddie Mac’s Automated Collateral Evaluation (ACE) program. The Guarantor does not have reason to believe that an Appraisal satisfying the requirements under subparagraph (iii) of this clause (gg) was warranted based on additional information the Guarantor has about the Mortgaged Property or other relevant factors contemplated under applicable Freddie Mac Guide.

Exhibit H-9

(iii) Except with respect to any Fannie Mae PIW Loan and any Freddie Mac ACE Loan, the Mortgage Loan File contains an Appraisal of the related Mortgaged Property in conformity (in form and substance) with the Uniform Standards of Professional Appraisal Practice (“USPAP”) standards, satisfies current industry practices and complies with (i) Applicable Laws and (ii), with respect to any Mortgage Loan with an application date on or after December 10, 2010, the Interagency Appraisal and Evaluation Guidelines (75 Federal Register 77450). The Appraisal was made and signed, prior to the final approval of the Mortgage Loan application, by a Qualified Appraiser (1) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and (2) whose compensation or flow of business is not affected by the approval or disapproval of the Mortgage Loan.

(r) Any Person performing any property valuation (including the appraiser) had no ownership interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and received no benefit from, and such Person’s compensation or referral of further business or flow of business from the originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the Person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel.

(hh) Hazard and Flood Insurance. For each Mortgage Loan, the related Mortgaged Property (including all buildings and improvements thereon), is insured by an Insurer acceptable to Fannie Mae or Freddie Mac standards and in compliance with the Underwriting Guidelines, in each case, applicable at the time of origination of the related Mortgage Loan against loss by fire or perils and such hazards as are covered under a standard extended coverage endorsement and such other hazards required to be covered by Fannie Mae or Freddie Mac and required to be covered by the Underwriting Guidelines or are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the Underwriting Guidelines, in an amount which is not less than the greater of (1) the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer) and (2) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance under the insurance policy, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project in an amount which is not less than the greater of (1) the lesser of 100% of the insurable value of the condominium unit and the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer) and (2) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance under the insurance policy, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If required by the Flood Disaster Protection Act of 1973, as amended or if any portion of the Mortgaged Property (including any improvements thereon) is in an area identified in the Federal Register by the Federal Emergency Management Agency or by any other Governmental Authority as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac and conforms with the Underwriting Guidelines, in each case, applicable at the time of origination of the related Mortgage Loan. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer), (B) the full insurable

Exhibit H-10

value of the related Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies are issued by an Insurer acceptable to Fannie Mae or Freddie Mac and in compliance with the Underwriting Guidelines, in each case, applicable at the time of origination of the related Mortgage Loan and on the date of origination, contained a standard mortgagee clause naming the Guarantor and its successors and assigns as mortgagee and as loss payee and such clause is still in effect, and all premiums thereon have been paid. Each such insurance policy may not be reduced, terminated or canceled without thirty (30) days prior written notice to the mortgagee. No such notice has been received by any of the originator, the Seller, Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns. The Mortgage obligates the Mortgagor thereunder to maintain all such hazard insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the Insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. None of originator, the Seller, the Guarantor, any prior owner of such Mortgage Loan, or any their respective Affiliates or assigns, Mortgagor or any other Person has acted or failed to act so as to impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity, binding effect and enforceability of either, including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage, under any such insurance policies, regardless of the cause of such failure of coverage.

(ii) No Impairment of Insurance Coverage. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in (i) the exclusion from, denial of, or defense to coverage under any applicable insurance policy, including but not limited to hazard insurance policy, private mortgage insurance policy, title insurance policy, flood insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage or (ii) the impairment of the benefits of the endorsements or the validity and binding effect of such coverage. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loan including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer. In connection with the placement of any such insurance, without limitation, no commission, unlawful fee, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by the, originator, the Guarantor (or any designee of the Guarantor or any corporation in which the Guarantor or any officer, director, or employee who had a financial interest at the time of placement of such insurance) or any other Person, firm or entity.

(jj) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, Guarantor or any of their Affiliates, and neither the Seller nor the Guarantor nor any other their respective Affiliates has any knowledge of any relief requested by or allowed to the Mortgagor under the Service Relief Act or any similar state law or local laws.

(kk) Balloon Payments, Graduated Payments or Contingent Interests. No Mortgage Loan is a balloon Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ll) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan.

Exhibit H-11

(mm) Underwriting. Each Mortgage Loan that is not an Agency Eligible Mortgage Loan was underwritten in accordance with (1) the Underwriting Guidelines in effect at the time of origination of such Mortgage Loan and any underwriting overlays of the Buyer set forth in writing and delivered to the Seller in effect on the date of the related Transaction Request with respect to such Mortgage Loan, in each case, without regard to any underwriter discretion; the Mortgage Note, and the Mortgage and all other documents in the related Mortgage Loan File are on Fannie Mae or Freddie Mac uniform instruments or are on forms acceptable to Fannie Mae or Freddie Mac; and each Mortgage Loan complies with Fannie Mae’s anti-predatory lending eligibility for purchase requirements or (2) if not underwritten in conformance to such Underwriting Guidelines, has reasonable compensating factors which are documented in the Mortgage Loan File and are acceptable to the Buyer. The source of the down payment with respect to each Mortgage Loan has been fully verified by the originator in accordance with the Underwriting Guidelines.

With respect to each Fannie Mae Mortgage Loan, such Mortgage Loan was originated and underwritten in accordance with the Fannie Mae Guide in effect at the time such Mortgage Loan was originated and such Mortgage Loan complies with such guidelines and complies with any overlays set forth in writing by Buyer. With respect to each Freddie Mac Mortgage Loan, such Mortgage Loan was originated and underwritten in accordance with the Freddie Mac Guide in effect at the time such Mortgage Loan was originated and such Mortgage Loan complies with such guidelines and complies with any overlays set forth in writing by Buyer. The Mortgage Note, the Mortgage and all other documents in the Mortgage Loan File related to each Fannie Mae Mortgage Loan are on Fannie Mae uniform instruments or are on forms acceptable to Fannie Mae. The Mortgage Note, the Mortgage and all other documents in the Mortgage Loan File related to each Freddie Mac Mortgage Loan are on Freddie Mac uniform instruments or are on forms acceptable to Freddie Mac. Each Fannie Mortgage Loan is saleable to Fannie Mae and each Freddie Mac Mortgage Loan is saleable to Freddie Mac, in either case, on a non-recourse basis.

(nn) Buydown Mortgage Loans. The Mortgage Loan is not a buydown Mortgage Loan.

(oo) No Bankruptcy. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and following the date of origination of the Mortgage Loan and as of the Effective Date, the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings.

(pp) Delivery of Mortgage Loan Files. The Mortgage Loan Documents for the related Mortgage Loans have been or will be delivered to the Custodian in compliance with this Agreement and the Seller Guide. The Guarantor is in possession of a complete Mortgage Loan File (including all documents used in the qualification of the Mortgagor) for each Mortgage Loan (except for such documents the originals of which have been delivered to the Custodian) and all documents required to be included in the Mortgage Loan File shall be complete and executed as required and in compliance with Applicable Law. For each Mortgage Loan, all documents necessary to foreclose on the related Mortgaged Property are included in the related Mortgage Loan File delivered to Buyer or the Custodian. With respect to each Mortgage Loan for which a lost note affidavit (acceptable to the Buyer) has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Buyer will not be affected by the absence of the original Mortgage Note.

(qq) Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a three hundred sixty (360)-day year consisting of twelve (12) thirty (30)-day months. No Mortgage Loan provides for interest payable on a simple interest basis. No Mortgage Loan provides for an increase in the related interest rate upon the occurrence of a default under the terms of the related Mortgage Note.

Exhibit H-12

(rr) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976 and there exists no violation of any other local, state or federal environmental law, rule or regulation, including, without limitation, asbestos. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(ss) Texas Refinance Mortgage Loans; Texas Constitution. If the Mortgage Loan was originated in Texas and is a cash out refinance, it complies with Texas Constitution Section 50(a)(6). There are no open consumer complaints with respect to any Mortgage Loan regarding compliance with Texas Constitution Section 50(a)(6) as of the Effective Date or prior to the Effective Date.

(tt) Conversion to Fixed Interest Rate; Increase Interest Rate. No adjustable rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed rate of interest.

(uu) The Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac Guide and the related Underwriting Guidelines applicable at the time of origination of the related Mortgage Loan. In the event the Mortgagor is a trustee of a “living trust,” such trustee is a natural person and is an obligor under the Mortgage Note in his or her individual capacity. As of the time of origination, the Mortgagor was legally entitled to reside in the United States. Evidence of residency status for a the Mortgagor has been validated in accordance with the Underwriting Guidelines. The Mortgagor was not the subject of a bankruptcy proceeding that was dismissed or discharged in the seven (7) years (or such other time period required pursuant to the Underwriting Guidelines) prior to the origination of the Mortgage Loan. The Mortgagor has not previously owned a property with respect to which a foreclosure sale was completed or with respect to which title was conveyed to the originator or a deed in lieu of foreclosure was given, in each case for which the Mortgagor was the borrower or owner of record, in the seven (7) years (or such other time period required pursuant to the Underwriting Guidelines) prior to the origination of the related Mortgage Loan.

(vv) Due on Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by Applicable Law as of the date of such Mortgage, for the acceleration of the payment of the outstanding principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(ww) Tax Service Contracts; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is fully assignable to the Buyer and its assigns.

(xx) MOM Loans. With respect to each MOM Loan, the Guarantor has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS. Each MOM Loan have been properly registered in MERS and the beneficial interest transfer to the Buyer has been completed.

(yy) Qualified Mortgages for REMIC Purposes. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1).

Exhibit H-13

(zz) No Litigation Pending. There is no action, suit, proceeding or investigation pending, or to the Guarantor’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(aaa) Pledged Asset Loans. The Mortgage Loan is not a “pledged asset” mortgage loan.

(bbb) Adjustments. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.

(ccc) Cooperative Loans. With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a Person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

(ddd) Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located.

(eee) Cooperative Loan—Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.

(fff) Cooperative Loan—UCC Financing Statement. With respect to each Cooperative Loan, each original Financing Statement, Financing Statement Change or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same.

(ggg) Cooperative Loan—Foreclosure Action. With respect to each Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced.

(hhh) Cooperative Loan—Cooperative Pledge Agreement. With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the outstanding principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

Exhibit H-14

(iii) Compliance with Applicable Laws. All requirements of any Applicable Law have been complied with regardless of whether the originator or the Guarantor is exempted from applicable state or local law by virtue of federal preemption, the Mortgagor received all disclosure materials required by Applicable Law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by Applicable Laws. The delinquency-related remedies, such as late charges, accelerated payments and default interest rates, in each Mortgage Loan comply with Applicable Law, including any usury restrictions. The Guarantor shall maintain in its possession, available for the Buyer’s inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

(jjj) Prepayment Premiums. No Mortgage Loan contains a provision requiring any prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of such Mortgage Loan.

(kkk) Refinanced Mortgage Loans. No Mortgage Loan is refinanced from a subsidized mortgage loan that contained terms more favorable to the related Mortgagor.

(lll) No “Flipped” Loans. Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan provides a tangible, net economic benefit to the related Mortgagor if required by Applicable Law.

(mmm) Single Premium Credit Life Insurance. No Mortgagor was required to purchase any credit life, credit disability, credit unemployment, credit property, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, credit disability, credit unemployment, credit property, accident or health insurance policy in connection with the origination of the Mortgage Loan. None of the proceeds of the Mortgage Loan were used to purchase or finance single-premium credit insurance policies as part of the origination of, or as a condition to the closing, such Mortgage Loan.

(nnn) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Guarantor to the Buyer, the Guarantor has full right and authority and is not precluded by law or contract from furnishing such information to the Buyer and the Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.

(ooo) Credit Reporting. The guarantor for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(ppp) HOEPA and Similar Laws; Predatory Lending. No Mortgage Loan is a “high cost” loan regardless of whether the originator or the Guarantor is exempted from applicable state or local law by virtue of federal preemption, provided that, any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law. The Guarantor has implemented and conducted compliance procedures to determine if each Mortgage Loan is a “high cost” loan under the Applicable Laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law. No Mortgage Loan has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equals or exceeds the applicable thresholds as defined under HOEPA (as defined in 12 CFR 1026.32 (a)(1)(i) and (ii)). No Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan is a covered loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae. At the time of origination, no Mortgage Loan was subject to any federal, state or local law or regulation and has characteristics which would result in a percentage being listed for such Mortgage Loan under the Indicative Loss Severity Column as reflected in the then-current version of S&P’s Anti-Predatory Lending Law Update Table (included as Appendix E of the U.S. Residential Mortgage Input File Format, Glossary, And Appendices To The Glossary For LEVELS).

Exhibit H-15

(qqq) Higher Cost Credit Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator that was a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by the originator or an affiliate of the originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by the originator or any mortgage lending affiliate of the originator, the originator referred the Mortgagor’s application to such affiliate for underwriting consideration.

(rrr) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets (if applicable for the product type) and liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination, the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. The credit score used in applying the originator’s underwriting guidelines was the FICO Score, as defined herein.

(sss) Disclosure of Fees. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law.

(ttt) No Mandatory Arbitration Provisions. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

(uuu) No Breach or Default on Refinancings. No Mortgagor was encouraged or required by the Guarantor or any third-party, to breach any agreement or default on any mortgage loan in connection with the origination of a Mortgage Loan in order to refinance a previously-originated mortgage loan.

(vvv) No Short-Term Adjustable Rate Mortgage Loans. The Mortgage Loan is not a short-term adjustable rate subprime mortgage loan with an initial term of thirty-six (36) months or less as referenced in the Interagency Statement on Subprime Mortgage Lending, 72 FR 37569.

(www) Payments to Mortgage Brokers. No mortgagee has made or caused to be made any payment in the nature of an “overage” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor. With respect to any broker fees collected and paid on the Mortgage Loan in respect to the origination, all broker fees have been properly assessed to the Mortgagor, fully paid and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(xxx) Source of Borrower Payments. No portion of the Mortgage Loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or temporary buy-down funds or amounts paid, have been paid by any Person (other than the Mortgagor and any guarantor), including a Person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan.

Exhibit H-16

(yyy) Income/Assets Verification. With respect to each Mortgage Loan whose document type on the Custodial Mortgage Loan Schedule indicates documented income, employment, and/or assets, the originator verified the Mortgagor’s income, employment, and/or assets in accordance with the Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and/or assets. Except as otherwise required under applicable Underwriting Guidelines, such verification includes the transcripts received from the IRS pursuant to using IRS Forms 4506 or 4506-T. With respect to each Mortgage Loan, in order to test the reasonableness of the income, the originator used (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of W-2 forms and tax returns provided by Mortgagor, (iii) transcripts received from the IRS pursuant to using IRS Forms 4506 or 4506-T (to the extent specified in the Custodial Mortgage Loan Schedule) or (iv) where commercially reasonable, public and/or commercially available information (such as salary.com). The originator reviewed other attributes of the Mortgagor, which may include but are not limited to, assets, disposable income, reserves and credit history, Mortgagor’s ability to repay and reasonably determined that such attributes supported the income used to approve the Mortgage Loan, as required by 12 CFR 1026.43(c) of Regulation Z, or for Mortgage Loans not covered by Regulation Z, in accordance with any other state and federal laws, rules and regulations that would be used by a prudent underwriter of Mortgage Loans.

(zzz) Downpayment. The Mortgagor has made any downpayment required in connection with the Mortgage Loan, and has received no concession from the Guarantor, the Mortgaged Property seller, or any other third party, unless pursuant to the Underwriting Guidelines.

(s) Except with respect to any Agency Eligible Mortgage Loan, with respect to each Mortgage Loan whose purpose is listed on the Custodial Mortgage Loan Schedule as “purchase”, the Mortgagor and/or co-Mortgagor paid at least 5% (or such other amount required pursuant to the Underwriting Guidelines) of the purchase price with his/her own funds. With respect to any Agency Eligible Mortgage Loan, the downpayment paid by the Mortgagor and/or co-Mortgagor, if any, meets applicable Agency Guidelines.

(aaaa) Georgia Mortgage Loans. No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

(bbbb) Underwriting Compliance. Each Mortgage Loan was originated in all material respects in compliance with statutory, regulatory, and originator underwriting standards in effect at the time or origination. Each such Mortgage Loan was underwritten at the fully indexed rate, based upon the Mortgagor’s ability to repay the Mortgage Loan according to its terms, and relied on documented income and complies with all existing supervisory guidance governing the underwriting of residential mortgages applicable to the originator at the time of the Mortgage Loan’s origination. There is no action, suit or proceeding instituted by or against or threatened in writing against Seller or its Affiliates in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with, the Ability to Repay Rule or the QM Rule.

(cccc) Higher-Priced Mortgage Loans. No Mortgage Loan is a “higher-priced mortgage loan” under federal or state law unless it complies with the eligibility for purchase requirements of Fannie Mae and Freddie Mac.

Exhibit H-17

(dddd) Qualified Mortgage; Ability-to-Repay.

(i) prior to the origination of each Mortgage Loan (other than for any Business Purpose Loan), the originator made a reasonable and good faith determination that the related Mortgagor had a reasonable ability to repay the loan according to its terms, and that at a minimum, the originator underwrote the Mortgage Loan in accordance with the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and

(ii) each Qualified Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); and

(iii) the originator has retained documentation evidencing its compliance with the “ability-to-repay” standards as set forth in clause (i) above for all Mortgage Loans (other than any Business Purpose Loan) and “Qualified Mortgage” standards as set forth in the provisions described in clause (ii) above for all Qualified Mortgage Loans; and

(iv) each Qualified Mortgage Loan is accurately identified as a “Safe Harbor Qualified Mortgage Loan” or “Rebuttable Presumption Qualified Mortgage Loan” in the Custodial Mortgage Loan Schedule.

(eeee) TRID Compliance. Except with respect to any Business Purpose Loan, with respect to any Mortgage Loan for which the related loan application was taken by the originator on or after October 3, 2015, such Mortgage Loan was originated in compliance with the CFPB’s TILA-RESPA Integrated Disclosure Rule.

(ffff) Agency Eligible Mortgage Loans. Each Fannie Mae Mortgage Loan is an Eligible Fannie Mae Loan and each Freddie Mac Mortgage Loan is an Eligible Freddie Mac Loan. The “Due Date” with respect to each Agency Eligible Mortgage Loan is the first day of the month in which the Monthly Payment is due.

(gggg) Investment Property Mortgage Loans. Each Investment Property Mortgage Loan (i) satisfies all applicable criteria and documentation and disclosure requirements for an Investment Property Mortgage Loan as set forth in the applicable Underwriting Guidelines and all such documentation is complete, true and correct; (ii) is a Business Purpose Loan or a Personal Use Loan; and (iii) is not a Cooperative Loan.

(hhhh) OFAC Regulations. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations.

(iiii) Improvements and Applicable Laws. All Mortgaged Property improvements, including new construction, have been completed in material compliance with any Applicable Laws, regulations or building codes and standards, and the improvements comply with the laws, regulations, or building codes and standards. Any home or other improvement included within the Mortgaged Property was constructed in a workmanlike manner, and was accepted by the Mortgagor in good and habitable condition and working order, and conforms with all warranties, express or implied, representations, legal obligations, and local, state and federal requirements and codes concerning the condition, construction, and placement of the home or improvement.

Exhibit H-18

(jjjj) Secondary Market Mortgage Loan Offers. No Mortgage Loan either (i) has been previously offered by the Guarantor for sale in the secondary markets to prospective purchasers and rejected for purchase, after having conducted a review of the Mortgage Loan File, by such prospective purchasers, or (ii) has previously been repurchased by the Guarantor or any prior owner, except with respect to such Mortgage Loans for which the Guarantor has provided the Buyer the supporting documentation prior to the related Effective Date setting forth the reason(s) the Mortgage Loan was either previously rejected for purchase by prospective purchasers or repurchased by the Guarantor or any prior owner. In the event the Guarantor fails to deliver such documentation for the Mortgage Loan to the Buyer prior to the Effective Date, this shall be deemed to have a material and adverse effect on the value of the Mortgage Loan.

(kkkk) Electronic Signatures. With respect to any and all documents or records with respect to any Mortgage Loan delivered to Buyer which bear an Electronic Signature (subject to the terms and conditions as provided in this Agreement or the Seller Guide): (i) all Electronic Signatures comply with the standards and requirements of any applicable Signature Laws and any other Applicable Law; (ii) any system modifications will not render the electronically signed documents non-compliant with any Signature Laws or any other Applicable Law; and (iii) any and all documents bearing an Electronic Signature are: (1) fully enforceable and legally binding in accordance with their terms against the Mortgagor or other party identified thereon; (2) fully transferable or assignable by Buyer to any third party without the need for any additional documentation; (3) such document is fully enforceable by such third party to whom Buyer transfers or assigns such document or record; and (4) such document has been duly and properly executed and attested (if applicable or required) in full compliance with any and all Applicable Laws, including, but not limited to, any applicable Fannie Mae Guide and Freddie Mac Guide with respect to any Agency Eligible Mortgage Loan, and shall satisfy all industry-accepted standards for electronically signed documents.

(llll) Loan Officer Compensation. For each Mortgage Loan that has an application date on or after January 1, 2014, the originator confirmed that the loan complies with all applicable federal Loan originator Compensation Rule provisions, including, but not limited to, 12 CFR 1026.36 (d), (e) and (f).

(mmmm) Tax Identification. Tax identification for the Mortgagor has been certified as required by Applicable Law. The Guarantor has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers submitted to Buyer are correct.

(nnnn) Home Improvement Contractor Payments. No payments to a home improvement contractor from the proceeds of a Mortgage Loan have been made other than by an instrument payable to (i) the Mortgagor, (ii) the Mortgagor and the home improvement contractor or (ii) through an independent third-party escrow agent.

(oooo) Forbearance. With respect to each Mortgage Loan and as of the Effective Date or prior to the Effective Date, the Mortgagor has not inquired about a forbearance or requested a forbearance with respect to the Mortgage Loan from the Guarantor or its servicer. No Mortgage Loan is subject to a forbearance plan.

(pppp) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(qqqq) No Equity Participation. Except as specifically provided in this Agreement with respect to the Participation Interest specifically provided in this Agreement, no document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and neither Seller nor any of its Affiliates has financed and neither it nor its respective employees or owners owns, directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

Exhibit H-19

(rrrr) No Exception. No document deficiency exists with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan as determined by Buyer in its sole and absolute discretion.

(ssss) Pooled Mortgage Loans. Each Related Mortgage Loan that will be pooled to support a Mortgage-Backed Security is being serviced by a subservicer having all Approvals necessary to make such Related Mortgage Loan eligible to back the related Mortgage-Backed Security.

(tttt) Mortgage-Backed Securities. Each Mortgage-Backed Security subject to a Transaction, unless otherwise provided for in the Joint Securities Agreement, (i) is backed by Agency Eligible Mortgage Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (ii) is subject to a valid and binding Purchase Commitment that is enforceable in accordance with its terms, (iii) with respect to which, the applicable Agency Documents list Buyer as sole subscriber, (iv) has been validly issued, and is fully paid and non-assessable, and has been issued in compliance with all applicable laws, including, without limitation, the applicable Agency Guides, (v) is in book-entry form and held through the facilities of the applicable Depository, and (vi) is unencumbered (other than liens created in favor of Buyer pursuant to the Principal Agreements and liens created by or through Buyer). Unless otherwise provided for in any Joint Securities Agreement, any Joint Account Control Agreement and/or any Escrow Agreement, there are (1) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Mortgage-Backed Security, (2) no agreements on the part of Seller or its Affiliates to issue, sell or distribute the Mortgage-Backed Securities, and (3) no obligations on the part of Seller or its Affiliates (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Mortgage-Backed Securities.

(uuuu) Security Interest. Each of Seller and Guarantor acknowledges that with respect to each Transaction, Seller shall have sold the Purchased Assets and related Purchased Items and Seller and Guarantor shall have granted to Buyer a first priority security interest in such asset and Guarantor shall have granted to Buyer a first priority security interest in the Purchased Assets and other Purchased Items and the Related Mortgage Loans (including, with respect to any Servicing Released Loans, the Servicing Rights related thereto) in the event such Transaction is deemed a loan.

Exhibit H-20

EXHIBIT I

FORM OF TRADE ASSIGNMENT1

__________ (“Takeout Investor”)

(Address)

Attention:

Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated _________ __, ____, to purchase

[$______of __% ___ year,

(Check Box)

(a)	Ginnie Mae;

(b)	Fannie Mae; or

(c)	Freddie Mac

mortgage-backed pass-through securities (“Securities”) at a purchase price of $___________ from _________ on [insert Settlement Date].

Our intention is to assign $_____ of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date. This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to Goldman Sachs Bank USA (“Goldman”) as security for the obligations of Radian Mortgage Capital LLC, the “Guarantor” under that certain Master Repurchase Agreement dated as of July 15, 2022 (the “Agreement”) among Radian Liberty Funding LLC (“Seller”), Guarantor and Goldman, whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by Goldman you will accept Guarantor’s direction set forth herein to pay Goldman for such Securities, [(v) you will accept delivery of such Securities directly from Goldman, (vi) Goldman is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Guarantor from its obligation to deliver the Securities to you under the Commitment.] Payment will be made “delivery versus payment (DVP)” to Goldman in immediately available funds.

[1]	This Trade Assignment is only required to the extent such transaction is not subject to the Joint Securities Account Control Agreement.

Exhibit I-1

If you have any questions, please call _______________ at (___) ___-____ immediately or contact him by fax at (___) ___-____.

Very truly yours,

[_____________]

By:
Title:
Date:

Agreed to:

GOLDMAN SACHS BANK USA

By:

Title:

Date:

Notice of delivery and confirmation of receipt are the obligations of Goldman Sachs Bank USA. Prompt notification of incorrect information or rejection of the trade assignment should be made to [______].

Exhibit I-2

EXHIBIT J

FORM OF TRANSACTION REQUEST

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Telephone: 212 902-1000

Attention: Warehouse Asset Management

Email: gs-warehouselending@gs.com; gs-warehouseam@gs.com;

gs-asset-financing-desk@gs.com; gs-resinotes@gs.com

Ladies and Gentlemen:

Pursuant to Section 3.1(a) of that certain Master Repurchase Agreement dated as of July 15, 2022 (the “Agreement”) among Radian Liberty Funding LLC (“Seller”), Radian Mortgage Capital LLC (“Guarantor”) and Goldman Sachs Bank USA (“Buyer”), Seller hereby requests that Buyer enter into a Transaction with respect to the Assets set forth on Schedule 1 attached hereto (the “Subject Assets”) on [____] [__], 20[__] (“Purchase Date”). Capitalized terms used herein without definition have the meanings given in the Agreement.

As of the proposed Purchase Date, all conditions precedent to a Transaction as set forth in Section 7.1 and Section 7.2 of the Agreement have been satisfied.

As of the proposed Purchase Date, (i) the representations and warranties of Seller set forth in Article 8 of the Agreement shall be true and correct in all material respects as if made on and as of the date of this Transaction, (ii) after giving effect to the Transaction on the Purchase Date, the Guaranty and Security Agreement shall remain in full force and effect enforceable against the Guarantor, (iii) after giving effect to the Transaction on the Purchase Date, the Parent Guaranty Agreement shall remain in full force and effect enforceable against the Parent Guarantor and (iii) no Potential Default, Event of Early Termination, Event of Default, Material Adverse Effect with respect to Seller, Parent Guarantor or Guarantor or Cease Funding Event has occurred and is continuing.

[The Repurchase Date with respect to the Subject Assets shall be [_____] [__], 20[__].] The anticipated Aggregate Outstanding Purchase Price with respect to the Assets (excluding the Subject Assets) anticipated to become subject to a Transaction on the Purchase Date is $[___]. The total requested anticipated Aggregate Outstanding Purchase Price with respect to the Assets (including the Subject Assets) anticipated to become subject to a Transaction on the Purchase Date is $[___]. [With respect to each Subject Asset, (i) the Type Margin shall be the percentages set forth in the Transactions Terms Letter or as set forth on Schedule 2 attached hereto under the heading “Type Margin” and (ii) the Type Purchase Price Percentage shall be the percentages set forth in the Transactions Terms Letter or as set forth on Schedule 2 attached hereto under the heading “Type Purchase Price Percentage.”] [The following are Seller’s wiring instructions with respect to the Subject Assets:

Exhibit J-1

Bank:

ABA No.:

Account No.:

Account Name:

Reference: ]

GUARANTOR:

RADIAN MORTGAGE CAPITAL LLC

By:

Name:
Title:

SELLER:

RADIAN LIBERTY FUNDING LLC

By:

Name:
Title:

Exhibit J-2

SCHEDULE 1 TO TRANSACTION REQUEST

[[Attachment: Mortgage Loan Schedule (including the mortgage identification number with respect to each Mortgage Loan registered with MERS)/The Mortgage Loan Schedule (including the mortgage loan identification number with respect to each Mortgage Loan registered with MERS) is on file with Buyer and delivered by Seller via a mutually agreed upon secured transfer platform simultaneously or contemporaneously with the delivery of this Transaction Request]]

Exhibit J-3

SCHEDULE 2 TO TRANSACTION REQUEST

Type	Type Margin	Type Purchase Price Percentage
Type A: Agency Eligible Mortgage Loans (1st lien)	[__]%	[__]%

Type B: Jumbo Mortgage Loans (1st lien)	[__]%	[__]%

Type C: Type A and Type B Mortgage Loans that are Concentration Limit Exception Loans	[__]%	[__]%

Aging Event Asset –Type A and Type B Mortgage Loans that have been purchased by Buyer more than 90 calendar days but not greater than 180 calendar days prior to any date determination that have become subject to a Transaction on any date following the date that is six (6) months following the Effective Date.	[__]%	[__]%

Aging Event Asset –Type C Mortgage Loans that have been purchased by Buyer more than 90 calendar days but not greater than 180 calendar days prior to any date determination that have become subject to a Transaction on any date following the date that is six (6) months following the Effective Date.	[__]%	[__]%

Aging Event Asset – Type A and Type B Mortgage Loans that have been purchased by Buyer more than 180 calendar days but not greater than 360 calendar days prior to any date of determination.	[__]%	[__]%

Aging Event Asset – Type C Mortgage Loans that have been purchased by Buyer more than 180 calendar days but not greater than 360 calendar days prior to any date of determination.	[__]%	[__]%

Exhibit J-4

SCHEDULE 1

Filing Jurisdictions and Offices

Seller and Guarantor	Filing Office
Radian Liberty Funding LLC	Delaware
Radian Mortgage Capital LLC	Delaware

Schedule 1

SCHEDULE 2

Ownership Structure of the Parent Guarantor and its Subsidiaries

[Attached.]

Schedule 2

SCHEDULE 3

Debt of Parent Guarantor

(except as disclosed in Parent Guarantor’s Financial Statements described in Section 8.1(f))

None.

Schedule 3